              As filed with the Securities and Exchange Commission
                                on April 29, 2002

                           Registration No. 811-09347

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM N-1A

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [ ]

                                Amendment No. 13                       [X]
                             ----------------------

                         NATIONS MASTER INVESTMENT TRUST
               (Exact Name of Registrant as specified in Charter)
                                111 Center Street
                           Little Rock, Arkansas 72201
          (Address of Principal Executive Offices, including Zip Code)

                             ----------------------

       Registrant's Telephone Number, including Area Code: (800) 643-9691
                              Richard H. Blank, Jr.
                                c/o Stephens Inc.
                                111 Center Street
                           Little Rock, Arkansas 72201
                     (Name and Address of Agent for Service)
                                 With a copy to:
                             Robert M. Kurucza, Esq.
                             Marco E. Adelfio, Esq.
                             Morrison & Foerster LLP
                          2000 Pennsylvania Ave., N.W.
                             Washington, D.C. 20006

                                EXPLANATORY NOTE

          This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), in order to register Nations SmallCap Value Master Portfolio and Nations Strategic Growth Master Portfolio. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by the investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute and offer to sell, or solicitation of an offer to buy, any beneficial interests in the Registrant.

Nations Master Investment Trust
Part A

August 1, 2001 as supplemented January 1, 2002, January 15, 2002 and April 30, 2002.

Nations Intermediate Bond Master Portfolio
Nations Blue Chip Master Portfolio
Nations International Equity Master Portfolio
Nations International Value Master Portfolio
Nations Marsico Focused Equities Master Portfolio
Nations Marsico Growth & Income Master Portfolio
Nations Marsico 21st Century Master Portfolio
Nations Marsico International Opportunities Master Portfolio
Nations High Yield Bond Master Portfolio
Nations SmallCap Value Master Portfolio
Nations Strategic Growth Master Portfolio

Responses to Items 1 through 3 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Nations Master Investment Trust ("Trust") is registered as an open-end management investment company under the Company Act of 1940, as amended (the "1940 Act"). The Trust is currently comprised of thirteen separate series of Master Portfolios (each a "Master Portfolio" and collectively the "Master Portfolios") including: Nations Intermediate Bond Master Portfolio, Nations Blue Chip Master Portfolio, Nations International Equity Master Portfolio, Nations International Value Master Portfolio, Nations Marsico Focused Equities Master Portfolio, Nations Marsico Growth & Income Master Portfolio, Nations Marsico 21st Century Master Portfolio, Nations Marsico International Opportunities Master Portfolio, Nations High Yield Bond Master Portfolio, Nations SmallCap Value Master Portfolio and Nations Strategic Growth Master Portfolio. The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of beneficial interest ("Beneficial Interests") and to establish and designate such Beneficial Interests into one or more Master Portfolios.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
        RISKS.

Nations Intermediate Bond Master Portfolio: Nations Intermediate Bond master
------------------------------------------
Portfolio's investment objective is to seek to obtain interest income and capital appreciation.

This Master Portfolio is a diversified portfolio which normally invests at least 65% of its assets in intermediate and longer-term fixed income securities that are investment grade. The Master Portfolio can invest up to 35% of its assets in mortgage-backed securities, including collateralized mortgage obligations
(CMOs), that are backed by the U.S. government, its agencies or instrumentalities, or corporations.

The Master Portfolio can invest up to 10% of its assets in high yield debt securities.

The Master Portfolio may also engage in repurchase, reverse repurchase and forward purchase agreements. These investments will generally be short-term in nature and are primarily used to seek to enhance returns and manage liquidity. In addition, the Master Portfolio may use futures, interest rate swaps, total return swaps, options and other derivative instruments, to seek to enhance return, to hedge some of the risks of its investments in fixed income securities or as a substitute for a position in the underlying asset. The Master Portfolio may invest in private placements to seek to enhance its yield.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

Normally, the Master Portfolio's average dollar-weighted maturity will be between three and six years. Its duration generally will be the same as the Lehman Brothers Intermediate Government/Corporate Bond Index.

When selecting individual investments, the team:

..    looks at a fixed income security's potential to generate both income and price appreciation

..    allocates assets among U.S. corporate securities and mortgage-backed securities, based on how they are expected to perform under current market conditions, and on how they have performed in the past. The team may change the allocations when market conditions change

..    selects securities using structure analysis, which evaluates the characteristics of a security, including its call features, coupons, and expected timing of cash flows

..    tries to maintain a duration that is similar to the duration of the Master
     Portfolio's benchmark. This can help manage interest rate risk

..    tries to manage risk by diversifying the Master Portfolio's investments in securities of many different issuers

The team may sell a security when it believes the security is overvalued, there is a deterioration in the security's credit rating or in the issuer's financial situation, when other investments are more attractive, and for other reasons.

Nations Intermediate Bond Master Portfolio has the following risks:

..    Investment strategy risk - There is a risk that the value of the investments that the team chooses for the Master Portfolio will not rise as high as the team expects, or will fall.

..    Interest rate risk - The prices of fixed income securities will tend to fall when interest rates rise. In general, fixed income securities with longer terms tend to fall more in value when interest rates rise than fixed income securities with shorter terms.

..    Credit risk - The Master Portfolio could lose money if the issuer of a fixed income security is unable to pay interest or repay principal when it's due. Credit risk usually applies to most fixed income securities, but is generally not a factor for U.S. government obligations. Some of the securities in which the Master Portfolio invests are not rated investment grade and are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. These securities typically pay a premium-a high interest rate or yield-because of the increased risk of loss. These securities also can be subject to greater price volatility.

..    Derivatives risk - The use of derivatives presents risks different from, and possibly greater than, the risks associated with investing directly in traditional securities. Among the risks presented are market risk, credit risk, management risk and liquidity risk. The use of derivatives can lead to losses because of adverse movements in the price or value of the underlying asset, index or rate, which may be magnified by certain features of the derivatives. These risks are heightened when the management team uses derivatives to enhance the Master Portfolio's return or as a substitute for a position or security, rather than solely to hedge (or offset) the risk of a position or security held by the Master Portfolio. The success of management's derivatives strategies will depend on its ability to assess and predict the impact of market or economic developments on the underlying asset, index or rate and the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions. Liquidity risk exists when a security cannot be purchased or sold at the time desired, or cannot be purchased or sold without adversely affecting the price. The management team is not required to utilize derivatives to reduce risks.

..    Changing distribution levels - The level of monthly income distributions paid by the Master Portfolio depends on the amount of income paid by the securities the Master Portfolio holds. It is not guaranteed and will change. Changes in the value of the securities, however, generally should not affect the amount of income they pay.

..    Mortgage-related risk - The value of the Master Portfolio's mortgage-backed securities can fall if the owners of the underlying mortgages pay off their mortgages sooner than expected, which could happen when interest rates fall, or later than expected, which could happen when interest rates rise. If the underlying mortgages are paid off sooner than expected, the Master Portfolio may have to reinvest this money in mortgage-backed securities that have lower yields.

..    Investment in other Nations Funds - The Master Portfolio may pursue its high yield and foreign securities strategies by investing in High Yield Portfolio and International Bond Portfolio, respectively, rather than directly in high yield and foreign securities. High Yield Portfolio and International Bond Portfolio are registered investment companies in the Nations Fund Family whose interests are offered by private placements only. BA Advisors (defined below) and its affiliates are entitled to receive fees from High Yield Portfolio and International Bond Portfolio for providing services in addition to the fees which they are entitled to receive from the Master Portfolio for services provided directly. BA Advisors and its affiliates may waive fees which they are entitled to receive from either Portfolio.

Nations Blue Chip Master Portfolio: Nations Blue Chip Master Portfolio's
----------------------------------
investment objective is to seek long-term capital appreciation through investments in blue chip stocks.

This Master Portfolio is a diversified portfolio which invests at least 65% of its assets in blue chip stocks. These are stocks of well-established, nationally known companies that have a long record of profitability and a reputation for quality management, products and services.

The Master Portfolio normally holds 60 to 80 securities, which include common stocks, preferred stocks and convertible securities like warrants and rights.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The team identifies stocks using a disciplined analytical process. Starting with a universe of companies with market capitalizations of at least $1 billion, the team assesses the investment potential of these companies and their industries by evaluating:

..    the growth prospects of the company's industry

..    the company's relative competitive position in the industry

The team believes that this analysis identifies companies with favorable long-term growth potential, competitive advantages and sensible business strategies.

The team then uses quantitative analysis to decide when to invest, evaluating each company's earnings trends and stock valuations, among other things, to try to determine when it is reasonably valued.

In actively managing the portfolio, the team considers the characteristics of the S&P 500 as a general baseline. The index characteristics evaluated by the team include risk and sector diversification, as well as individual securities holdings.

The team may use various strategies, consistent with the Master Portfolio's investment objective, to try to reduce the amount of capital gains distributed to interestholders. For example, the team:

..    may limit the number of buy and sell transactions it makes

..    will try to sell shares that have the lowest tax burden on interestholders

..    may offset capital gains by selling securities to realize a capital loss

While the Master Portfolio tries to manage its capital gain distributions, it will not be able to completely avoid making taxable distributions. These strategies also may be affected by changes in tax laws and regulations, or by court decisions.

The team may sell a security when it believes that the profitability of the company's industry is beginning to decline, when there is a meaningful deterioration in the company's competitive position, when the company's management fails to execute its business strategy, when the team considers the security's price to be overvalued, or for other reasons.

Nations Blue Chip Master Portfolio has the following risks:

..    Investment strategy risk - The Master Portfolio uses quantitative analysis to select blue chip stocks that are believed to have the potential for long-term growth. There is a risk that the value of these investments will not rise as high as expected, or will fall.

..    Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

..    Convertible securities risk - The issuer of a convertible security may have the option to redeem it at a specified price. If a convertible security is redeemed, the Master Portfolio may accept the redemption, convert the convertible security to common stock, or sell the convertible security to a third party. Any of these transactions could affect the Master Portfolio's ability to meet it's objective.

..    Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

Nations International Equity Master Portfolio: Nations International Equity
---------------------------------------------
Master Portfolio's investment objective is to seek long-term capital growth by investing primarily in equity securities of non-United States companies in Europe, Australia, the Far East and other regions, including developing countries.

In seeking to achieve its objective, the Master Portfolio normally invests at least 65% of its assets in established companies located in at least three countries other than the United States. The investment managers select countries, including emerging market or developing countries, and companies they believe have the potential for growth.

The Master Portfolio primarily invests in equity securities which may include equity interests in foreign investment funds or trusts, convertible securities, real estate investment trust securities and depositary receipts. The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The Master Portfolio may invest in foreign currency exchange contracts to convert foreign currencies to and from the U.S. dollar, and to hedge against changes in foreign currency exchange rates.

The Master Portfolio is a "multi-manager" fund. It has three different investment managers. Each is responsible for managing approximately one-third of the Master Portfolio's assets. The managers all have different, but complementary, investment styles:

..    Marsico Capital (defined below) combines "top-down" analysis among sectors and regions around the world with a "bottom-up" analysis that focuses on investing in securities with earnings growth potential that may not be realized by other investors."

..    INVESCO (defined below) uses a "bottom-up" approach and favors well-established companies with above average financial strength and sustainable growth.

..    Putnam (defined below) is a "core manager," focusing on stable, long-term investments, rather than growth or value stocks. It combines "bottom-up" stock selection with "top-down" country allocation.

The multi-manager strategy is based on the belief that having more than one manager may result in better performance and more stable returns over time.

A manager may sell a security when its price reaches the target set by the manager, when the company's growth prospects are deteriorating, when the manager believes other investments are more attractive, and for other reasons.

Nations International Equity Master Portfolio has the following risks:

..    Investment strategy risk - The managers choose stocks they believe have the potential for long-term growth. There is a risk that the value of these investments will not rise as high as expected, or will fall. There is also a risk that the Master Portfolio's multi-manager strategy may not result in better performance or more stable returns.

..    Foreign investment risk - Because the Master Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. If the Master Portfolio invests in emerging markets there may be other risks involved, such as those of immature economies and less developed and more thinly traded securities markets. Significant levels of foreign taxes, including withholding taxes, also may apply to some foreign investments.

..    Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

..    Futures risk - This Master Portfolio may use futures contracts to convert currencies and to hedge against changes in foreign currency exchange rates. There is a risk that this could result in losses, reduce returns, increase transaction costs or increase the Master Portfolio's volatility.

Nations International Value Master Portfolio: Nations International Value Master
--------------------------------------------
Portfolio's investment objective is to seek long-term capital appreciation by investing primarily in equity securities of foreign issuers, including emerging markets countries.

In seeking to achieve its objective this Master Portfolio normally invests at least 65% of its assets in foreign companies anywhere in the world that have a market capitalization of more than $1 billion at the time of investment. The Master Portfolio typically invests in at least three countries other than the United States at any one time.

The Master Portfolio primarily invests in equity securities, either directly or indirectly through closed-end investment companies and depositary receipts. The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The management team uses the "Graham and Dodd" value approach to selecting securities and managing the Master Portfolio. The team invests in a company when its current price appears to be below its true long-term--or intrinsic--value.

The team uses fundamental analysis to determine intrinsic value, and will look at a company's book value, cash flow, capital structure, and management record, as well as its industry and its position in the industry. This analysis includes a review of company reports, filings with the SEC, computer databases, industry publications, general and business publications, brokerage firm research reports and other information sources, as well as interviews with company management.

The team may sell a security when its price reaches the target set by the team, there is a deterioration in the company's financial situation, when the team believes other investments are more attractive, and for other reasons.

Nations International Value Master Portfolio has the following risks:

..    Investment strategy risk - The team chooses stocks it believes are undervalued or out of favor with the expectation that these stocks will eventually rise in value. There is a risk that the value of these investments will not rise as high or as quickly as the team expects, or will fall.

..    Foreign investment risk - Because the Master Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. If the Master Portfolio invests in emerging markets there may be other risks involved, such as those of immature economies and less developed and more thinly traded securities markets. Significant levels of foreign taxes, including withholding taxes, also may apply to some foreign investments.

..    Emerging markets risk - Securities issued by companies in developing or emerging market countries, like those in Eastern Europe, the Middle East, Asia or Africa, may be more sensitive to the risks of foreign investing. In particular, these countries may experience instability resulting from rapid social, political and economic development. Many of these countries are dependent on international trade, which makes them sensitive to world commodity prices and economic downturns in other countries. Some emerging countries have a higher risk of currency devaluations, and some countries may experience long periods of high inflation or rapid changes in inflation rates.

..    Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

Nations Marsico Focused Equities Master Portfolio: Nations Marsico Focused
-------------------------------------------------
Equities Master Portfolio seeks long-term growth of capital.

This Master Portfolio normally invests at least 65% of its assets in common stocks of large companies. The Master Portfolio, which is non-diversified, generally holds a core position of 20 to 30 common stocks. It may invest up to 25% of its assets in foreign securities. The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

Marsico Capital (defined below) uses an approach that combines "top-down" economic analysis with "bottom-up" stock selection. the "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, the regulatory environment and the global competitive landscape. In addition, Marsico Capital also examines such factors as the most attractive global investment opportunities, industry consolidation and the sustainability of economic trends. As a result of the "top-down" analysis, Marsico Capital identifies sectors, industries and companies which it believes should benefit from the overall trends observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital focuses on a number of different attributes including the company's specific market expertise or dominance, its franchise durability and pricing power, solid fundamentals (strong balance sheet, improving returns on equity, ability to generate free cash flow), strong management and reasonable valuations in the context of projected growth rates.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers, suppliers and competitors. Marsico Capital also prepares detailed earnings and cash flow models of companies. These models permit it to project earnings growth and other important characteristics under different scenarios. Each model is customized to follow a particular company and is intended to replicate and describe a company's past, present and future performance. The models are comprised of quantitative information and detailed narratives that reflect updated interpretations of corporate data.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, and for other reasons.

Nations Marsico Focused Equities Master Portfolio has the following risks:

..    Investment strategy risk - There is a risk that the value of the Master
     Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

..    Holding fewer investments - This Master Portfolio is considered to be non-diversified because it may hold fewer investments than other kinds of equity funds. This increases the risk that its value could go down significantly if even only one of its investments performs poorly. The value of this Master Portfolio will tend to have greater price swings than the value of more diversified equity funds. The Master Portfolio may become a diversified fund by limiting the investments in which more than 5% of its total assets are invested.

..    Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

..    Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

..    Foreign investment risk - Because the Master Portfolio may invest up to 25%
     of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investments, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including withholding taxes, also may apply to some foreign investments.

Nations Marsico Growth & Income Master Portfolio: Nations Marsico Growth &
------------------------------------------------
Income Master Portfolio seeks long-term growth of capital with a limited emphasis on income.

The Master Portfolio invests primarily in equity securities of large capitalization companies that are selected for their growth potential. It invests at least 25% of its assets in securities that are believed to have income potential, and generally holds 35 to 50 securities. It may hold up to 25% of its assets in foreign securities.

Marsico Capital (defined below), may shift assets between growth and income securities based on its assessment of market, financial and economic conditions. The Master Portfolio, however, is not designed to produce a consistent level of income. The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

Marsico Capital (defined below) uses an approach that combines "top-down" economic analysis with "bottom-up" stock selection. the "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, the regulatory environment and the global competitive landscape. In addition, Marsico Capital also examines such factors as the most attractive global investment opportunities, industry consolidation and the sustainability of economic trends. As a result of the "top-down" analysis, Marsico Capital identifies sectors, industries and companies which it believes should benefit from the overall trends observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital focuses on a number of different attributes including the company's specific market expertise or dominance, its franchise durability and pricing power, solid fundamentals (strong balance sheet, improving returns on equity, ability to generate free cash flow), strong management and reasonable valuations in the context of projected growth rates.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers, suppliers and competitors. Marsico Capital also prepares detailed earnings and cash flow models of companies. These models permit it to project earnings growth and other important characteristics under different scenarios. Each model is customized to follow a particular company and is intended to replicate and describe a company's past, present and future performance. The models are comprised of quantitative information and detailed narratives that reflect updated interpretations of corporate data.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, and for other reasons.

Nations Marsico Growth & Income Master Portfolio has the following risks:

..    Investment strategy risk - Marsico Capital uses an investment strategy that tries to identify equities with growth or income potential. There is a risk that the value of these investments will not rise as high as Marsico
     Capital expects, or will fall.

..    Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

..    Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

..    Interest rate risk - The prices of the Master Portfolio's fixed income securities will tend to fall when interest rates rise and to rise when interest rates fall. In general, fixed income securities with longer terms tend to fall more in value when interest rates rise than fixed income securities with shorter terms.

..    Credit risk - The Master Portfolio could lose money if the issuer of a fixed income security is unable to pay interest or repay principal when it's due. Credit risk usually applies to most fixed income securities, but is generally not a factor for U.S. government obligations.

..    Foreign investment risk - Because the Master Portfolio may invest up to 25%
     of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investments, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including withholding taxes, also may apply to some foreign investments.

Nations Marsico 21st Century Master Portfolio: Nations Marsico 21st Century
---------------------------------------------
Master Portfolio seeks long-term growth of capital.

This Master Portfolio is an aggressive growth fund that primarily invests in equity securities of companies of any capitalization size. The Master Portfolio will focus on paradigm shifting technologies and companies seeking to take advantage of technological innovations in the way business is conducted. The Master Portfolio may invest without limit in foreign securities.

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

Marsico Capital (defined below) uses an approach that combines "top-down" economic analysis with "bottom-up" stock selection. the "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, the regulatory environment and the global competitive landscape. In addition, Marsico Capital also examines such factors as the most attractive global investment opportunities, industry consolidation and the sustainability of economic trends. As a result of the "top-down" analysis, Marsico Capital identifies sectors, industries and companies which it believes should benefit from the overall trends observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital focuses on a number of different attributes including the company's specific market expertise or dominance, its franchise durability and pricing power, solid fundamentals (strong balance sheet, improving returns on equity, ability to generate free cash flow), strong management and reasonable valuations in the context of projected growth rates.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers, suppliers and competitors. Marsico Capital also prepares detailed earnings and cash flow models of companies. These models permit it to project earnings growth and other important characteristics under different scenarios. Each model is customized to follow a particular company and is intended to replicate and describe a company's past, present and future performance. The models are comprised of quantitative information and detailed narratives that reflect updated interpretations of corporate data.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, and for other reasons.

Nations Marsico 21st Century Master Portfolio has the following risks:

..    Investment strategy risk - There is a risk that the value of the Master
     Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

..    Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

..    Small company risk - Stocks of smaller companies tend to have greater price swings than stocks of larger companies because they trade less frequently and in lower volumes. These securities may have a higher potential for gains but also carry more risk.

..    Foreign investment risk - Because the Master Portfolio may invest without limitation in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including withholding taxes, also may apply to some foreign investments.

Nations Marsico International Opportunities Master Portfolio: Nations Marsico
------------------------------------------------------------
International Opportunities Master Portfolio seeks long-term growth of capital.

The Master Portfolio normally invests at least 65% of its assets in common stocks of foreign companies. While the Master Portfolio may invest in companies of any size, it focuses on large companies. These companies are selected for their long-term growth potential. The Master Portfolio normally invests in issuers from at least three different countries not including the United States and generally holds a core position of 35 to 50 common stocks. The Master Portfolio may invest in common stocks of companies operating in emerging markets.

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

Marsico Capital (defined below) uses an approach that combines "top-down" economic analysis with "bottom-up" stock selection. the "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, the regulatory environment and the global competitive landscape. In addition, Marsico Capital also examines such factors as the most attractive global investment opportunities, industry consolidation and the sustainability of economic trends. As a result of the "top-down" analysis, Marsico Capital identifies sectors, industries and companies which it believes should benefit from the overall trends observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital focuses on a number of different attributes including the company's specific market expertise or dominance, its franchise durability and pricing power, solid fundamentals (strong balance sheet, improving returns on equity, ability to generate free cash flow), strong management and reasonable valuations in the context of projected growth rates.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers, suppliers and competitors. Marsico Capital also prepares detailed earnings and cash flow models of companies. These models permit it to project earnings growth and other important characteristics under different scenarios. Each model is customized to follow a particular company and is intended to replicate and describe a company's past, present and future performance. The models are comprised of quantitative information and detailed narratives that reflect updated interpretations of corporate data.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, and for other reasons.

Nations Marsico International Opportunities Master Portfolio has the following risks:

..    Investment strategy risk -There is a risk that the value of the Master
     Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

..    Stock market risk - The value of any stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

..    Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

..    Foreign investment risk - Because the Master Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. If the Master Portfolio invests in emerging markets there may be other risks involved, such as those of immature economies and less developed and more thinly traded securities markets. Significant levels of foreign taxes, including withholding taxes, also may apply to some foreign investments.

Nations High Yield Bond Master Portfolio: Nations High Yield Bond Master
----------------------------------------
Portfolio seeks maximum income by investing in a diversified portfolio of high yield debt securities.

The Master Portfolio normally invests at least 65% of its assets in domestic and foreign corporate high yield debt securities. These securities are not rated investment grade, but generally will be rated "Ba" or "B" or better by Moody's Investor Services, Inc. (Moody's) or "BB" or "B" by Standard & Poor's Corporation. The team may choose unrated securities if it believes they are of comparable quality at the time of investment. The portfolio is not managed within any specific duration. Its duration will generally track the CSFB Global High Yield Index.

The Master Portfolio invests primarily in:

..    Domestic corporate high yield debt securities, including private placements

..    U.S. dollar-denominated foreign corporate high yield debt securities, including private placements

..    Zero-coupon bonds

..    U.S. government obligations

..    Equity securities (up to 25% of its assets), which may include convertible securities

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

When selecting investment for the portfolio, the team:

     .    focuses on individual security selection ("bottom-up" analysis)

     .    uses fundamental credit analysis

     . emphasizes current income while attempting to minimize risk to principal

     . seeks to identify a catalyst for capital appreciation such as an operational or financial restructuring

     . tries to manage risk by diversifying the Master Portfolio's investment across securities of many different issuers

The team may sell a security when its market price rises above the target price the team has set, when it believes there has been a deterioration in an issuer's fundamentals, such as earnings, sales or management, or an issuer's credit quality, or to maintain portfolio diversification, and for other reasons.

Nations High Yield Bond Master Portfolio has the following risks:

..    Investment strategy risk - There is a risk that the value of the investments that the team chooses will not rise as high as the team expects, or will fall.

..    Credit risk - The types of securities in which the Master Portfolio typically invests are not investment grade and are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. These securities typically pay a premium - a high interest rate or yield - because of the increased risk of loss. These securities also can be subject to greater price volatility.

..    Interest rate risk - The prices of fixed income securities will tend to fall when interest rates rise. In general, fixed income securities with longer terms tend to fall more in value when interest rates rise than fixed income securities with shorter terms.

..    Liquidity risk - There is a risk that a security held by the Master
     Portfolio cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

..    Foreign investment risk - Foreign investments may be riskier than U.S.
     investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including withholding taxes, may also apply to some foreign investments.

Nations SmallCap Value Master Portfolio: Nations SmallCap Value Master Portfolio
---------------------------------------
seeks long-term growth of capital by investing in companies believed to be undervalued.

The Master Portfolio normally invests at least 80% of its assets in equity securities of U.S. companies whose market capitalizations are within the range of the companies within the Russell 2000 Value Index and that are believed to have the potential for long-term growth of capital. The Master Portfolio may also invest in real estate investment trusts.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The management team uses a three prong approach, combining fundamental and quantitative analysis with risk management to identify value opportunities and construct the portfolio. The management team looks at, among other things:

..    fundamentally sound business that are believed to be attractively priced due to investor indifference or unpopularity

..    various measures of relative valuation, including price to cash flow, price to earnings, price to sales and price to book. The team believes that companies with lower relative valuation are generally more likely to provide better opportunities for capital appreciation

..    a company's current operating margins relative to its historic range

..    indicators of potential stock price appreciation. These could take the form of anticipated earnings growth, company restructuring, changes in management, new product opportunities, business model changes, or other anticipated improvements in micro and macroeconomic factors.

Additionally, the management team uses analytical tools to actively monitor the risk profile of the portfolio.

The team may sell a security when its price reaches a target set by the team, if there is a deterioration in the company's financial situation, when the team believes other investments are more attractive, or for other reasons.

The team may use various strategies, consistent with the Master Portfolio's investment objection, to try to reduce the amount of capital gains distributed to interestholders. For example the team:

..    may limit the number of buy and sell transactions it makes

..    may try to sell shares that have the lowest tax burden on interestholders

..    may offset capital gains by selling securities to realize a capital loss

While the Fund may try to manage its capital gain distributions, it will not be able to completely avoid making taxable distributions. These strategies also may be affected by changes in tax laws and regulations, or by court decisions.

Nations SmallCap Value Master Portfolio has the following risks:

..    Investment strategy risk - The team chooses stocks it believes are undervalued with the expectation that they will rise in value. There is a risk that the value of these investments will not rise as high or as quickly as the team expects, or will fall.

..    Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

..    Small company risk - Stocks of small companies tend to have greater price swings than stocks of larger companies because they trade less frequently and in lower volumes. These securities may have a higher potential for gains but also carry more risk.

..    Real estate investment trust risk - Changes in real estate values or economic downturns can have a significant negative effect on issuers in the real estate industry.

Nations Strategic Growth Master Portfolio: Nations Strategic Growth Master
-----------------------------------------
Portfolio seeks long-term, after-tax returns by investing in a diversified portfolio of common stocks.

The Master Portfolio normally invests at least 65% of its assets in common stocks of companies that it selects from most major industry sectors. The Master Portfolio normally holds 60 to 80 securities, which include common stocks, preferred stocks and convertible securities like warrants and rights.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The team identifies stocks using a disciplined analytical process. Starting with a universe of companies with market capitalizations of at least $1 billion, the team assesses the investment potential of these companies and their industries by evaluating:

..    the growth prospects of the company's industry

..    the company's relative competitive position in the industry

The team believes that this analysis identifies companies with favorable long-term growth potential, competitive advantages and sensible business strategies.

The team then uses quantitative analysis to decide when to invest, evaluating each company's earnings trends and stock valuations, among other things, to try to determine when it is reasonably valued.

In actively managing the portfolio, the team considers the characteristics of the S&P 500 as a general baseline. The index characteristics evaluated by the team include risk and sector diversification, as well as individual securities holdings.

The team may use various strategies, consistent with the Master Portfolio's investment objective, to try to reduce the amount of capital gains and income distributed to interestholders. For example, the team:

..    will focus on long-term investments to try to limit the number of buy and sell transactions

..    will try to sell securities that have the lowest tax burden on interestholders

..    may offset capital gains by selling securities to realize a capital loss

..    invests primarily in securities with lower dividend yields

..    may use options, instead of selling securities

While the Master Portfolio tries to manage its capital gain distributions, it will not be able to completely avoid making taxable distributions. These strategies also may be affected by changes in tax and regulations, or by court decisions.

The team may sell a security when it believes that the profitability of the company's industry is beginning to decline, there is a meaningful deterioration in the company's competitive position, the company's management fails to execute its business strategy, when the team considers the security's price to be overvalued, and for other reasons.

Nations Strategic Growth Master Portfolio has the following risks:

..    Investment strategy risk - The team chooses stocks that are believed to have the potential for long-term growth. There is a risk that the value of these investments will not rise as expected, or will fall.

..    Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

..    Convertible securities risk - The issuer of a convertible security may have the option to redeem it at a specified price. If a convertible security is redeemed, the Master Portfolio may accept the redemption, convert the convertible security to common stock, or sell the convertible security to a third party. Any of these transactions could affect the Master Portfolio's ability to meet its objective.

..    Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

OTHER IMPORTANT INFORMATION

The following are some other risks and information that should be considered before investing:

..    Proposed reorganization - On October 10, 2001, the Board of Trustees of
     Nations Blue Chip Master Portfolio approved its reorganization into a newly created fund, Nations Strategic Growth Master Portfolio. The principal effect of this reorganization would be to convert an investment in Nations Blue Chip Master Portfolio into an investment in a master portfolio with the objective, principal investment strategies and risks of Nations Strategic Growth Master Portfolio and its corresponding feeder fund. Shareholders of Nations Blue Chip Fund will be asked to consider and vote on an Agreement and Plan of Reorganization at a special shareholder meeting that will likely be held in March 2002. If shareholders approve this plan, the reorganization is expected to occur in the second quarter of 2002. At that time, interests in Nations Blue Chip Master Portfolio would be exchanged for interests of equal value of the newly created Nations Strategic Growth Master Portfolio

..    Changing investment objectives and policies - The investment objective and certain investment policies of any Master Portfolio can be changed without interestholder approval. Other investment policies may be changed only with interestholder approval.

..    Holding other kinds of investments - The Master Portfolios may hold investments that aren't part of their principal investment strategies. Please refer to Part B for more information. The portfolio managers or management team can also choose not to invest in specific securities described in this Part A and in Part B.

..    Investment in Nations Money Market Funds - To seek to achieve a return on uninvested cash or for other reasons, the Master Portfolios may invest up to 25% of their assets in Nations Money Market Funds. BA Advisors and its affiliates are entitled to receive fees from the Nations Money Market Funds for providing advisory and other services in addition to the fees which they are entitled to receive from the Funds for services provided directly. BA Advisors may waive fees which it is entitled to receive from either the Nations Money Market Funds or the Master Portfolios.

..    Foreign investment risk - Master Portfolios that invest in foreign securities may be affected by changes in currency exchange rates and the costs of converting currencies; foreign government controls on foreign investment, repatriation of capital, and currency and exchange; foreign taxes; inadequate supervision and regulation of some foreign markets; difficulty selling some investments which may increase volatility; different settlement practices or delayed settlements in some markets; difficulty getting complete or accurate information about foreign companies; less strict accounting, auditing and financial reporting standards than those in the U.S.; political, economic or social instability; and difficulty enforcing legal rights outside the U.S. If a Master Portfolio invests in emerging markets there may be other risks involved, such as those of immature economies and less developed and more thinly traded securities markets.

..    Investing defensively - A Master Portfolio may temporarily hold investments that are not part of its investment objective or its principal investment strategies to try to protect it during a market or economic downturn or because of political or other conditions. A Master Portfolio may not achieve its investment objective while it is investing defensively.

..    Securities lending program - A Master Portfolio may lend portfolio securities to approved broker-dealers or other financial institutions on a fully collateralized basis in order to earn additional income. There may be delays in receiving additional collateral after the loan is made or in recovering the securities loaned.

..    Bank of America and its affiliates - Bank of America and its affiliates currently provide services to some or all of the Master Portfolios, including investment advisory, investment sub-advisory, co-administration, sub-transfer agency and brokerage services, and are paid for providing these services. Bank of America and its affiliates also may, at times, provide other services and be compensated for them, including transfer agency, interfund lending and securities lending services, or make loans to the Master Portfolios. Finally, Bank of America or its affiliates may serve as counterparties in transactions with Nations Funds where permitted by law or regulation, and may receive compensation in that capacity.

..    Portfolio turnover - A Master Portfolio that replaces -- or turns over --
     more than 100% of its investments in a year is considered to trade frequently. Frequent trading can result in larger distributions of short-term capital gains to interestholders of a Master Portfolio. These gains are taxable at higher rates than long-term capital gains. Frequent trading can also mean higher brokerage and/or other transaction costs, which could reduce the Master Portfolio's returns. The Master Portfolios generally buy securities for capital appreciation, investment income, or both, and don't engage in short-term trading.

ITEM 5:  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE:

The response to Item 5 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

ITEM 6:  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

INVESTMENT ADVISER

Banc of America Advisors, LLC (BA Advisors) is the investment adviser to each of the Master Portfolios, as well as to over 75 other mutual fund portfolios in the Nations Funds Family ("Nations Funds"). BA Advisors is responsible for the overall management and supervision of the investment management of each of the Master Portfolios. BA Advisors and Nations Funds have engaged investment sub-advisers, which are generally responsible for the day-to-day investment decisions for each of the Master Portfolios.

BA Advisors is a registered investment adviser. It's a North Carolina limited liability company and a wholly-owned subsidiary of Bank of America, N.A. ("Bank of America") which is owned by Bank of America Corporation. BA Advisors has its principal offices at One Bank of America Plaza, Charlotte, North Carolina 28255

Nations Funds pays BA Advisors an annual fee for its investment advisory services. The fee is calculated daily based on the average net assets of each Master Portfolio and is paid monthly. BA Advisors uses part of this money to pay investment sub-advisers for the services they provide to Nations Master Portfolios.

The following chart shows the maximum advisory fees BA Advisors can receive as a percentage of average daily net assets:

                                                                   Maximum
                                                                  advisory
                                                                     fee

Nations Intermediate Bond Master Portfolio                          0.40%
Nations Blue Chip Master Portfolio                                  0.65%
Nations International Equity Master Portfolio                       0.80%
Nations International Value Master Portfolio                        0.90%
Nations Marsico Focused Equities Master Portfolio                   0.75%
Nations Marsico Growth & Income Master Portfolio                    0.75%
Nations Marsico 21st Century Master Portfolio                       0.75%
Nations Marsico International Opportunities Master Portfolio        0.80%
Nations High Yield Bond Master Portfolio                            0.55%
Nations SmallCap Value Master Portfolio                             0.90%
Nations Strategic Growth Master Portfolio                           0.65%

INVESTMENT SUB-ADVISERS

Nations Funds and BA Advisors have engaged investment sub-advisers to provide day-to-day portfolio management for the Master Portfolios. BA Advisors retains ultimate responsibility (subject to Board oversight) for overseeing the sub-advisers and evaluates the Master Portfolios' needs and available sub-advisers' skills and abilities on an ongoing basis. Based on its evaluations, BA Advisors may at times recommend to a Master Portfolio's Board that the Master Portfolio:

     .    change, add or terminate one or more sub-advisers;

     . ontinue to retain a sub-adviser even though the sub-adviser's ownership or corporate structure has changed; or

     .    materially change a sub-advisory agreement with a sub-adviser.

Applicable law requires a Master Portfolio to obtain interestholder approval in order to act on most of these types of recommendations, even if the Master Portfolio's Board has approved the proposed action and believes that the action is in interestholders' best interests. BA Advisors and the Master Portfolios have applied for relief from the Securities and Exchange Commission ("SEC") to permit the Master Portfolios to act on many of BA Advisors' recommendations with approval only by the Master Portfolios' Board and not by Master Portfolio interestholders. BA Advisors or a Master Portfolio would inform the Master Portfolio's interestholders of any actions taken in reliance on this relief. Until BA Advisors and the Master Portfolios obtain the relief, each Master Portfolio will continue to submit these matters to shareholders for their approval to the extent required by applicable law.

Banc of America Capital Management, LLC (BACAP), with principal offices at One
----------------------------------------------
Bank of America Plaza, Charlotte, North Carolina 28255, serves as the investment sub-adviser for Nations Intermediate Bond Master Portfolio, Nations Blue Chip Master Portfolio, Nations SmallCap Value Master Portfolio and Nations Strategic Growth Master Portfolio. BACAP is a registered investment adviser and a wholly owned subsidiary of Bank of America. It's a North Carolina limited liability company. Its management expertise covers all major domestic asset classes including equity and fixed income securities, and money market instruments.

Currently managing more than $125 billion, BACAP acts as investment manager for individuals, corporations and financial institutions, and is the sub-adviser to private investment companies and more than 60 funds in the Nations Funds Family. BACAP takes a team approach to investment management. Each team has access to the latest analytic technology and expertise. The Fixed Income Management Team is responsible for the day-to-day management of Nations Intermediate Bond Master Portfolio. The Growth Strategies Team makes the day-to-day investment decisions for Nations Blue Chip Master Portfolio and Nations Strategic Growth Master Portfolio. The Value Strategies Team makes the day-to-day investment decisions for Nations SmallCap Value Master Portfolio.

INVESCO Global Asset Management (N.A.) ("INVESCO") with principal offices
-------------------------------------
located at 1360 Peachtree Street, N.E., Atlanta, Georgia 30309, was founded in 1997 as a division of INVESCO Global, a publicly traded investment management firm located in London, England, and a wholly owned subsidiary of AMVESCAP PLC, a publicly traded UK financial holding company also located in London, England that, through its subsidiaries, engages in international investment management. INVESCO serves as one of three sub-advisers of Nations International Equity Master Portfolio.

INVESCO's International Equity Portfolio Management Team is responsible for the day-to-day investment decisions for its portion of Nations International Equity Master Portfolio.

Putnam Investment Management, LLC ("Putnam") with principal offices located at
---------------------------------
One Post Office Square, Boston, Massachusetts 02109, is a wholly owned subsidiary of Putnam Investments, Inc., an investment management firm founded in 1937 which, except for shares held by employees is owned by Marsh & McLennan Companies, a publicly traded professional services firm that engages, through its subsidiaries in the business of investment management. Putnam serves as one of three sub-advisers to the Nations International Equity Master Portfolio.

Putnam's Core International Equity Group is responsible for the day-to-day investment decisions for its portion of Nations International Equity Master Portfolio.

Brandes Investment Partners, L.P. ("Brandes") with principal offices located at
---------------------------------
11988 El Camino Real, Suite 500, San Diego, California 92130, serves as the investment sub-adviser to Nations International Value Master Portfolio. Founded in 1974, Brandes is an investment advisory firm with 56 investment professionals who manage more than $50 billion in assets. Brandes uses a value-oriented approach to managing international investments, seeking to build wealth by buying high quality, undervalued stocks.

Brandes' Large Cap Investment Committee is responsible for making the day-to-day investment decisions for the fund.

Marsico Capital Management, LLC ("Marsico Capital") with principal offices at
-------------------------------
1200 17th Street, Suite 1300, Denver, Colorado 80202, serves as a co-investment sub-adviser to Nations International Equity Master Portfolio and the investment sub-adviser for Nations Marsico Focused Equities Master Portfolio, Nations Marsico Growth & Income Master Portfolio, Nations Marsico 21st Century Master Portfolio and Nations Marsico International Opportunities Master Portfolio. Marsico Capital is a full service investment advisory firm founded by Thomas F. Marsico in September 1997. It is a registered investment adviser and a wholly-owned subsidiary of Bank of America. Marsico Capital currently has over $13 billion in assets under management.

Thomas F. Marsico, Chairman and Chief Executive Officer of Marsico Capital, is the portfolio manager responsible for making the day-to-day investment decisions for Nations Focused Equities Master Portfolio and Nations Marsico Growth & Income Master Portfolio. Before forming the company, Mr. Marsico was an executive vice president and portfolio manager at Janus Capital Corporation. He has more than 20 years of experience as a securities analyst and portfolio manager.

James A. Hillary is the portfolio manager of Nations Marsico 21st Century Master Portfolio. Mr. Hillary has eleven years of experience as a securities analyst and portfolio manager and is a founding member of Marsico Capital Management. Prior to joining Marsico Capital in 1997, Mr. Hillary was a portfolio manager at W.H. Reaves, a New Jersey-based money management firm where he managed equity mutual funds and separate accounts. He holds a Bachelor's degree from Rutgers University and a law degree from Fordham University. Mr. Hillary is also a certified public accountant.

James G. Gendelman is the portfolio manager of Nations Marsico International Opportunities Master Portfolio and Marsico Capital's portion of Nations International Equity Master Portfolio. Prior to joining Marsico Capital in May 2000, Mr. Gendelman spent thirteen years as a Vice President of International Sales for Goldman, Sachs & Co. He holds a Bachelor's degree in Accounting from Michigan State University and an MBA in Finance from the University of Chicago. Mr. Gendelman was an accountant for Ernst & Young from 1983 to 1985.

MacKay Shields LLC ("MacKay Shields") with principal offices at 9 West 57th
------------------
Street, New York, New York 10019 serves as the investment sub-adviser for Nations High Yield Bond Master Portfolio. Founded in 1938, MacKay Shields is an independently-managed, wholly-owned subsidiary of New York Life Insurance Company. The firm's 63 investment professionals manage more than $30 billion in assets, including over $6 billion in high yield assets.

MacKay Shields' High Yield Portfolio Management Team is responsible for making the day-to-day decisions for Nations High Yield Bond Master Portfolio.

ITEM 7:  SHAREHOLDER INFORMATION

PRICING OF FUND SHARES

The value of a Master Portfolio's assets is based on the total market value of all of the securities it holds. The prices reported on stock exchanges and securities markets around the world are usually used to value securities in a Master Portfolio. If prices aren't readily available, we'll base the price of a security on its fair market value. We use the amortized cost method, which approximates market value, to value short-term investments maturing in 60 days or less. International markets may be open on days when U.S. markets are closed, and the value of foreign securities owned by the portfolio could change on days when Beneficial Interests may not be purchased or redeemed.

All transactions are based on the net asset value of the Master Portfolios. We calculate net asset value per unit of Beneficial Interest at the end of each business day. First, we calculate the net asset value by determining the value of the Master Portfolio's assets and then subtracting its liabilities. Next, we divide this amount by the number of units of Beneficial Interest that investors are holding.

A business day is any day that the New York Stock Exchange ("NYSE") is open. A business day ends at the close of regular trading on the NYSE, usually at 4:00 p.m. Eastern time. If the NYSE closes early, the business day ends as of the time the NYSE closes. The NYSE is closed on weekends and on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

PURCHASE OF BENEFICIAL INTERESTS

Beneficial Interests in the Master Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). Investments in the Master Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

Stephens Inc. ("Stephens" or "Placement Agent") with principal offices at 111 Center Street, Little Rock, Arkansas 72201, serves as the placement agent of the Trust. An account may be opened by contacting either the Trust or its authorized agents. There is no minimum initial or subsequent purchases amount with respect to any Master Portfolio of the Trust.

In addition to cash purchases of Beneficial Interests, if accepted by the Trust, investments in Beneficial Interests of a Master Portfolio may be made in exchange for securities which are eligible for purchase by the Master Portfolio and consistent with the Master Portfolio's investment objective and policies as described above in this Part A. All dividends, interest, subscription, or other rights pertaining to such securities will become the property of the Master Portfolio and must be delivered to the Master Portfolio by the investor upon receipt from the issuer.

Orders to buy, sell or exchange Beneficial Interests are processed on business days. Orders received by a Master Portfolio before the end of a business day will receive that day's net asset value per unit of Beneficial Interest. Orders received after the end of a business day will receive the next business day's net asset value per unit of Beneficial Interest. The business day that applies to your order is also called the trade date. A Master Portfolio may refuse any order for any reason. If this happens, we'll return any money we've received to your selling agent.

REDEMPTION OF BENEFICIAL INTERESTS

An investor may redeem/sell Beneficial Interests in any amount by sending a written request to the Trust or an authorized agent. Redemption requests must be made by a duly authorized representative of the investor and must specify the name of the Master Portfolio, the dollar amount to be redeemed and the investor's name and account number.

Redemption orders are processed at the net asset value of the Beneficial Interests next determined after receipt of the order in proper form by the Trust. The Master Portfolios will make payment for all Beneficial Interests redeemed after receipt of a request in proper form, except as provided by the 1940 Act or the rules of the SEC. The Master Portfolios impose no charge when Beneficial Interests are redeemed. The value of the Beneficial Interests redeemed may be more or less than the investor's cost, depending on the Master Portfolio's current net asset value.

The Trust will wire the proceeds of redemption in federal funds to the commercial bank specified by the investor, normally the next business day after receiving the redemption request and all necessary documents. Wire redemptions may be terminated or modified by the Trust at any time. An investor should contact its bank for information on any charges imposed by the bank in connection with the receipt of redemption proceeds by wire. During periods of substantial economic or market change, telephone wire redemptions may be difficult to implement.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DISTRIBUTIONS:

Each Portfolio will allocate its investment income, expenses, and realized and unrealized gains and losses daily.

A request for a distribution must be made in writing to Nations Master Investment Trust, c/o Stephens Inc., One Bank of America Plaza, 33/rd/ Floor, Charlotte, North Carolina 28255.

TAXES:

Each Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Master Portfolio generally will be taxable on the investors distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. As a non-publicly traded partnership, each Master Portfolio will be deemed to have "passed through" to interestholders on any of the Master Portfolios interest, dividends, gains or losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Each Master Portfolio the investor's will have less than 100 investors.

It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

ITEM 8:  DISTRIBUTION ARRANGEMENTS.

The Trust is registered as an open-end management investment company under the 1940 Act. The Trust was organized as a Delaware business trust. Investors in the Trust will each be liable for all obligations of the Trust. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. The Trust's Declaration of Trust authorizes the Board of Trustees to issue Beneficial Interests and to establish and designate such Beneficial Interests into one or more Master Portfolios. Beneficial Interests may be purchased only by investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

The Trust is currently comprised of thirteen separate series of Master Portfolios (each a "Master Portfolio" and collectively the "Master Portfolios") including: Nations Intermediate Bond Master Portfolio, Nations Blue Chip Master Portfolio, Nations International Equity Master Portfolio, Nations International Value Master Portfolio, Nations Marsico Focused Equities Master Portfolio, Nations Marsico Growth & Income Master Portfolio, Nations Marsico 21st Century Master Portfolio, Nations Marsico International Opportunities Master Portfolio, Nations High Yield Bond Master Portfolio, Nations SmallCap Value Master Portfolio and Nations Strategic Growth Master Portfolio. Each Master Portfolio (except for Nations Marsico Focused Equities Master Portfolio) is "diversified" as defined in the 1940 Act.

Each Master Portfolio is a separate series of the Trust. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund which invests all of its assets in a Master Portfolio series. The feeder funds related to the Master Portfolio are Nations Intermediate Bond Fund, Nations Blue Chip Fund, Nations International Equity Fund, Nations International Value Fund, Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations Marsico 21st Century Master Portfolio, Nations Marsico International Opportunities Fund, Nations High Yield Bond Fund, Nations SmallCap Value Fund and Nations Strategic Growth Fund (individually, a "Fund", and collectively, the "Funds"), which in turn invest all of their assets in, respectively, the Nations Intermediate Bond Master Portfolio, Nations Blue Chip Master Portfolio, Nations International Equity Master Portfolio, Nations International Value Master Portfolio, Nations Marsico Focused Equities Master Portfolio, Nations Marsico Growth & Income Master Portfolio, Nations Marsico 21st Century Master Portfolio, Nations Marsico International Opportunities Master Portfolio, Nations High Yield Bond Fund, Nations SmallCap Value Master Portfolio and Nations Strategic Growth Master Portfolio. Each corresponding Master Portfolio, which has the same investment objective, policies, and limitations as the Fund, invests in the actual securities.

Other investors may also be permitted to invest in a Master Portfolio. All other investors will invest in a Master Portfolio on the same terms and conditions as a Fund, although there may be different administrative and other expenses. Therefore, the Funds may have different returns than other investors of the same Master Portfolio.

A discussion of the risk factors, objectives and other investment aspects in a Fund will include all aspects of an investment in the corresponding Master Portfolio. In this registration statement, the discussion of risk factors which apply to an investment by a Master Portfolio shall include the risk factors which apply to an investment by a Fund.

The business and affairs of the Trust are managed under the direction of its Board of Trustees. The office of the Trust is located at One Bank of America Plaza, Charlotte, NC 28255.

ITEM 9:  FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 9 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

                       Statement of Additional Information

                   Nations Intermediate Bond Master Portfolio
                       Nations Blue Chip Master Portfolio
                    Nations High Yield Bond Master Portfolio
                              High Yield Portfolio
                          International Bond Portfolio
                  Nations International Equity Master Portfolio
                  Nations International Value Master Portfolio
                Nations Marsico Growth & Income Master Portfolio
                Nations Marsico Focused Equities Master Portfolio
                  Nations Marsico 21st Century Master Portfolio
          Nations Marsico International Opportunities Master Portfolio
                     Nations SmallCap Value Master Portfolio
                    Nations Strategic Growth Master Portfolio

     August 1, 2001, as supplemented on January 1, 2002, January 15, 2002 and April 30, 2002

          This SAI provides information relating to the shares of beneficial interests in the Master Portfolios listed above. This information supplements the information contained in the Part A, or prospectus, for the Master Portfolios and is intended to be read in conjunction with the prospectus. This SAI is not a prospectus for the Funds. See "About the SAI" for information on what the SAI is and how it should be used.

          Copies of the Prospectus may be obtained without charge by writing Nations Funds c/o Stephens Inc., One Bank of America Plaza, 33rd Floor, Charlotte, North Carolina 28255, or by calling Nations Funds at 1-800-321-7854. The audited financial statements for the Master Portfolios, dated March 31, 2001, are hereby incorporated into this SAI by reference.

          For ease of use, certain terms or names that are used in this SAI have been shortened or abbreviated. A list of these terms and their corresponding full names or definitions can be found at the end of this SAI in Appendix B. An investor may find it helpful to review the terms and names in Appendix B before reading the SAI.

                                TABLE OF CONTENTS

ABOUT THIS SAI.............................................................................        1
HISTORY OF NMIT............................................................................        2
DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.......................        2
     General...............................................................................        2
     Investment Policies and Limitations...................................................        3
         Fundamental Policies..............................................................        3
         Non-Fundamental Policies..........................................................        4
         Exemptive Orders..................................................................        4
     Permissible Master Portfolio Investments and Investment Techniques....................        5
     Descriptions of Permissible Investments...............................................        7
         Asset-Backed Securities...........................................................        7
         Bank Obligations (Domestic and Foreign)...........................................        8
         Borrowings........................................................................        8
         Common Stock......................................................................        9
         Convertible Securities............................................................       10
         Corporate Debt Securities.........................................................       11
         Derivatives.......................................................................       11
         Dollar Roll Transactions..........................................................       12
         Foreign Securities................................................................       12
         Futures and Options...............................................................       14
         Guaranteed Investment Contracts...................................................       17
         High Yield/Lower-Rated Debt Securities............................................       17
         Money Market Instruments..........................................................       19
         Mortgage-Backed Securities........................................................       19
         Municipal Securities..............................................................       21
         Other Investment Companies........................................................       23
         Pass Through Securities (Participation Interests and Company Receipts)............       24
         Preferred Stock...................................................................       25
         Private Placement Securities and Other Restricted Securities......................       25
         REITs and Master Limited Partnerships.............................................       26
         Repurchase Agreements.............................................................       26
         Reverse Repurchase Agreements.....................................................       27
         Securities Lending................................................................       27
         Short Sales.......................................................................       27
         Stripped Securities...............................................................       28
         Swap Contracts....................................................................       29
         U.S. Government Obligations.......................................................       29
         Variable- and Floating-Rate Instruments...........................................       30
         Warrants and Rights...............................................................       30
         When-Issued Purchases, Delayed Delivery and Forward Commitments...................       30
         Zero-Coupon, Pay-In-Kind and Step-Coupon Securities...............................       31
     Other Considerations..................................................................       32
         Temporary Defensive Purposes......................................................       32
         Portfolio Turnover................................................................       32
MANAGEMENT OF NMIT.........................................................................       33
     The Board Members and Principal Officers..............................................       33
     Board Committees......................................................................       35
     Board Compensation....................................................................       36
     Retirement Plan.......................................................................       38
     Nations Funds Deferred Compensation Plan..............................................       38
     Beneficial Equity Ownership Information...............................................       39

     Ownership of Securities of Adviser, Distributor, or Related Entities..................       39
     Disclosure of Other Transactions Involving Board Members..............................       39
     Approval of Advisory and Sub-Advisory Agreements......................................       39
     Codes of Ethics.......................................................................       41
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES........................................       42
INVESTMENT ADVISORY AND OTHER SERVICES.....................................................       44
     Investment Adviser and Sub-Advisers...................................................       44
         BA Advisors, BACAP and Marsico Capital............................................       44
         Sub-Advisers Unaffiliated with BA Advisors........................................       45
         Investment Advisory and Sub-Advisory Agreements...................................       45
         Advisory Fee Rates................................................................       46
         Advisory Fees Paid................................................................       46
         Sub-Advisory Fee Rates............................................................       46
         Sub-Advisory Fees Paid............................................................       46
     Co-Administrators and Sub-Administrator...............................................       47
         Co-Administrators.................................................................       47
         Sub-Administrator.................................................................       48
         Co-Administration and Sub-Administration Fees Paid................................       48
     Expenses..............................................................................       49
     Other Service Providers...............................................................       49
         Custodian.........................................................................       49
         Independent Accountants...........................................................       49
         Counsel...........................................................................       50
BROKERAGE ALLOCATION AND OTHER PRACTICES...................................................       50
     General Brokerage Policy, Brokerage Transactions and Broker Selection.................       50
         Aggregate Brokerage Commissions...................................................       52
     Brokerage Commissions Paid to Affiliates..............................................       53
     Directed Brokerage....................................................................       53
     Securities of Regular Broker/Dealers..................................................       53
CAPITAL STOCK..............................................................................       54
     Description of Beneficial Interests...................................................       54
PURCHASE, REDEMPTION AND PRICING OF BENEFICIAL INTERESTS...................................       55
     Determination of Net Asset Value......................................................       55
INFORMATION CONCERNING TAXES...............................................................       56
     General...............................................................................       56
     Taxation of Master Portfolio Investments..............................................       57
     Foreign Taxes.........................................................................       58
Underwriter Compensation and Payments......................................................       59
Master Portfolio Performance...............................................................       59
APPENDIX A.................................................................................        1

                                 ABOUT THIS SAI
                                 --------------

         What is the SAI?

         The SAI, or statement of additional information, is a section of the registration statement filed with the SEC relating to the Master Portfolios. It contains information about the Master Portfolios that the SEC has concluded is not required to be in the Master Portfolios' prospectus, but that investors may nevertheless find useful. The information generally supplements the discussion of matters set forth in the prospectuses.

         Specifically, the SAI, among other things, provides information about the trust that "houses" the Master Portfolios (i.e., NMIT); the investment policies and permissible investments of the Master Portfolios; the management of the Master Portfolios, including the Board, the investment adviser and sub-advisers; other service providers to the Master Portfolios; certain brokerage policies of the Master Portfolios; and performance information about the Master Portfolios.

         How should I use the SAI?

         The SAI is intended to be read in conjunction with the Master Portfolios' prospectus. The SAI is not a prospectus and is not a substitute for reading the prospectus. A copy of the prospectus may be obtained by calling Nations Funds at (800) 321-7854.

         What governs the type of information that is put in the SAI?

         The information required to be included in the SAI is governed by a form (called Form N-1A) that all mutual funds must use to register their shares with the SEC and disclose information to investors. Form N-1A generally provides that every mutual fund provide in its SAI (in addition to the information required to be in its prospectus) certain information, such as the investment policies and limitations of a fund, the fees that an investment adviser or sub-adviser receives for providing services to the fund and the fees directors or trustees receive from a fund. The SEC generally believes that if all mutual funds are generally required to disclose the same type of information, investors can more easily compare funds and make informed decisions about their investments.

         Is the SAI available on the Internet?

         Yes. The SAI is part of the registration statement for the Funds that is filed with the SEC electronically. The registration includes the prospectus, the SAI and other exhibits, such as various agreements and contracts. The SAI, and any supplements to it, can be found by searching the SEC's website at http://www.sec.gov/edgar/searchedgar/formpick.htm.
-------------------------------------------------

         Who may I contact for more information?

         If you have any questions about the Master Portfolios, please call Nations Funds at (800) 321-7854 or contact your investment professional.

                                 HISTORY OF NMIT
                                 ---------------

         NMIT is a registered investment company in the Nations Funds Family. The Nations Funds Family currently has more than 80 distinct investment portfolios and total assets in excess of $120 billion.

         NMIT was organized as a Delaware business trust on January 14, 1999. NMIT's Declaration of Trust authorizes the Board to issue an unlimited number of Beneficial Interests and to establish and designate such Beneficial Interests into one or more Master Portfolios. Beneficial Interests may be purchased only by investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act. The number of investors in each Master Portfolio may not exceed 100.

                    DESCRIPTION OF THE MASTER PORTFOLIOS AND
                    ----------------------------------------
                          THEIR INVESTMENTS AND RISKS
                          ---------------------------

         General

         NMIT currently consists of eleven different series, all of which are open-end, management investment companies and are diversified, with the exception of the Marsico Focused Equities Master Portfolio, which is non-diversified.

         Except for High Yield Portfolio and International Bond Portfolio, an individual investor generally may not purchase an interest directly in a Master Portfolio, but instead, may purchase shares in a corresponding Feeder Fund, which may be a domestic mutual fund in the Nations Funds Family or an offshore fund. Other investors also may be permitted to invest in a Master Portfolio. All other investors will invest in a Master Portfolio on the same terms and conditions as a Fund, although there may be different administrative and other expenses. Therefore, one investor in a Master Portfolio may have different returns than another investor in the same Master Portfolio.

         The primary advantages of such a structure are expected economies of scale--that is to say, the larger asset size of the Master Portfolio may allow it to purchase securities and engage in brokerage transactions on more favorable terms than might otherwise be available to a Feeder Fund alone, as well as to, over time, enjoy other benefits associated with achieving economies of scale.

         However, there are certain considerations and risks that are inherent in the master/feeder structure. For example, each Feeder Fund is potentially liable for certain legal obligations of the Master Portfolio in which it invests. The risk of the Feeder Fund's incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and a Master Portfolio itself is unable to meet its obligations. As with any mutual fund, other investors in the Master Portfolios could control the results of voting at the Master Portfolio level in certain instances (e.g., a change in fundamental policies by the Master Portfolio which was not approved by a Feeder Fund's shareholders). This could lead a Feeder Fund to decide to withdraw its investment in the Master Portfolio. A Feeder Fund also may withdraw its investment in a Master Portfolio at any time if the Feeder Fund's board of directors/trustees determines that it is in the best interest of the Feeder Fund to do so. Upon such withdrawal, that board would consider what action might be taken, including the investment of all of the assets of the Feeder Fund in another pooled investment entity having the same (or similar) investment objective, principal investment strategies and risks as the Feeder Fund or the hiring of an investment adviser to manage the Feeder Fund's assets in accordance with its investment objective and principal investment strategies. Further, the withdrawal of other entities that may from time to time invest in the Master Portfolios could have an adverse effect on the performance of such Master Portfolios and their corresponding Feeder Fund, such as decreased economies of scale, and increased per share operating expenses.

         When a Feeder Fund is required to vote as an interestholder of the Master Portfolio, current regulations provide that in those circumstances the Feeder Fund may either pass-through the vote to its shareholders or the Feeder Fund may vote its shares in the Master Portfolio in the same proportion of all other security holders in the Master Portfolio.

         Investment Policies and Limitations

         The investment objectives, principal investment strategies and the principal investment risks associated with these strategies for each Master Portfolio, are discussed in the Master Portfolio's prospectus.

         The following discussion of "fundamental" and "non-fundamental" investment policies and limitations for the Master Portfolios supplement the discussion in the prospectus. A fundamental policy may only be changed with interestholder approval. A non-fundamental policy may be changed by the Board, without interestholder approval.

         Unless otherwise noted, whenever an investment policy or limitation states a maximum percentage of a Master Portfolio's assets that may be invested in any security or other asset, or sets forth a policy regarding a qualitative investment standard, compliance with such percentage limitation or standard will be determined solely at the time of the Master Portfolio's acquisition of such security or asset.

         Fundamental Policies

Each Master Portfolio may not:

     1. Underwrite any issue of securities within the meaning of the 1933 Act except when it might technically be deemed to be an underwriter either
         (a) in connection with the disposition of a portfolio security, or (b) in connection with the purchase of securities directly from the issuer thereof in accordance with its investment objective.

     2. Purchase or sell real estate, except a Master Portfolio may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate.

     3. Purchase or sell commodities, except that a Master Portfolio may to the extent consistent with its investment objective, invest in securities of companies that purchase or sell commodities or which invest in such programs, and purchase and sell options, forward contracts, futures contracts, and options on futures contracts. This limitation does not apply to foreign currency transactions including without limitation forward currency contracts.

     4. Purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. government, any state or territory of the United States, or any of their agencies, instrumentalities or political subdivisions, and (b) notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Funds.

     5. Make loans, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Funds.

     6. Borrow money, issue senior securities or mortgage, pledge or hypothecate its assets except to the extent permitted under the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Funds.

     7. Except for the Marsico Focused Equities Master Portfolio, purchase securities (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) of any one issuer if, as a result, more than 5% of its total assets will be invested in the securities of such issuer or it would own more than 10% of the voting securities of such issuer, except that (a) up to 25% of its total assets may be invested without regard to these limitations and (b) a Master Portfolio's assets may be invested in the securities of one or more diversified management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Master Portfolios. The Marsico Focused Equities Master Portfolio may not purchase securities of any one issuer (other than U.S. Government Obligations) if, immediately after such purchase, more than 25% of the value of the Master Portfolio's total assets would be invested in the securities of one issuer, and with respect to 50% of such Master Portfolio's total assets, more than 5% of its assets would be invested in the securities of one issuer.

         Non-Fundamental Policies

     1. Each Master Portfolio will not invest in shares of other open-end management investment companies, unless permitted under the 1940 Act, the rules thereunder, and any orders obtained thereunder now or in the future.

     2. Each Master Portfolio may not invest or hold more than 15% of the Master Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

3. Each Master Portfolio may invest in futures or options contracts regulated by the CFTC for (i) bona fide hedging purposes within the meaning of the rules of the CFTC and (ii) for other purposes if, as a result, no more than 5% of a Master Portfolio's net assets would be invested in initial margin and premiums (excluding amounts "in-the-money") required to establish the contracts.

         A Master Portfolio (i) will not hedge more than 50% of its total assets by selling futures contracts, buying put options, and writing call options (so called "short positions"), (ii) will not buy futures contracts or write put options whose underlying value exceeds 25% of the Master Portfolio's total assets, and (iii) will not buy call options with a value exceeding 5% of the Master Portfolio's total assets.

     4. Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily.

     5. Each Master Portfolio may not make investments for the purpose of exercising control of management. (investments by a Master Portfolio in entities created under the laws of foreign countries solely to facilitate investment in securities in that country will not be deemed the making of investments for the purpose of exercising control.)

     6. Each Master Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box") or the Master Portfolio segregate assets in the amount at least equal to the underlying security or asset.

     7. The Marsico Focused Equities Master Portfolio may not purchase securities of any one issuer (other than U.S. Government Obligations) if, immediately after such purchase, more than 25% of the value of the Master Portfolio's total assets would be invested in the securities of one issuer, and with respect to 50% of such Master Portfolio's total assets, more than 5% of its assets would be invested in the securities of one issuer.

         Exemptive Orders

         In addition to the policies outlined above, the Nations Funds Family has received the following exemptive orders from the SEC which enable the Master Portfolios to participate in certain transactions beyond the investment limitations described above or otherwise applicable restrictions:

     1. Pursuant to an exemptive order dated October 5, 1993, all current and future Funds advised by BA Advisors may, subject to certain conditions, pool their uninvested cash balances in one or more joint accounts and use the daily balance of such accounts to enter into repurchase agreements, including that such agreements have a maturity of not more than seven days.

     2. Pursuant to an exemptive order dated July 23, 1997, the Funds may, subject to certain conditions, use cash reserves that have not been invested in portfolio securities to purchase shares of Money Market Funds in the Nations Funds Family in excess of the limits prescribed in
         Section 12(d)(1) of the 1940 Act.

     3. Pursuant to an exemptive order dated December 27, 2000, the Funds may, subject to certain conditions, invest in shares of other affiliated Funds in the Nations Funds Family, in excess of the limits prescribed in Section 12(d)(1) of the 1940 Act, in addition to investing directly in portfolio securities.

         Permissible Master Portfolio Investments and Investment Techniques

         The Master Portfolios' prospectus identifies and summarizes the types of securities in which a Master Portfolio invests as part of its principal investment strategies and the risks associated with such investments. The following provides further information and greater detail about these investments and their key associated risks.

         Subject to its fundamental and non-fundamental investment policies:

         . Each Master Portfolio may borrow money, lend its securities and invest in securities issued by other registered investment companies. See "Descriptions of Permissible
              Investments--Borrowings," "Descriptions of Permissible Investments--Securities Lending" and "Descriptions of Permissible Investments--Other Investment Companies."

         . Each Master Portfolio permitted to use derivatives may do so for hedging purposes or for non-hedging purposes, such as seeking to enhance return. The Intermediate Bond Master Portfolio may utilize derivatives without limit (subject to certain limits imposed by the 1940 Act), provided that the use of derivatives will not alter the fundamental characteristics of the Master Portfolio, and the Master Portfolio will segregate assets (or as provided by applicable regulations, enter into certain offsetting positions) to cover its obligations. See "Descriptions of Permissible Investments--Derivatives."

         . Each Master Portfolio may hold cash or money market instruments, which include bank obligations, guaranteed investment contracts, repurchase agreements, U.S. Government obligations and certain corporate debt securities, such as commercial paper. A Master Portfolio may invest in these securities without limit, when the
              Adviser: (i) believes that the market conditions are not favorable for more aggressive investing, (ii) is unable to locate favorable investment opportunities, or (iii) determines that a temporary defensive positions is advisable or necessary in order to meet anticipated redemption requests or for other reasons. Accordingly, each Master Portfolio will not always stay fully invested in equity securities or longer-term debt securities. See "Descriptions of Permissible Investments--Money Market Instruments."

         Blue Chip Master Portfolio: In addition to the types of securities
         --------------------------
described in the prospectus for this Master Portfolio, and consistent with its investment policies, objective and strategies, the Master Portfolio may invest in the following types of securities only in amounts of less than 10% of its total assets: asset-backed securities, common stock, convertible securities; corporate debt securities; derivatives, including futures, options, index-equity- commodity and currency-linked securities, stripped securities, warrants and swap contracts; dollar roll transactions; foreign securities, high yield/lower-rated debt securities; mortgage-backed securities; pass-through securities; preferred stock, private placement and other illiquid securities; REITs and master limited partnerships; reverse repurchase agreements; variable- and floating-rate instruments; when-issued purchases, delayed delivery and forward commitments; and zero-coupon, pay-in kind and step-coupon securities; provided however, that if any such security type is listed in Master Portfolio's prospectus as part of a principal investment strategy, this 10% limitation shall not apply.

         Marsico Growth & Income Master Portfolio, Marsico Focused Equities
         ------------------------------------------------------------------
Master Portfolio and
--------------------

Marsico 21st Century Master Portfolio: In addition to the types of securities
-------------------------------------
described in the prospectus for each of these Master Portfolios, and consistent with its investment policies, objective and strategies, each of these Master Portfolios may invest in the following types of securities only in amounts of less than 10% of its total assets: convertible securities; corporate debt securities; derivatives, including futures, options, index- equity- commodity and currency-linked securities, stripped securities, warrants and swap contracts; high yield/lower-rated debt securities; preferred stock; zero-coupon, pay-in-kind and step-coupon securities; provided however, that if any such security type is listed in a Master Portfolio's prospectus as part of a principal investment strategy, this 10% limitation shall not apply.

         Each Master Portfolio may invest up to 100% of its assets in index-equity-commodity and currency-linked securities, notwithstanding the 10% limits discussed above. While each Master Portfolio reserves the right to so invest, investing in these securities is not a principal investment strategy of the Master Portfolios.

         International Value Master Portfolio: In addition to the types of
         ------------------------------------
securities described in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities in amounts of less than 10% of its total assets: corporate debt securities; derivatives, including futures and options; foreign securities (other than the types described in the prospectus); private placement and other illiquid securities; and REITs and master limited partnerships.

         International Equity Master Portfolio and Marsico International
         ---------------------------------------------------------------
Opportunities Master Portfolio: In addition to the types of securities described
------------------------------
in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities in amounts of less than 10% of its total assets: convertible securities; corporate debt securities; derivatives, including futures, options, index- equity- commodity and currency-linked securities, stripped securities, warrants and swap contracts; dollar roll transactions; foreign securities (other than the types described in the prospectus); high yield/lower-rated debt securities; securities of other investment companies; pass-through securities; private placement and other illiquid securities; REITs and master limited partnerships; reverse repurchase agreements; variable- and floating-rate instruments; when-issued purchases, delayed delivery and forward commitments; and zero-coupon, pay-in kind and step-coupon securities.

         These Master Portfolios may invest up to 100% of its assets in index-equity-commodity and currency-linked securities, notwithstanding the 10% limits discussed above. While the Master Portfolios reserves the right to so invest, investing in these securities is not a principal investment strategy of either Master Portfolio.

         Intermediate Bond Master Portfolio, SmallCap Value Master Portfolio and
         -----------------------------------------------------------------------
Strategic Growth Master Portfolio: In addition to the types of securities
---------------------------------
described in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities only in amounts of less than 10% of its total assets: asset-backed securities, common stock, convertible securities; corporate debt securities; derivatives, including futures, options, index- equity- commodity and currency-linked securities, stripped securities, warrants and swap contracts; dollar roll transactions; foreign securities, high yield/lower-rated debt securities; mortgage-backed securities; pass-through securities; preferred stock, private placement and other illiquid securities; REITs and master limited partnerships; reverse repurchase agreements; variable- and floating-rate instruments; when-issued purchases, delayed delivery and forward commitments; and zero-coupon, pay-in kind and step-coupon securities; provided however, that if any such security type is listed in a Fund's prospectus as part of a principal investment strategy, this 10% limitation shall not apply.

         This Master Portfolio may invest up to 100% of its assets in derivatives, notwithstanding the 10% limits discussed above. While the Master Portfolio reserves the right to so invest, investing in these securities is not a principal investment strategy of the Master Portfolio.

         High Yield Bond Master Portfolio: In addition to the types of
         --------------------------------
securities described in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities in amounts of less than 10% of its total assets: asset-backed securities, corporate debt securities, foreign securities and pass-through securities.

         High Yield Portfolio: In addition to the types of securities described
         --------------------
in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities in amounts of less than 10% of its total assets: asset-backed securities; derivatives, including futures, options, index- equity- commodity and currency-linked securities, stripped securities, warrants and swap contracts; mortgage-backed securities; preferred stock, private placement and other illiquid securities; REITs and master limited partnerships; reverse repurchase agreements; when-issued purchases, delayed delivery and forward commitments; and zero-coupon, pay-in kind and step-coupon securities

         International Bond Portfolio: In addition to the types of securities
         ----------------------------
described in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities in amounts of less than 10% of its total assets: common stock, preferred stock, private placement and other illiquid securities; derivatives, including futures, options, index- equity- commodity and currency-linked securities, stripped securities, warrants and swap contracts; convertible securities; REITs and master limited partnerships; reverse repurchase agreements; when-issued purchases, delayed delivery and forward commitments; zero coupon, pay-in kind and step coupon securities. It also may invest its assets in ADRs, GDRs, EDRs and ADSs.

         Descriptions of Permissible Investments

         Additional information about individual types of securities (including key considerations and risks) in which the Master Portfolios may invest (as indicated either in their prospectus and/or in this SAI under the heading "Permissible Investments and Techniques") is set forth below.

         Asset-Backed Securities

         Asset-backed securities are securities issued by trusts and special purpose entities that are backed by pools of assets, such as automobile and credit-card receivables and home equity loans, which pass through the payments on the underlying obligations to the security holders (less servicing fees paid to the originator or fees for any credit enhancement). Typically, the originator of the loan or accounts receivable paper transfers it to a specially created trust, which repackages it as securities with a minimum denomination and a specific term. The securities are then privately placed or publicly offered. Examples include certificates for automobile receivables (CARs) and so-called plastic bonds, backed by credit card receivables.

         The value of an asset-backed security is affected by, among other things, changes in the market's perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans and the financial institution providing any credit enhancement. Payments of principal and interest passed through to holders of asset-backed securities are frequently supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guarantee by another entity or by having a priority to certain of the borrower's other assets. The degree of credit enhancement varies, and generally applies to only a portion of the asset-backed security's par value. Value is also affected if any credit enhancement has been exhausted. See also "Descriptions of Permissible Investments--Mortgage-Backed Securities."

         Key Considerations and Risks: The risks of investing in asset-backed
         ----------------------------
securities are ultimately dependent upon payment of the underlying loans by the individual borrowers (i.e., the backing asset). For example, the underlying loans are subject to prepayments, which shorten the weighted average life of asset-backed securities and may lower their return, in the same manner as described under "Descriptions of Permissible Investments--Mortgage-Backed Securities" for prepayments of a pool of mortgage loans underlying mortgage-backed securities. However, asset-backed securities typically do not have the benefit of the same direct security interest in the underlying collateral as do mortgage-backed securities.

         In addition, as purchasers of an asset-backed security, the Master Portfolios generally will have no recourse to the entity that originated the loans in the event of default by a borrower. If the credit enhancement of an asset-backed security held by a Master Portfolio has been exhausted, and, if any required payments of principal and interest are not made with respect to the underlying loans, the Master Portfolio may experience losses or delays in receiving payment.

          Bank Obligations (Domestic and Foreign)

          Bank obligations include, as examples, certificates of deposit, bankers' acceptances, commercial paper, Yankee dollar certificates of deposit, Eurodollar certificates of deposit, time deposits and promissory notes.

          A certificate of deposit, or so-called CD, is a debt instrument issued by a bank that usually pays interest and which has maturities ranging from a few weeks to several years. A bankers acceptance is a time draft drawn on and accepted by a bank, a customary means of effecting payment for merchandise sold in import-export transactions and a general source of financing. A Yankee dollar certificate of deposit is a negotiable CD issued in the United States by branches and agencies of foreign banks. A Eurodollar certificate of deposit is a CD issued by a foreign (mainly European) bank with interest and principal paid in U.S. dollars. Such CDs typically have maturities of less than two years and the interest rate on which is usually pegged to the London Interbank Offered Rate or LIBOR. A time deposit can be either a savings account or CD that is an obligation of a financial institution for a fixed term with the understanding that the depositor can withdraw only by giving notice. Typically there are penalties for early withdrawal of a time deposit. A promissory note is a written commitment of the maker to pay the payee a specified sum of money either on demand or at a fixed or determinable future date, with or without interest.

          A bank obligation may be issued by: (i) a domestic branch of a domestic bank; (ii) a foreign branch of a domestic bank; (iii) a U.S. branch of a foreign bank; or (iv) a foreign branch of a foreign bank.

          As a general matter, obligations of "domestic banks," are not subject to the Master Portfolios' fundamental investment policies regarding concentration limits. For this purpose, the staff also takes the position that domestic branches of foreign banks and foreign branches of domestic banks may, if certain conditions are met, be treated as "domestic banks." More specifically, "domestic banks" include: (a) domestic branches of domestic banks;
(b) domestic branches of foreign banks, to the extent they are subject to comparable regulation as domestic banks; and (c) foreign branches of domestic banks with respect to which the domestic bank would be unconditionally liable in the event that the foreign branch failed to pay on its instruments for any reason.

          Key Considerations and Risks: Certain bank obligations, such as some
          ----------------------------
CDs, are insured by the FDIC. Many other bank obligations, however, are neither guaranteed nor insured by the U.S. Government. These bank obligations are "backed" only by the creditworthiness of the issuing bank or parent financial institution.

          Obligations of foreign banks, including Yankee dollar and Eurodollar obligations, involve somewhat different investment risks than those affecting obligations of domestic banks, including, among others, the possibilities that their liquidity could be impaired because of political or economic developments, that the obligations may be less marketable than comparable obligations of domestic banks, that a foreign jurisdiction might impose withholding and other taxes on interest income payable on and cash realized on the sale of those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted, which might adversely affect the payment of principal or interest on those obligations, that the selection of the obligations may be based on less publicly available information concerning foreign banks or that the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to domestic banks. Foreign banks are not subject to examination by any U.S. Government agency or instrumentality.

          Borrowings

          Each Master Portfolio has a fundamental policy with respect to borrowing that can be found under the heading "Investment Policies and Limitations."

          The Master Portfolios participate in an uncommitted line of credit provided by The Bank of New York under an agreement (the "Uncommitted Line"). Any advance under the Uncommitted Line is contemplated primarily for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. Interest on borrowings is payable at the federal funds rate plus 0.50% on an annualized basis. Under the Uncommitted Line, each participating Master Portfolio must maintain a ratio of net assets (not including funds borrowed under the Uncommitted Line) to the aggregate amount of indebtedness pursuant to the Uncommitted Line that is no less than 4 to 1. Information about specific borrowings, if any, by any particular Master Portfolio under the Uncommitted Line over the last fiscal year, if any, can be found its Annual Report to Shareholders for the year ended March 31, 2001.

          A Master Portfolio also may borrow money utilizing a reverse repurchase agreement transaction. See "Descriptions of Permissible Investments--Reverse Repurchase Agreements."

          Key Considerations and Risks: The Uncommitted Line is not a
          ----------------------------
"committed" line of credit, which is to say that The Bank of New York is not obligated to lend money to a Master Portfolio. Accordingly, it is possible that a Master Portfolio may wish to borrow money for a temporary or emergency purpose but may not be able to do so.

          Common Stock

          Common stock are units of equitable ownership of a public company. Owners are typically entitled to vote on the selection of directors and other important matters as well as to receive dividends on their holdings. However, ownership of common stock does not entitle the owner to involvement in the day-to-day operations of the company. Common stock of domestic and foreign public corporations can be listed, and their shares traded, on domestic stock exchanges, like the NYSE, AMEX or the Nasdaq Stock Market. Domestic and foreign corporations also may instead choose to list their companies, and have their shares traded, on foreign exchanges, like the London FTSE or Tokyo Stock Exchange.

          Key Considerations and Risks: Investments by a Master Portfolio in
          ----------------------------
common stocks are subject to stock market risk, which is the risk that the value of the stocks that the Master Portfolio holds, like the broader stock markets, may decline over short or even extended periods. Domestic and foreign stock markets tend to be cyclical, with periods when prices generally rise and periods when prices generally decline. The value of individual stocks will rise and fall based on factors specific to them, like changes in earnings or management.

          With respect specifically to "common" stock, in the event that a corporation is liquidated, the claims of secured and unsecured creditors and owners of bonds and "preferred" stock take precedence over the claims of those who own common stock. On the other hand, common stock tends to have greater potential for appreciation.

          Common stock investments also present the risk of investing in a particular company. For example, stocks of smaller companies tend to have greater price swings than stocks of larger companies because, among other things, they trade less frequently and in lower volumes, are more susceptible to changes in economic conditions, are more reliant on singular products or services and are more vulnerable to larger competitors. Common stock of these companies may have a higher potential for gains but also carry more risk. For those Master Portfolios that invest primarily in these types of companies these risks can have a more acute effect on the value of the Master Portfolio's shares.

          Common stock investments also present the risks of investing in a particular industry, such as high technology, financial services, consumer goods or natural resources (e.g., oil and gas). To some extent, the prices of common stocks tend to move by industry sector, which is to say that when market conditions favorably affect, or are expected to favorably affect, an industry, the prices of the common stock of those companies in that industry sector tend to go up. Conversely, negative news or a poor outlook for a particular industry can cause the value of those companies' common stock to drop. For those Master Portfolios that focus their investments in a particular industry, such as the Financial Services Master Portfolio or Marsico Technology Master Portfolio, these industry-related risks can have a significant effect on the value of these Master Portfolios' shares. See "Other Considerations--The High Technology Industry" and "Other Considerations--The Financial Services Industry."

          Convertible Securities

          Convertible securities are hybrid securities that combine the investment characteristics of bonds and common stocks. Convertible securities typically consist of debt securities or preferred stock that may be converted within a specified period of time (typically for the entire life of the security) into a certain amount of common stock or other equity security of the same or a different issuer at a predetermined price. They also include debt securities with warrants or common stock attached and derivatives combining the features of debt securities and equity securities. Convertible securities entitle the holder to receive interest paid or accrued on debt, or dividends paid or accrued on preferred stock, until the security matures or is redeemed, converted or exchanged.

          The market value of a convertible security generally is a function of its "investment value" and its "conversion value." A security's "investment value" represents the value of the security without its conversion feature (i.e., a comparable nonconvertible fixed-income security). The investment value is determined by, among other things, reference to its credit quality and the current value of its yield to maturity or probable call date. At any given time, investment value is dependent upon such factors as the general level of interest rates, the yield of similar nonconvertible securities, the financial strength of the issuer and the seniority of the security in the issuer's capital structure. A security's "conversion value" is determined by multiplying the number of shares the holder is entitled to receive upon conversion or exchange by the current price of the underlying security. If the conversion value of a convertible security is significantly below its investment value, the convertible security will trade like nonconvertible debt or preferred stock in the sense that its market value will not be influenced greatly by fluctuations in the market price of the underlying security into which it can be converted. Instead, the convertible security's price will tend to move in the opposite direction from interest rates. Conversely, if the conversion value of a convertible security is near or above its investment value, the market value of the convertible security will be more heavily influenced by fluctuations in the market price of the underlying stock. In that case, the convertible security's price may be as volatile as that of the common stock. Because both interest rate and market movements can influence its value, a convertible security is not generally as sensitive to interest rates as a similar fixed-income security, nor is it generally as sensitive to changes in share price as its underlying stock.

          A Master Portfolio's investments in convertible securities may at times include securities that have a mandatory conversion feature, pursuant to which the securities convert automatically into common stock or other equity securities (of the same or a different issuer) at a specified date and a specified conversion ratio, or that are convertible at the option of the issuer. For issues where the conversion of the security is not at the option of the holder, the Master Portfolio may be required to convert the security into the underlying common stock even at times when the value of the underlying common stock or other equity security has declined substantially.

          The Master Portfolios may invest in convertible securities that are below investment-grade (e.g., rated "B" or below by S&P). See "Descriptions of Permissible Investments--High Yield/Lower-rated Securities" and "Descriptions of Permissible Investments--Warrants and Rights."

          Key Considerations and Risks: A Master Portfolio's investments in
          ----------------------------
convertible securities, particularly securities that are convertible into securities of an issuer other than the issuer of the convertible security, may be illiquid--that is, a Master Portfolio may not be able to dispose of such securities in a timely fashion or for a fair price, which could result in losses to the Master Portfolio. In addition, some convertibles are often rated below investment-grade or are not rated, and therefore may to be considered speculative investments. Companies that issue convertible securities are usually small to medium size, and accordingly carry the capitalization risks described under "Descriptions of Permissible Investments--Common Stock." In addition, the credit rating of a company's convertible securities is generally lower than that of its conventional debt securities. Convertibles are normally considered "junior" securities--that is, the company usually must pay interest on its conventional corporate debt before it can make payments on its convertible securities. Some convertibles are particularly sensitive to interest rate changes when their predetermined conversion price is much higher than the issuing company's common stock.

          See also Key Considerations and Risks under "Descriptions of Permissible Investments--Common Stock."

          Corporate Debt Securities

          Corporate debt securities are fixed-income securities issued by businesses to finance their operations, although corporate debt instruments may also include bank loans to companies. Notes, bonds, debentures and commercial paper are the most common types of corporate debt securities, with the primary difference being their maturities and secured or un-secured status. Commercial paper has the shortest term and is usually unsecured.

          The broad category of corporate debt securities includes debt issued by domestic or foreign companies of all kinds, including those with small-, mid- and large-capitalizations. Corporate debt may be rated investment-grade or below investment-grade and may carry variable or floating rates of interest.

          See also "Descriptions of Permissible Investments--Foreign Securities," "Descriptions of Permissible Investments--Variable- and Floating-Interest Securities" and "Descriptions of Permissible
Investments--Money Market Instruments."

          Key Considerations and Risks: Because of the wide range of types, and
          ----------------------------
maturities, of corporate debt securities, as well as the range of creditworthiness of its issuers, corporate debt securities have widely varying potentials for return and risk profiles. For example, commercial paper issued by a large established domestic corporation that is rated investment-grade may have a modest return on principal, but carries relatively limited risk. On the other hand, a long-term corporate note issued by a small foreign corporation from an emerging market country that has not been rated by an NRSRO may have the potential for relatively large returns on principal, but carries a relatively high degree of risk.

          Corporate debt securities carry both credit risk and interest rate risk. Credit risk is the risk that a Master Portfolio could lose money if the issuer of a corporate debt security is unable to pay interest or repay principal when it's due. Some corporate debt securities that are rated below investment-grade are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. The credit risk of a particular issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of higher-ranking senior securities may receive amounts otherwise payable to the holders of more junior securities. Interest rate risk is the risk that the value of certain corporate debt securities will tend to fall when interest rates rise. In general, corporate debt securities with longer terms tend to fall more in value when interest rates rise than corporate debt securities with shorter terms.

          Derivatives

          A derivative is a financial contract whose value is based on (or "derived" from) a traditional security (such as a stock or a bond), an asset (such as a commodity like gold), or a market index (such as the S&P 500). Some forms of derivatives, such as exchange-traded futures and options on securities, commodities, or indexes, have been trading on regulated exchanges for more than two decades. These types of derivatives are standardized contracts that can easily be bought and sold, and whose market values are determined and published daily. Non-standardized derivatives, on the other hand, tend to be more specialized or complex, and may be harder to value. Derivatives afford leverage and, when used properly, can enhance returns and be useful in hedging portfolios. Some common types of derivatives include: futures, options, options on futures, forward foreign currency exchange contracts, index- equity-commodity and currency-linked securities, collateralized mortgage obligations, stripped securities, warrants and swap contracts. For more information about each type of derivative see those sections in this SAI discussing such securities.

          The Master Portfolios may use derivatives for a variety of reasons, including to: enhance a Master Portfolio's return, attempt to protect against possible changes in the market value of securities held in or to be purchased for a Master Portfolio's portfolio resulting from securities markets or currency exchange rate fluctuations (i.e., to hedge); protect the Master Portfolio's unrealized gains reflected in the value of its portfolios securities; facilitate the sale of such securities for investment purposes; and/or manage the effective maturity or duration of the Master Portfolio's portfolio.

          A Master Portfolio may use any or all of these investment techniques and different types of derivative securities may be purchased at any time and in any combination. There is no particular strategy that dictates the use of one technique rather than another, as use of derivatives is a function of numerous variables including market conditions.

          Key Considerations and Risks: A Master Portfolio's investments in
          ----------------------------
derivatives can lead to large losses because of unexpected movements in the underlying financial asset, index, rate or other investment. The ability of a Master Portfolio to use derivatives successfully will depend on the ability to correctly predict pertinent market movements, which cannot be assured. Each derivative instrument identified in this SAI is discussed in a separate section addressing particular considerations and risks affecting those types of derivatives. See also "Descriptions of Permissible Investments--Futures and Options," "Descriptions of Permissible Investments--Index- Equity- Commodity and Currency-Linked Securities," "Descriptions of Permissible Investments--Stripped Securities," "Descriptions of Permissible Investments--Warrants" and "Descriptions of Permissible Investments--Swap Contracts."

          Dollar Roll Transactions

          Under a mortgage "dollar roll," a Master Portfolio sells mortgage-backed securities for delivery in a given month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the "roll" period, a Master Portfolio forgoes principal and interest paid on the mortgage-backed securities. A Master Portfolio is compensated by the difference between the current sales price and the lower forward price for the future purchase (the "drop") as well as by the interest earned on the cash proceeds of the initial sale. A Master Portfolio may only enter into covered rolls. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position which matures on or before the forward settlement date of the dollar roll transaction. At the time a Master Portfolio enters into a mortgage "dollar roll," it must establish a segregated account with its Custodian in which it will maintain cash, U.S. Government securities of other liquid debt or equity securities equal in value to its obligations with respect to dollar rolls, and accordingly, such dollar rolls are not considered borrowings. See also "Descriptions of Permissible Investments--Mortgage-Backed Securities."

          Key Considerations and Risks: Mortgage dollar rolls involve the risk
          ----------------------------
that the market value of the securities the Master Portfolio is obligated to repurchase under an agreement may decline below the repurchase price. Also, these transactions involve some risk to the Master Portfolio if the other party should default on its obligation and the Master Portfolio is delayed or prevented from completing the transaction. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Master Portfolio's use of proceeds of the dollar roll may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Master Portfolio's obligation to repurchase the securities.

          Foreign Securities

          Foreign securities are debt, equity or derivative securities of issuers based outside the United States. An issuer is generally considered to be based outside the United States if it is organized under the laws of, or has its principal office located in, another country or if the principal trading market for its securities is in another country. [Securities will also be considered "foreign" if the currency in which such security is issued or based upon is not the U.S. dollar.]

          Forward foreign currency exchange contracts -- Forward foreign currency exchange contracts establish an exchange rate at a future date. A Master Portfolio may enter into a forward contract, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security (a "transaction hedge"). In addition, when a foreign currency suffers a substantial decline against the U.S. dollar, a Master Portfolio may enter into a forward sale contract to sell an amount of that foreign currency approximating the value of some or all of the Master Portfolio's securities denominated in such foreign currency; or when it is believed that the

U.S. dollar may suffer a substantial decline against the foreign currency, it may enter into a forward purchase contract to buy that foreign currency for a fixed dollar amount (a "position hedge"). The Master Portfolio's custodian will segregate cash, U.S. Government securities or other high-quality debt securities having a value equal to the aggregate amount of the Master Portfolio's commitments under forward contracts entered into with respect to position hedges and cross-hedges. If the value of the segregated securities declines, additional cash or securities will be segregated on a daily basis so that the value of the segregated securities will equal the amount of the Master Portfolio's commitments with respect to such contracts. As an alternative to segregating all or part of such securities, the Master Portfolio may purchase a call option permitting the Master Portfolio to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price, or the Master Portfolio may purchase a put option permitting the Master Portfolio to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contract price.

          A Master Portfolio may, however, enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount when it is believed that the U.S. dollar value of the currency to be sold pursuant to the forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which the securities are denominated (a "cross-hedge").

          Foreign currency hedging transactions are attempts to protect a Master Portfolio against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase.

          Key Considerations and Risks: Foreign securities generally pose risks
          ----------------------------
above those typically associated with an equity, debt or derivative security due to: (1) restrictions on foreign investment and repatriation of capital; (2) fluctuations in currency exchange rates, which can significantly affect a Master Portfolio's share price; (3) costs of converting foreign currency into U.S. dollars and U.S. dollars into foreign currencies; (4) greater price volatility and less liquidity; (5) settlement practices, including delays, which may differ from those customary in U.S. markets; (6) exposure to political and economic risks, including the risk of nationalization, expropriation of assets and war;
(7) possible impositions of foreign taxes and exchange control and currency restrictions; (8) lack of uniform accounting, auditing and financial reporting standards; (9) less governmental supervision of securities markets, brokers and issuers of securities; (10) less financial information available to investors; and (11) difficulty in enforcing legal rights outside the United States.

          Certain of the risks associated with investments in foreign securities are heightened with respect to investments in emerging markets countries. Political and economic structures in many emerging market countries, especially those in Eastern Europe, the Pacific Basin, and the Far East, are undergoing significant evolutionary changes and rapid development, and may lack the social, political and economic stability of more developed countries. Investing in emerging markets securities also involves risks beyond the risks inherent in foreign investments. For example, some emerging market countries may have fixed or managed currencies that are not free-floating against the U.S. dollar. Further, certain currencies may not be traded internationally and some countries with emerging securities markets have sustained long periods of very high inflation or rapid fluctuation in inflation rates which can have negative effects on a country's economy and securities markets.

          As noted, foreign securities also involve currency risks. The U.S. dollar value of a foreign security tends to decrease when the value of the U.S. dollar rises against the foreign currency in which the security is denominated, and tends to increase when the value of the U.S. dollar falls against such currency. A Master Portfolio may purchase or sell forward foreign currency exchange contracts to attempt to minimize the risk to the Master Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. A Master Portfolio may also purchase and sell foreign currency futures contracts and related options. See "Descriptions of Permissible Investments--Futures and Options."

          SPECIAL CONSIDERATIONS REGARDING EUROPE and the EURO: On January 1, 1999, eleven of the fifteen member countries of the European Union fixed their currencies irrevocably to the euro, the new unit of currency of the European Economic and Monetary Union. At that time each member's currency was converted at a fixed rate to the euro. Initially, use of the euro will be confined mainly to the wholesale financial markets, while its broader use in the retail sector will follow the circulation of euro banknotes and coins on January 1, 2002. At that time, the national banknotes and coins of participating member countries will cease to be legal tender. In addition to adopting a single currency, member countries will no longer control their own monetary policies. Instead, the authority to direct monetary policy will be exercised by the new European Central Bank. While economic and monetary convergence in the European Union may offer new opportunities for those investing in the region, investors should be aware that the success and future prospects of the union cannot be predicted with certainty. Europe must grapple with a number of challenges, any one of which could threaten the success and prospects of this monumental undertaking. For example, eleven disparate economies must adjust to a unified monetary system, the absence of exchange rate flexibility, and the loss of economic sovereignty. The continent's economies are diverse, its governments are decentralized, and its cultures differ widely. In addition, one or more member countries might exit the union, placing the currency and banking system in jeopardy.

          For those Master Portfolios that invest in euro-denominated securities (including currency contracts) there is the additional risk of being exposed to a new currency that may not fully reflect the strengths and weaknesses of the disparate economies that make up the Union. This has been true of late, when the exchange rates of the euro versus many of the world's major currencies steadily declined. As of July 2001, the euro is trading near or at an all time low against the U.S. dollar. In this environment, U.S. and other foreign investors may experience erosion of their investment returns in the region. In addition, many European countries rely heavily upon export dependent businesses and any strength in the exchange rate between the euro and the dollar can have either a positive or a negative effect upon corporate profits.

          Futures and Options

          Futures and options contracts are derivative instruments that the Master Portfolios may utilize for a variety of reasons including, for hedging purposes, risk reduction, securities exposure, to enhance a Master Portfolio's return, to enhance a Master Portfolio's liquidity, to reduce transaction costs or other reasons. See generally "Descriptions of Permissible Investments--Derivatives."

          Futures - Futures contracts provide for the future sale by one party
          -------
and purchase by another party of a specified amount of a specific security or index at a specified future time and at a specified price. Futures contracts, which are standardized as to maturity date and underlying financial instrument, are traded on national futures exchanges. Futures exchanges and trading are regulated under the Commodity Exchange Act by the CFTC, a U.S. Government agency. Assets committed by a Master Portfolio to a futures contract will be segregated to the extent required by law. Although many fixed-income futures contracts call for actual delivery or acceptance of the underlying securities at a specified date (stock index futures contracts do not permit delivery of securities), the contracts are normally closed out before the settlement date without the making or taking of delivery. Closing out an open futures position is done by taking an opposite position ("buying" a contract which has previously been "sold," "selling" a contract previously "purchased") in an identical contract to terminate the position. Brokerage commissions are incurred when a futures contract is bought or sold.

          Futures traders are required to make a good faith margin deposit in cash or government securities with a broker or custodian to initiate and maintain open positions in futures contracts. A margin deposit is intended to assure completion of the contract (delivery or acceptance of the underlying security) if it is not terminated prior to the specified delivery date. Minimal initial margin requirements are established by the futures exchange and may be changed. Brokers may establish deposit requirements which are higher than the exchange minimums. Futures contracts are customarily purchased and sold on margin which may range upward from less than 5% of the value of the contract being traded. After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional "variation" margin will be required. Conversely, a change in the contract value may reduce the required margin, resulting in a repayment of excess margin to the contract holder. Variation margin payments are made to and from the futures broker for as long as the contract remains open. The Master Portfolios expect to earn interest income on their margin deposits.

          Traders in futures contracts may be broadly classified as either "hedgers" or "speculators." Hedgers use the futures markets primarily to offset unfavorable changes (anticipated or potential) in the value of securities currently owned or expected to be acquired by them. Speculators are less inclined to own the securities underlying the futures contracts which they trade, and use futures contracts with the expectation of realizing profits from fluctuations in the value of the underlying securities. Regulations of the CFTC applicable to the Master Portfolios require that all of their futures transactions constitute bona fide hedging transactions except to the extent that the aggregate initial margins and premiums required to establish any non-hedging positions do not exceed five percent of the value of the respective Master Portfolio's portfolio.

          Options - Each Master Portfolio may purchase and write (i.e., sell)
          -------
put and call options. Such options may relate to particular securities or stock indices, and may or may not be listed on a domestic or foreign securities exchange and may or may not be issued by the Options Clearing Corporation. A call option for a particular security gives the purchaser of the option the right to buy, and the writer (seller) the obligation to sell, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligation under the option contract. A put option for a particular security gives the purchaser the right to sell the security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security. Stock index options are put options and call options on various stock indexes. In most respects, they are identical to listed options on common stocks.

          A primary difference between stock options and index options becomes evident when index options are exercised. In the case of stock options, the underlying security, common stock, is delivered. However, upon the exercise of an index option, settlement does not occur by delivery of the securities comprising the index. The option holder who exercises the index option receives an amount of cash if the closing level of the stock index upon which the option is based is greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the stock index and the exercise price of the option expressed in dollars times a specified multiple. A stock index fluctuates with changes in the market value of the stocks included in the index. For example, some stock index options are based on a broad market index, such as the S&P 500 Index or a narrower market index, such as the S&P 100. Indexes may also be based on an industry or market segment, such as the AMEX Oil and Gas Index or the Computer and Business Equipment Index. Options on stock indexes are currently traded on the following exchanges: the Chicago Board Options Exchange, the NYSE, the AMEX, the Pacific Stock Exchange, and the Philadelphia Stock Exchange. A Master Portfolio's obligation to sell an instrument subject to a call option written by it, or to purchase an instrument subject to a put option written by it, may be terminated prior to the expiration date of the option by the Master Portfolio's execution of a closing purchase transaction, which is effected by purchasing on an exchange an option of the same series (i.e., same underlying instrument, exercise price and expiration date) as the option previously written. A closing purchase transaction will ordinarily be effected to realize a profit on an outstanding option, to prevent an underlying instrument from being called, to permit the sale of the underlying instrument or to permit the writing of a new option containing different terms on such underlying instrument. The cost of such a liquidation purchase plus transactions costs may be greater than the premium received upon the original option, in which event the Master Portfolio will have incurred a loss in the transaction.

          Options on Futures - The Master Portfolios may purchase options on the
          ------------------
futures contracts described above. A futures option gives the holder, in return for the premium paid, the right to buy (call) from or sell (put) to the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder, or writer, of an option has the right to terminate its position prior to the scheduled expiration of the option by selling, or purchasing, an option of the same series, at which time the person entering into the closing transaction will realize a gain or loss.

          Investments in futures options involve some of the same considerations that are involved in connection with investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the securities being hedged, an option may or may not be less risky than ownership of the futures contract or such securities. In general, the market prices of options can be expected to be more volatile than the market prices on the underlying futures contract. Compared to the purchase or sale of futures contracts, however, the purchase of call or put options on futures contracts may frequently involve less potential risk to a Master Portfolio because the maximum amount at risk is the premium paid for the options (plus transaction costs).

          Key Considerations and Risks: Futures and options investing are highly
          ----------------------------
specialized activities that entail greater than ordinary investment risks. For example, futures and options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in a future or an option may be subject to greater fluctuation than an investment in the underlying instruments themselves.

          With regard to futures, the risk of loss in trading futures contracts in some strategies can be substantial, due both to the relatively low margin deposits required, and the potential for an extremely high degree of leverage involved in futures contracts. As a result, a relatively small price movement in a futures contract may result in an immediate and substantial loss (or gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount posted as initial margin for the contract.

          With regard to options, an option writer, unable to effect a closing purchase transaction, will not be able to sell the underlying instrument or liquidate the assets held in a segregated account, as described below, until the option expires or the optioned instrument is delivered upon exercise with the result that the writer in such circumstances will be subject to the risk of market decline or appreciation in the instrument during such period. If an option purchased by a Master Portfolio expires unexercised, the Master Portfolio realizes a loss equal to the premium paid. If a Master Portfolio enters into a closing sale transaction on an option purchased by it, the Master Portfolio will realize a gain if the premium received by the Master Portfolio on the closing transaction is more than the premium paid to purchase the option, or a loss if it is less. If an option written by a Master Portfolio expires on the stipulated expiration date or if a Master Portfolio enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold). If a call option written by a Master Portfolio is exercised, the proceeds of the sale of the underlying instrument will be increased by the net premium received when the option was written and the Master Portfolio will realize a gain or loss on the sale of the underlying instrument. If a put option written by a Master Portfolio is exercised, the Master Portfolio's basis in the underlying instrument will be reduced by the net premium received when the option was written.

          With regard to both futures and options contracts, positions may be closed out only on an exchange which provides a secondary market for such contracts. However, there can be no assurance that a liquid secondary market will exist for any particular contract at any specific time. Thus, it may not be possible to close a position. In the case of a futures contract, for example, in the event of adverse price movements, a Master Portfolio would continue to be required to make daily cash payments to maintain its required margin. In such a situation, if the Master Portfolio has insufficient cash, it may have to sell portfolio securities to meet daily margin requirements at a time when it may be disadvantageous to do so. The inability to close the futures position also could have an adverse impact on the ability to hedge effectively. Each Master Portfolio generally will minimize the risk that it will be unable to close out a contract by only entering into those contracts which are traded on national exchanges and for which there appears to be a liquid secondary market.

          In addition, there is also the risk of loss by a Master Portfolio of margin deposits in the event of bankruptcy of a broker with whom the Master Portfolio has an open position in a futures contract or related option. Most futures exchanges limit the amount of fluctuation permitted in some contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of future positions and subjecting some futures traders to substantial losses.

          The successful use by the Master Portfolios of futures and options on stock indexes will be subject to the ability to correctly predict movements in the directions of the stock market. This requires different skills and techniques than predicting changes in the prices of individual securities. The Master Portfolios therefore bear the risk that future market trends will be incorrectly predicted. In addition, a Master Portfolio's ability to effectively hedge all or a portion of the securities in its portfolio, in anticipation of or during a market decline, through transactions in futures or put options on stock indexes, depends on the degree to which price movements in the underlying index correlate with the price movements of the securities held by a Master Portfolio. Inasmuch as a Master Portfolio's securities will not duplicate the components of an index, the correlation will not be perfect. Consequently, each Master Portfolio will bear the risk that the prices of its securities being hedged will not move in the same amount as the prices of its put options on the stock indexes.

          Each Master Portfolio will comply with SEC guidelines regarding coverage for these instruments and, if the guidelines so require, maintain cash or liquid securities with its Custodian in the prescribed amount. Under current SEC guidelines, the Master Portfolios will maintain or "segregate" assets with their Custodians to cover transactions in which the Master Portfolios write or sell options. Assets used as cover cannot be sold while the position in the corresponding option is open, unless they are replaced with similar assets. As a result, the commitment of a large portion of a Master Portfolio's assets to cover option obligations could affect portfolio management or the Master Portfolio's ability to meet redemption requests or other current obligations.

          Guaranteed Investment Contracts

          Guaranteed investment contracts, investment contracts or funding agreements ("GICs") are short-term money market instruments issued by highly-rated insurance companies. Pursuant to such contracts, a Master Portfolio may make cash contributions to a deposit fund of the insurance company's general or separate accounts.

          Key Considerations and Risks: A Master Portfolio will only purchase
          ----------------------------
GICs from issuers which, at the time of purchase, meet certain credit and quality standards. Generally, GICs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in GICs does not currently exist. In addition, the issuer may not be able to return the principal amount of a GIC to a Master Portfolio on seven days' notice or less, at which point the GIC may be considered to be an illiquid investment. Unlike certain types of money market instruments, there is no government guarantee on the payment of principal or interest; only the insurance company backs the GIC.

          High Yield/Lower-Rated Debt Securities

          A high yield/lower-rated debt security (also known as a "junk" bond) is generally rated by an NRSRO to be non investment-grade (e.g., BB or lower by S&P). These types of bonds are issued by companies without long track records of sales and earnings, or by companies or municipalities that have questionable credit strength. High yield/lower-rated debt and comparable unrated securities:
(a) will likely have some quality and protective characteristics that, in the judgment of the NRSRO, are outweighed by large uncertainties or major risk exposures to adverse conditions; and (b) are predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. See also "Descriptions of Permissible Investments--Corporate Debt Securities" and "Descriptions of Permissible Investments--Municipal Securities."

          The Master Portfolios may invest in high yield/lower-rated securities that are also convertible securities. See "Descriptions of Permissible Investments--Convertible Securities."

          Key Considerations and Risks: The yields on high yield/lower-rated
          ----------------------------
debt and comparable unrated debt securities generally are higher than the yields available on investment-grade debt securities. However, investments in high yield/lower-rated debt and comparable unrated debt generally involve greater volatility of price and risk of loss of income and principal, including the possibility of default by or insolvency of the issuers of such securities. Since the risk of default is higher for high yield/lower-rated debt securities, the Master Portfolio will try to minimize the risks inherent in investing in these securities by engaging in credit analysis, diversification, and attention to current developments and trends affecting interest rates and economic conditions. The Master Portfolios will attempt to identify those issuers of high-yielding securities whose financial condition is adequate to meet future obligations, has improved, or is expected to improve in the future. Accordingly, with respect to these types of securities, a Master Portfolio may be more dependent on credit analysis than is the case for higher quality bonds.

          The market values of certain high yield/lower-rated debt and comparable unrated securities tend to be more sensitive to individual corporate developments and changes in economic conditions than higher-rated securities. In addition, issuers of high yield/lower-rated debt and comparable unrated securities often are highly leveraged and may not have more traditional methods of financing available to them so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired.

          The risk of loss due to default by such issuers is significantly greater because high yield/lower-rated debt and comparable unrated securities generally are unsecured and frequently are subordinated to senior indebtedness. A Master Portfolio may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. The existence of limited markets for high yield/lower-rated debt and comparable unrated securities may diminish a Master Portfolio's ability to: (a) obtain accurate market quotations for purposes of valuing such securities and calculating its net asset value; and (b) sell the securities at fair value either to meet redemption requests or to respond to changes in the economy or in financial markets.

          Although the general market for high yield/lower-rated debt and comparable unrated securities is no longer new, the market for such securities has not yet weathered a major sustained economic recession. The effect that such a recession might have on such securities is not known. Any such recession, however, could disrupt severely the market for such securities and adversely affect the value of such securities. Any such economic downturn also could severely and adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon.

          Because certain high yield/lower-rated debt securities also may be foreign securities, some of which may be considered debt securities from emerging markets countries, there are certain additional risks associated with such investments. See "Descriptions of Permissible Investments--Foreign Securities."

          Index-, Equity-, Commodity- and Currency-Linked Securities

          Index-linked securities, commodity-linked securities, equity-linked securities and currency-linked securities are types of derivative securities. See generally "Descriptions of Permissible Investments--Derivatives."

          Index-linked, commodity-linked and equity-linked securities can be either equity or debt securities that call for interest payments and/or payment at maturity in different terms than the typical note where the borrower agrees to make fixed interest payments and to pay a fixed sum at maturity. Principal and/or interest payments depend on the performance of an underlying stock, index, or a weighted index of commodity futures such as crude oil, gasoline and natural gas. With respect to equity-linked securities, at maturity, the principal amount of the debt is exchanged for common stock of the issuer or is payable in an amount based on the issuer's common stock price at the time of maturity. Currency-linked debt securities are short-term or intermediate-term instruments that have a value at maturity, and/or an interest rate, determined by reference to one or more foreign currencies. Payment of principal or periodic interest may be calculated as a multiple of the movement of one currency against another currency, or against an index.

          One common type of index-linked security is a S&P Depositary Receipt, or SPDR, which is an interest in a unit investment trust holding a portfolio of securities linked to the S&P 500 Index. Because a unit investment trust is an investment company under the 1940 Act, a Master Portfolio's investments in SPDRs are subject to the limitations set forth in
Section 12(d)(1)(A) of the 1940 Act. See also "Descriptions of Permissible Investments--Other Investment Companies."

          SPDRs closely track the underlying portfolio of securities, trade like a share of common stock and pay periodic dividends proportionate to those paid by the portfolio of stocks that comprise the S&P 500 Index. As a holder of interests in a unit investment trust, a Master Portfolio would indirectly bear its ratable share of that unit investment trust's expenses. At the same time, the Master Portfolio would continue to pay its own management and advisory fees and other expenses, as a result of which the Master Portfolio and its shareholders in effect will be absorbing duplicate levels of fees with respect to investments in such unit investment trusts.

          Key Considerations and Risks: Like all derivatives, a Master
          ----------------------------
Portfolio's investments in "linked" securities can lead to large losses because of unexpected movements in the underlying financial asset, index, currency or other investment. The ability of the Master Portfolio to utilize linked-securities successfully will depend on its ability to correctly predict pertinent market movements, which cannot be assured. Because currency-linked securities usually relate to foreign currencies, some of which may be currency from emerging markets countries, there are certain additional risks associated with such investments. See "Descriptions of Permissible Investments--Foreign Securities."

          In particular, SPDRs are subject to the risks of an investment in a broadly based portfolio of common stocks, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of such investment. In addition, because individual investments in SPDRs are not redeemable, except upon termination of the unit investment trust, the liquidity of small holdings of SPDRs will depend upon the existence of a secondary market. Large holdings of SPDRs are called "creation unit size" and are redeemable in kind only and are not redeemable for cash from the unit investment trust. The price of a SPDR is derived and based upon the securities held by the unit investment trust. Accordingly, the level of risk involved in the purchase or sale of a SPDR is similar to the risk involved in the purchase or sale of traditional common stock, with the exception that the pricing mechanism for SPDRs is based on a basket of stocks. Disruptions in the markets for the securities underlying SPDRs purchased or sold by a Master Portfolio could result in losses on SPDRs.

          Money Market Instruments

          Money market instruments are high-quality, short-term debt obligations, which include bank obligations, guaranteed investment contracts, repurchase agreements, U.S. Government obligations and certain corporate debt securities, such as commercial paper. Such instruments also may be structured to be, what would not otherwise be, a money market instrument by modifying the maturity of a security or interest rate adjustment feature to come within permissible limits. What these instruments have in common are low risk and liquidity.

          See "Descriptions of Permissible Investments--Bank Obligations," "Descriptions of Permissible Investments--Corporate Debt Securities," "Descriptions of Permissible Investments--Guaranteed Investment Contracts," "Descriptions of Permissible Investments--Repurchase agreements" and "Descriptions of Permissible Investments--U.S. Government Obligations."

          Key Considerations and Risks: Money market instruments (other than
          ----------------------------
certain U.S. Government obligations) are not backed or insured by the U.S. Government, its agencies or instrumentalities. Accordingly, only the creditworthiness of an issuer, or guarantees of that issuer, support the instrument.

          Mortgage-Backed Securities

          A mortgage-backed security is a type of pass-through security, which is a security representing pooled debt obligations repackaged as interests that pass income through an intermediary to investors. In the case of mortgage-backed securities, the ownership interest is in a pool of mortgage loans. See "Descriptions of Permissible Investments--Pass-Through Securities."

          Mortgage-backed securities are most commonly issued or guaranteed by the Government National Mortgage Association ("Ginnie Mae" or "GNMA"), Federal National Mortgage Association ("Fannie Mae" or "FNMA") or Federal Home Loan Mortgage Corporation ("Freddie Mac" or "FHLMC"), but may also be issued or guaranteed by other private issuers. GNMA is a government-owned corporation that is an agency of the U.S. Department of Housing and Urban Development. It guarantees, with the full faith and credit of the United States, full and timely payment of all monthly principal and interest on its mortgage-backed securities. FNMA is a publicly owned, government-sponsored corporation that mostly packages mortgaged backed by the Federal Housing Administration, but also sells some nongovernmentally backed mortgages. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest only by FNMA. The FHLMC is a publicly chartered agency that buys qualifying residential mortgages from lenders, re-packages them and provide certain guarantees. The corporation's stock is owned by savings institutions across the United States and is held in trust by the Federal Home Loan Bank System. Pass-through securities issued by the FHLMC are guaranteed as to timely payment of principal and interest only by the FHLMC.

          Mortgage-backed securities issued by private issuers, whether or not such obligations are subject to guarantees by the private issuer, may entail greater risk than obligations directly or indirectly guaranteed by the U.S. Government. The average life of a mortgage-backed security is likely to be substantially less than the original maturity of the mortgage pools underlying the securities. Prepayments of principal by mortgagors and mortgage foreclosures will usually result in the return of the greater part of principal invested far in advance of the maturity of the mortgages in the pool.

          Collateralized mortgage obligations ("CMOs") are debt obligations collateralized by mortgage loans or mortgage pass-through securities (collateral collectively hereinafter referred to as "Mortgage Assets"). Multi-class pass-through securities are interests in a trust composed of Mortgage Assets and all references in this section to CMOs include multi-class pass-through securities. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates, resulting in a loss of all or part of the premium if any has been paid. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semiannual basis. The principal and interest payments on the Mortgage Assets may be allocated among the various classes of CMOs in several ways. Typically, payments of principal, including any prepayments, on the underlying mortgages are applied to the classes in the order of their respective stated maturities or final distribution dates, so that no payment of principal is made on CMOs of a class until all CMOs of other classes having earlier stated maturities or final distribution dates have been paid in full.

          Stripped mortgage-backed securities ("SMBS") are derivative multi-class mortgage securities. A Master Portfolio will only invest in SMBS that are obligations backed by the full faith and credit of the U.S. Government. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. A Master Portfolio will only invest in SMBS whose mortgage assets are U.S. Government obligations. A common type of SMBS will be structured so that one class receives some of the interest and most of the principal from the mortgage assets, while the other class receives most of the interest and the remainder of the principal. If the underlying mortgage assets experience greater than anticipated prepayments of principal, a Master Portfolio may fail to fully recoup its initial investment in these securities. The market value of any class which consists primarily or entirely of principal payments generally is unusually volatile in response to changes in interest rates.

          Key Considerations and Risks: Investment in mortgage-backed securities
          ----------------------------
poses several risks, including among others, prepayment, market and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions. Market risk reflects the risk that the price of a security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and a Master Portfolio invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold. Credit risk reflects the risk that a Master Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. Government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. Government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions. With respect to GNMA certificates, although GNMA guarantees timely payment even if homeowners delay or default, tracking the "pass-through" payments may, at times, be difficult.

          Municipal Securities

          Municipal Bonds - Municipal bonds are debt obligations issued by the
          ---------------
states, territories and possessions of the United States and the District of Columbia, and also by their political subdivisions, duly constituted offering authorities and instrumentalities. States, territories, possessions and municipalities may issue municipal bonds for a variety of reasons, including for example, to raise funds for various public purposes such as airports, housing, hospitals, mass transportation, schools, water and sewer works. They may also issue municipal bonds to refund outstanding obligations and to meet general operating expenses. Public authorities also issue municipal bonds to obtain funding for privately operated facilities, such as housing and pollution control facilities, industrial facilities or for water supply, gas, electricity or waste disposal facilities.

          Municipal bonds generally are classified as "general obligation" or "revenue" bonds. There are, of course, variations in the security of municipal bonds, both within a particular classification and between classifications, depending on numerous factors. General obligation bonds are secured by the issuer's pledge of its good faith, credit and taxing power for the payment of principal and interest. The payment of the principal of and interest on such bonds may be dependent upon an appropriation by the issuer's legislative body. The characteristics and enforcement of general obligation bonds vary according to the law applicable to the particular issuer. Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Municipal bonds may include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

          Private activity bonds (such as an industrial development or industrial revenue bond) held by a Master Portfolio are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved. Private activity bonds have been or are issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities, and certain local facilities for water supply, gas, electricity, or sewage or solid waste disposal. Private activity bonds are also issued for privately held or publicly owned corporations in the financing of commercial or industrial facilities. Most governments are authorized to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities.

          Municipal Notes - Municipal notes are issued by states, municipalities
          ---------------
and other tax-exempt issuers to finance short-term cash needs or, occasionally, to finance construction. Most municipal notes are general obligations of the issuing entity payable from taxes or designated revenues expected to be received within the related fiscal period. Municipal obligation notes generally have maturities of one year or less. Municipal notes are subdivided into three categories of short-term obligations: municipal notes, municipal commercial paper and municipal demand obligations.

          Municipal commercial paper typically consists of very short-term unsecured negotiable promissory notes that are sold to meet seasonal working capital or interim construction financing needs of a municipality or agency. While these obligations are intended to be paid from general revenues or refinanced with long-term debt, they frequently are backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or institutions.

          Municipal demand obligations are subdivided into two general types: variable rate demand notes and master demand obligations. Variable rate demand notes are tax-exempt municipal obligations or participation interests that provide for a periodic adjustment in the interest rate paid on the notes. They permit the holder to demand payment of the notes, or to demand purchase of the notes at a purchase price equal to the unpaid principal balance, plus accrued interest either directly by the issuer or by drawing on a bank letter of credit or guaranty issued with respect to such note. The issuer of the municipal obligation may have a corresponding right to prepay at its discretion the outstanding principal of the note plus accrued interest upon notice comparable to that required for the holder to demand payment. The variable rate demand notes in which the Master Portfolio may invest are payable, or are subject to purchase, on demand usually on notice of seven calendar days or less. The terms of the notes provide that interest rates are adjustable at intervals ranging from daily to six months, and the adjustments are based upon the prime rate of a bank or other appropriate interest rate index specified in the respective notes. Variable rate demand notes are valued at amortized cost; no value is assigned to the right of the Master Portfolio to receive the par value of the obligation upon demand or notice.

          Master demand obligations are tax-exempt municipal obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. The interest on such obligations is, in the opinion of counsel for the borrower, excluded from gross income for federal income tax purposes. Although there is no secondary market for master demand obligations, such obligations are considered by the Master Portfolio to be liquid because they are payable upon demand. The Master Portfolio has no specific percentage limitations on investments in master demand obligations.

          Municipal Leases - Municipal securities also may include
          ----------------
participations in privately arranged loans to state or local government borrowers, some of which may be referred to as "municipal leases." Generally such loans are unrated, in which case they will be determined by the Adviser to be of comparable quality at the time of purchase to rated instruments that may be acquired by a Master Portfolio. Frequently, privately arranged loans have variable interest rates and may be backed by a bank letter of credit. In other cases, they may be unsecured or may be secured by assets not easily liquidated. Moreover, such loans in most cases are not backed by the taxing authority of the issuers and may have limited marketability or may be marketable only by virtue of a provision requiring repayment following demand by the lender. Such loans made by a Master Portfolio may have a demand provision permitting the Master Portfolio to require payment within seven days. Participations in such loans, however, may not have such a demand provision and may not be otherwise marketable.

          Although lease obligations do not constitute general obligations of the municipal issuer to which the government's taxing power is pledged, a lease obligation is ordinarily backed by the government's covenant to budget for, appropriate, and make the payments due under the lease obligation. However, certain lease obligations contain "non-appropriation" clauses which provide that the government has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. In addition to the "non-appropriation" risk, these securities represent a relatively new type of financing that has not yet developed the depth of marketability associated with more conventional bonds. In the case of a "non-appropriation" lease, a Master Portfolio's ability to recover under the lease in the event of non-appropriation or default will be limited solely to the repossession of the leased property in the event foreclosure might prove difficult.

         For a detailed discussion of the economic conditions, relevant legal matters and key risks associated with investments in each of Florida, Georgia, Kansas, Maryland, North Carolina, South Carolina, Tennessee, Texas and Virginia, see "Appendix C" to the SAI.

          Key Considerations and Risks: There are variations in the quality of
          ----------------------------
municipal securities, both within a particular classification and between classifications, and the yields on municipal securities depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The ratings of NRSROs represent their opinions as to the quality of municipal securities. It should be emphasized, however, that these ratings are general and are not absolute standards of quality, and municipal securities with the same maturity, interest rate, and rating may have different yields while municipal securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to its purchase by a Master Portfolio, an issue of municipal securities may cease to be rated, or its rating may be reduced below the minimum rating required for purchase by that Master Portfolio. The Adviser will consider such an event in determining whether a Master Portfolio should continue to hold the obligation.

          The payment of principal and interest on most securities purchased by a Master Portfolio will depend upon the ability of the issuers to meet their obligations. Each state, each of their political subdivisions, municipalities, and public authorities, as well as the District of Columbia, Puerto Rico, Guam, and the Virgin Islands, are a separate "issuer." An issuer's obligations under its municipal securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its municipal securities may be materially adversely affected by litigation or other conditions.

          There are particular considerations and risks relevant to investing in a portfolio of a single state's municipal securities, such as the greater risk of the concentration of a Master Portfolios versus the greater relative safety that comes with a less concentrated investment portfolio and should compare yields available on portfolios of a state's issues with those of more diversified portfolios, including other states' issues, before making an investment decision.

          In addition, from time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal securities. Moreover, with respect to municipal securities issued by Florida, Georgia, Kansas, Maryland, North Carolina, South Carolina, Tennessee, Texas, or Virginia issuers, the Adviser cannot predict which legislation, if any, may be proposed in the state legislatures or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of municipal securities generally, or Florida, Georgia, Kansas, Maryland, North Carolina, South Carolina, Tennessee, Texas, or Virginia municipal securities specifically, for investment by one of these Master Portfolios and the liquidity and value of such portfolios. In such an event, a Master Portfolio impacted would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

          Other Investment Companies

          In seeking to attain their investment objectives, certain Master Portfolios may invest in securities issued by other investment companies within the limits prescribed by the 1940 Act, its rules and regulations and any exemptive orders obtained by the Funds from the SEC. See also "Investment Policies and Limitations--Exemptive Orders."

          The 1940 Act generally requires that each Master Portfolio limit its investments in another investment company or series thereof so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of other investment companies; and
(c) not more than 3% of the outstanding voting stock of any one investment company or series thereof will be owned by the Master Portfolio or by the company as a whole.

          Each Master Portfolio has obtained permission from the SEC (via an exemptive order) to purchase shares of other mutual funds in the Nations Funds Family. The SEC order is subject to certain conditions, including that a Board, before approving an advisory contract (including the advisory fee) applicable to a Master Portfolio, will find that the advisory fees applicable to the Master Portfolio relying on the order are for services in addition to, rather than duplicative of, services provided pursuant to the "investee" Fund's advisory contract.

          Each Master Portfolio also has obtained separate permission from the SEC (via exemptive order) to purchase shares of Money Market Funds. To seek to achieve a return on uninvested cash or for other reasons, investing Funds may invest up to 25% of their assets in any Money Market Fund. These investments are generally on a short-term basis. BA Advisors and its affiliates are entitled to receive fees from the Money Market Funds for providing advisory and other services in addition to the fees which they are entitled to receive from the Funds for services provided directly. One condition of the SEC order is that a Money Market Fund may not acquire securities of any other investment company in excess of the limits stated in the second paragraph (above) of this section.

          Key Considerations and Risks: There are certain advantages for a
          ----------------------------
Master Portfolio to be able invest in shares of other investment companies; for example, it may allow a Master Portfolio to gain exposure to a type of security. It also may facilitate a Master Portfolio being fully invested. However, there may be certain disadvantages; for example, it may cost more in terms of fees. That is to say, a shareholder may be charged fees not only on the Master Portfolio shares it holds directly, but also on the mutual fund shares that the Master Portfolio purchases. Whether any anticipated return from such an investment will outweigh the costs of purchasing such mutual fund shares when deciding to invest will be considered by the Funds.

          Pass Through Securities (Participation Interests and Company Receipts)

          A pass-through security is a share or certificate of interest in a pool of debt obligations that have been repackaged by an intermediary, such as a bank or broker-dealer. The purchaser of a pass-through security receives an undivided interest in the underlying pool of securities. The issuers of the underlying securities make interest and principal payments to the intermediary which are passed through to purchasers, such as the Master Portfolios. The most common type of pass-through securities are mortgage-backed securities. GNMA Certificates are mortgage-backed securities that evidence an undivided interest in a pool of mortgage loans. GNMA Certificates differ from bonds in that principal is paid back monthly by the borrowers over the term of the loan rather than returned in a lump sum at maturity. A Master Portfolio may purchase modified pass-through GNMA Certificates, which entitle the holder to receive a share of all interest and principal payments paid and owned on the mortgage pool, net of fees paid to the issuer and GNMA, regardless of whether or not the mortgagor actually makes the payment. GNMA Certificates are backed as to the timely payment of principal and interest by the full faith and credit of the U.S. Government.

          FHLMC issues two types of mortgage pass-through securities: mortgage participation certificates and guaranteed mortgage certificates. Participation certificates resemble GNMA Certificates in that the participation certificates represent a pro rata share of all interest and principal payments made and owned on the underlying pool. FHLMC guarantees timely payments of interest on the participation certificates and the full return of principal. Guaranteed mortgage certificates also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semi-annually and return principal once a year in guaranteed minimum payments. This type of security is guaranteed by FHLMC as to timely payment of principal and interest but is not backed by the full faith and credit of the U.S. Government.

          FNMA issues guaranteed mortgage pass-through certificates. FNMA Certificates resemble GNMA Certificates in that each FNMA Certificate represents a pro rata share of all interest and principal payments made and owned on the underlying pool. This type of security is guaranteed by the FNMA as to timely payment of principal and interest but is not backed by the full faith and credit of the U.S. Government.

          Key Considerations and Risks: Except for guaranteed mortgage
          ----------------------------
certificates, each of the mortgage-backed securities described above is characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans. The payments to the securities holders, such as the Master Portfolios, like the payments on the underlying loans, represent both principal and interest. Although the underlying mortgage loans are for specified periods of time, such as 20 or 30 years, the borrowers can, and typically do, pay them off sooner. Thus, the security holders frequently receive prepayments of principal in addition to the principal that is part of the regular monthly payments. Estimated prepayment rates will be a factor considered in calculating the average weighted maturity of a Master Portfolio which owns these securities. A borrower is more likely to prepay a mortgage that bears a relatively high rate of interest. This means that in times of declining interest rates, higher yielding mortgage-backed securities held by a Master Portfolio might be converted to cash and the Master Portfolio will be forced to accept lower interest rates when that cash is used to purchase additional securities in the mortgage-backed securities sector or in other investment sectors. Additionally, prepayments during such periods will limit a Master Portfolio's ability to participate in as large a market gain as may be experienced with a comparable security not subject to prepayment.

          Preferred Stock

          Preferred stock are units of ownership of a public corporation that pay dividends at a specified rate and have preference over common stock in the payment of dividends and the liquidation of assets. Preferred stock does not ordinarily carry voting rights. Most preferred stock is cumulative; if dividends are passed (i.e., not paid for any reason), they accumulate and must be paid before common stock dividends. A passed dividend on noncumulative preferred stock is generally gone forever. Participating preferred stock entitles its holders to share in profits above and beyond the declared dividend, along with common shareholders, as distinguished from nonparticipating preferred stock, which is limited to the stipulated dividend. Convertible preferred stock is exchangeable for a given number of common shares and thus tends to be more volatile than nonconvertible preferred stock, which generally behaves more like a fixed-income bond.

          Key Considerations and Risks: See Key Considerations and Risks under
          ----------------------------
"Descriptions of Permissible Investments--Common Stock" and "Descriptions of Permissible Investments--Convertible Securities," many of which are applicable to a preferred stock investment.

          Private Placement Securities and Other Restricted Securities

          Although many securities are offered publicly, some are offered privately only to certain qualified investors. Private placements may often offer attractive opportunities for investment not otherwise available on the open market. However, the securities so purchased are often "restricted," i.e., they cannot be sold to the public without registration under the 1933 Act or the availability of an exemption from registration (such as Rules 144 or 144A), or they are "not readily marketable" because they are subject to other legal or contractual delays in or restrictions on resale.

          Generally speaking, private placements may be sold only to qualified institutional buyers, or in a privately negotiated transaction to a limited number of purchasers, or in limited quantities after they have been held for a specified period of time and other conditions are met pursuant to an exemption from registration.

          Private placements are considered illiquid securities. The term "illiquid securities" for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Master Portfolio has valued the securities. Illiquid securities are considered to include, among other things, written over-the-counter options, securities or other liquid assets being used as cover for such options, repurchase agreements with maturities in excess of seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), and other securities whose disposition is restricted under the federal securities laws (other than securities issued pursuant to Rule 144A under the 1933 Act and certain commercial paper that has been determined to be liquid under procedures approved by the Board). Illiquid securities may include privately placed securities, which are sold directly to a small number of investors, usually institutions.

          Key Considerations and Risks: Private placements are generally subject
          ----------------------------
to restrictions on resale as a matter of contract or under federal securities laws. Because there may be relatively few potential purchasers for such investments, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, a Master Portfolio could find it more difficult to sell such securities when it may be advisable to do so or it may be able to sell such securities only at prices lower than if such securities were more widely held. At times, it may also be more difficult to determine the fair value of such securities for purposes of computing the Master Portfolio's net asset value due to the absence of a trading market.

          Unlike public offerings, restricted securities are not registered under the federal securities laws. Although certain of these securities may be readily sold, others may be illiquid, and their sale may involve substantial delays and additional costs.

          REITs and Master Limited Partnerships

          A real estate investment trust, or REIT, is a managed portfolio of real estate investments which may include office buildings, apartment complexes, hotels and shopping malls. An equity REIT holds equity positions in real estate, and it seeks to provide its shareholders with income from the leasing of its properties, and with capital gains from any sales of properties. A mortgage REIT specializes in lending money to developers of properties, and passes any interest income it may earn to its shareholders.

          Partnership units of real estate and other types of companies are sometimes organized as master limited partnerships in which ownership interests are publicly traded. Master limited partnerships often own several properties or businesses (or directly own interests) that are related to real estate development and oil and gas industries, but they also may finance motion pictures, research and development and other projects. Generally, a master limited partnership is operated under the supervision of one or more managing general partners. Limited partners (like a Master Portfolio that invests in a master limited partnership) are not involved in the day-to-day management of the partnership. They are allocated income and capital gains associated with the partnership project in accordance with the terms established in the partnership agreement.

          Key Considerations and Risks: REITs may be affected by changes in the
          ----------------------------
value of the underlying property owned or financed by the REIT; Mortgage REITs also may be affected by the quality of credit extended. Both equity and mortgage REITs are dependent upon management skill and may not be diversified. REITs also may be subject to heavy cash flow dependency, defaults by borrowers, self-liquidation, and the possibility of failing to qualify for preferential treatment under the Code.

          The real estate industry is particularly sensitive to economic downturns. The value of securities of issuers in the real estate industry is sensitive to changes in real estate values and rental income, property taxes, interest rates, tax and regulatory requirements, overbuilding, extended vacancies of properties, and the issuer's management skill. In addition, the value of a REIT can depend on the structure of and cash flow generated by the REIT. REITs are subject to the risk that mortgagors may not meet their payment obligations. Each investment also has its unique interest rate and payment priority characteristics. In addition, REITs are subject to unique tax requirements which, if not met, could adversely affect dividend payments. Also, in the event of a default of an underlying borrower or lessee, a REIT could experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.

          The risks of investing in a master limited partnership are generally those involved in investing in a partnership as opposed to a corporation. For example, state law governing partnerships is often less restrictive than state law governing corporations. Accordingly, there may be less protections afforded investors in a master limited partnership than investors in a corporation. Additional risks involved with investing in a master limited partnership are risks associated with the specific industry or industries in which the partnership invests, such as the risks of investing in real estate, or oil and gas industries.

          Repurchase Agreements

          A repurchase agreement is a money market instrument that is a contract under which a Master Portfolio acquires a security for a relatively short period (usually not more than one week) subject to the obligation of the seller to repurchase and the Master Portfolio to resell such security at a fixed time and price (representing the Master Portfolio's cost plus interest). Repurchase agreements may be viewed, in effect, as loans made by a Master Portfolio which are collateralized by the securities subject to repurchase. Typically, the Master Portfolios will enter into repurchase agreements only with commercial banks and registered broker/dealers and only with respect to the highest quality securities, such as U.S. Government obligations. Such transactions are monitored to ensure that the value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligation, including any accrued interest. See "Descriptions of Permissible Investments--Money Market Instruments."

          Key Considerations and Risks: Repurchase Agreements are generally
          ----------------------------
subject to counterparty risks, which is the risk that the counterparty to the agreement could default on the agreement. If a seller defaults, a Master Portfolio could realize a loss on the sale of the underlying security to the extent that the proceeds of the sale including accrued interest are less than the resale price provided in the agreement, including interest. In addition, if the seller becomes involved in bankruptcy or insolvency proceedings, the Master Portfolio may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if, for example, the Master Portfolio is treated as an unsecured creditor and required to return the underlying collateral to the seller or its assigns.

          Pursuant to an exemptive order issued by the SEC, the Master Portfolios may "combine" uninvested cash balances into a joint account, which may be invested in one or more repurchase agreements.

          Reverse Repurchase Agreements

          A reverse repurchase agreement is a contract under which a Master Portfolio sells a security for cash for a relatively short period (usually not more than one week) subject to the obligation of the Master Portfolio to repurchase such security at a fixed time and price (representing the seller's cost plus interest). Reverse repurchase agreements may be viewed as borrowings made by a Master Portfolio. At the time a Master Portfolio enters into a reverse repurchase agreement, it may establish a segregated account with its Custodian in which it will maintain cash, U.S. Government securities or other liquid debt or equity securities equal in value to its obligations in respect of reverse repurchase agreements.

          Key Considerations and Risks: Reverse repurchase agreements involve
          ----------------------------
the risk that the market value of the securities the Master Portfolios are obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Master Portfolios' use of proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Master Portfolios' obligation to repurchase the securities. In addition, reverse repurchase agreements are techniques involving leverage, and are subject to asset coverage requirements if the Master Portfolios do not establish and maintain a segregated account. Under the requirements of the 1940 Act, the Master Portfolios are required to maintain an asset coverage (including the proceeds of the borrowings) of at least 300% of all borrowings. Depending on market conditions, the Master Portfolios' asset coverage and other factors at the time of a reverse repurchase, the Master Portfolios may not establish a segregated account when the Adviser believes it is not in the best interests of the Master Portfolios to do so. In this case, such reverse repurchase agreements will be considered borrowings subject to the asset coverage described above.

          Securities Lending

          For various reasons, including to enhance a Master Portfolio's return, a Master Portfolio may lend its portfolio securities to broker/dealers and other institutional investors. Loans are typically made pursuant to agreements that require the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Such loans may not be made if, as a result, the aggregate amount of all outstanding securities loans for a Master Portfolio exceed one-third of the value of the Master Portfolio's total assets. A Master Portfolio will continue to receive interest on the loaned securities while simultaneously earning interest on the investment of the collateral. However, a Master Portfolio will normally pay lending fees to such broker/dealers and related expenses from the interest earned on invested collateral.

          The Money Market Master Portfolios do not engage in securities lending.

          Key Considerations and Risks: Securities lending transactions are
          ----------------------------
generally subject to counterparty risks, which is the risk that the counterparty to the transaction could default. In other words, the risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, loans are made only to borrowers deemed to be of good standing and when, in its judgment, the income to be earned from the loan justifies the attendant risks.

          Short Sales

          Selling a security short is the sale of a security or commodity futures contract not owned by the seller. The technique is used to take advantage of an anticipated decline in the price or to protect a profit in a long-term position. To complete such a transaction, the Master Portfolio must borrow the security to make delivery to the buyer. The Master Portfolio then is obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Master Portfolio. Until the security is replaced, the Master Portfolio is required to pay to the lender amounts equal to any dividends or interest which accrue during the period of the loan. To borrow the security, the Master Portfolio also may be required to pay a premium, which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet the margin requirements, until the short position is closed out. Until the Master Portfolio closes its short position or replaces the borrowed security, the Master Portfolio will cover its position with an offsetting position or maintain a segregated account containing cash or liquid instruments at such a level that the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current value of the security sold short.

          Key Considerations and Risks: The successful use by the Master
          ----------------------------
Portfolios of short sales will be subject to the ability of the Adviser to correctly predict movements in the directions of the relevant market. The Master Portfolios therefore bear the risk that the Adviser will incorrectly predict future price directions. In addition, if a Master Portfolio sells a security short, and that security's price goes up, the Master Portfolio will have to make up the margin on its open position (i.e., purchase more securities on the market to cover the position). It may be unable to do so and thus its position may be not be closed out. There can be no assurance that the Master Portfolio will not incur significant losses in such a case.

          Stripped Securities

          Stripped securities are derivatives. See generally "Descriptions of Permissible Investments--Derivatives." They are securities where an instrument's coupon (or interest ) is separated from its corpus (or principal) and then are re-sold separately, usually as zero-coupon bonds. Because stripped securities are typically products of brokerage houses and the U.S. Government, they are many different types and variations. For example, separately traded interest and principal securities, or STRIPS, are component parts of a U.S. Treasury security where the principal and interest components are traded independently through the Federal Book-Entry System. Stripped mortgage-backed securities , or SMBS, are also issued by the U.S. Government or an agency. TIGERS are Treasury securities stripped by brokers. See also "Descriptions of Permissible Investments--Zero-coupon Securities."

          The Adviser will only purchase stripped securities for Money Market Master Portfolios where the securities have a remaining maturity of 397 days or less; therefore, the Money Market Master Portfolios may only purchase the interest component parts of U.S. Treasury securities.

          Key Considerations and Risks: If the underlying obligations experience
          ----------------------------
greater than anticipated prepayments of principal, the Master Portfolio may fail to fully recover its initial investment. The market value of the class consisting entirely of principal payments can be extremely volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest are generally higher than prevailing market yields on other mortgage-backed obligations because their cash flow patterns are also volatile and there is a greater risk that the initial investment will not be fully recovered. SMBS issued by the U.S. Government (or a U.S. Government agency or instrumentality) may be considered liquid under guidelines established by the Board if they can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of the Master Portfolio's per share net asset value.

         Swap Contracts

         Swap agreements are derivative instruments. See generally "Descriptions of Permissible Investments--Derivatives." They can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease a Master Portfolio's exposure to long- or short-term interest rates, foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as security prices or inflation rates. Swap agreements can take many different forms and are known by a variety of names and include interest rate, index, credit and currency exchange rate swap agreements. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. For example, the buyer of an interest rate cap obtains the right to receive payments to the extent that a specified interest rate exceeds an agreed-upon level, while the seller of an interest rate floor is obligated to make payments to the extent that a specified interest rate falls below an agreed-upon level. An interest rate collar combines elements of buying a cap and selling a floor. Swap agreements will tend to shift a Master Portfolio's investment exposure from one type of investment to another. For example, if the Master Portfolio agreed to pay fixed rates in exchange for floating rates while holding fixed-rate bonds, the swap would tend to decrease the Master Portfolio's exposure to long-term interest rates. Caps and floors have an effect similar to buying or writing options.

         Key Considerations and Risks:  Depending on how they are used, swap
         ----------------------------
agreements may increase or decrease the overall volatility of a Master Portfolio's investments and its share price and yield. Additionally, whether a Master Portfolio's use of swap contracts will be successful in furthering its investment objective will depend on the Adviser's ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, a Master Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The most significant factor in the performance of swap agreements is the change in the specific interest rate, currency, or other factor that determines the amounts of payments due to and from a Master Portfolio. If a swap agreement calls for payments by a Master Portfolio, the Master Portfolio must be prepared to make such payments when due. In addition, if the counterparty's creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses. However, a Master Portfolio will closely monitor the credit of a swap contract counterparty in order to minimize this risk. A Master Portfolio may be able to eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party.

         The Adviser does not believe that a Master Portfolio's obligations under swap contracts are senior securities and, accordingly, a Master Portfolio will not treat them as being subject to its borrowing restrictions.

         U.S. Government Obligations

         U.S. Government obligations are money market instruments. They include securities that are issued or guaranteed by the United States Treasury, by various agencies of the United States Government, or by various instrumentalities which have been established or sponsored by the United States Government. U.S. Treasury securities are backed by the "full faith and credit" of the United States. Securities issued or guaranteed by federal agencies and the U.S. Government sponsored instrumentalities may or may not be backed by the full faith and credit of the United States. Some of the U.S. Government agencies that issue or guarantee securities include the Export-Import Bank of the United States, Farmers Home Administration, Federal Housing Administration, Maritime Administration, Small Business Administration, and The Tennessee Valley Authority. An instrumentality of the U.S. Government is a government agency organized under Federal charter with government supervision. Instrumentalities issuing or guaranteeing securities include, among others, Federal Home Loan Banks, the Federal Land Banks, Central Bank for Cooperatives, Federal Intermediate Credit Banks and FNMA.

         Because of their relative liquidity and high credit quality, U.S. Government obligations are often purchased by the Money Market Master Portfolios, and can in some instances, such as for the Government Money Market Master Portfolio or Treasury Reserves, comprise almost all of their portfolios.

         Key Considerations and Risks: In the case of those U.S. Government
         ----------------------------
obligations not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment.

         Variable- and Floating-Rate Instruments

         These types of securities have variable- or floating-rates of interest and, under certain limited circumstances, may have varying principal amounts. Unlike a fixed interest rate, a variable or floating interest rate is one that rises and falls based on the movement of an underlying index of interest rates. For example, many credit cards charge variable interest rates, based on a specific spread over the prime rate. Most home equity loans charge variable rates tied to the prime rate.

         Variable- and floating-rate instruments pay interest at rates that are adjusted periodically according to a specified formula; for example, some adjust daily and some adjust every six months. The variable- or floating-rate tends to decrease the security's price sensitivity to changes in interest rates. These types of securities are relatively long-term instruments that often carry demand features permitting the holder to demand payment of principal at any time or at specified intervals prior to maturity.

         Key Considerations and Risks: In order to most effectively use these
         ----------------------------
investments, the Adviser must correctly assess probable movements in interest rates. This involves different skills than those used to select most portfolio securities. If the Adviser incorrectly forecasts such movements, a Master Portfolio could be adversely affected by the use of variable- or floating-rate obligations.

         Warrants and Rights

         A warrant is a type of security, usually issued together with a bond or preferred stock, that entitles the holder to buy a proportionate amount of common stock at a specified price, usually higher than the market price at the time of issuance, for a period of years or to perpetuity. In contrast, rights, which also represent the right to buy common stock, normally have a subscription price lower than the current market value of the common stock and a life of two to four weeks. A warrant is usually issued as a sweetener, to enhance the marketability of the accompanying fixed-income securities. Warrants are freely transferable and are traded on major exchanges. The prices of warrants do not necessarily correlate with the prices of the underlying securities and are, therefore, generally considered speculative investments.

         Key Considerations and Risks: The purchase of warrants involves the
         ----------------------------
risk that the purchaser could lose the purchase value of the warrant if the right to subscribe to additional shares is not exercised prior to the warrant's expiration, if any. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security.

         When-Issued Purchases, Delayed Delivery and Forward Commitments

         A Master Portfolio may agree to purchase securities on a when-issued or delayed delivery basis or enter into a forward commitment to purchase securities. These types of securities are those where the date for delivery of and payment for the securities is not fixed at the date of purchase, but is set after the securities are issued (normally within forty-five days after the date of the transaction). The payment obligation and, if applicable, the interest rate that will be received on the securities are fixed at the time the buyer enters into the commitment. When a Master Portfolio engages in these transactions, its Custodian will segregate cash, U.S. Government securities or other high-quality debt obligations equal to the amount of the commitment. Normally, the Custodian will segregate portfolio securities to satisfy a purchase commitment, and in such a case a Master Portfolio may be required subsequently to segregate additional assets in order to ensure that the value of the segregated assets remains equal to the amount of the Master Portfolio's commitment.

         A Master Portfolio will make commitments to purchase securities on a when-issued or delayed delivery basis or to purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, a Master Portfolio may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Master Portfolio on the settlement date. In these cases the Master Portfolio may realize a capital gain or loss.

         The value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their value, is taken into account when determining the net asset value of a Master Portfolio starting on the date the Master Portfolio agrees to purchase the securities. The Master Portfolio does not earn dividends on the securities it has committed to purchase until they are paid for and delivered on the settlement date. When the Master Portfolio makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Master Portfolio's assets. Fluctuations in the value of the underlying securities are not reflected in the Master Portfolio's net asset value as long as the commitment remains in effect.

         Risks and Other Considerations: Investment in securities on a
         ------------------------------
when-issued or delayed delivery basis may increase the Master Portfolio's exposure to market fluctuation and may increase the possibility that the Master Portfolio's shareholders will suffer adverse federal income tax consequences if the Master Portfolio must engage in portfolio transactions in order to honor a when-issued or delayed delivery commitment. In a delayed delivery transaction, the Master Portfolio relies on the other party to complete the transaction. If the transaction is not completed, the Master Portfolio may miss a price or yield considered to be advantageous. The Master Portfolio will employ techniques designed to reduce such risks. If the Master Portfolio purchases a when-issued security, the Master Portfolio's Custodian will segregate liquid assets in an amount equal to the when-issued commitment. If the market value of such segregated assets declines, additional liquid assets will be segregated on a daily basis so that the market value of the segregated assets will equal the amount of the Master Portfolio's when-issued commitments. To the extent that liquid assets are segregated, they will not be available for new investments or to meet redemptions. Securities purchased on a delayed delivery basis may require a similar segregation of liquid assets.

         In delayed delivery transactions, delivery of the securities occurs beyond normal settlement periods, but a Master Portfolio would not pay for such securities or start earning interest on them until they are delivered. However, when a Master Portfolio purchases securities on such a delayed delivery basis, it immediately assumes the risk of ownership, including the risk of price fluctuation. Failure by a counterparty to deliver a security purchased on a delayed delivery basis may result in a loss or missed opportunity to make an alternative investment. Depending upon market conditions, a Master Portfolio's delayed delivery purchase commitments could cause its net asset value to be more volatile, because such securities may increase the amount by which the Master Portfolio's total assets, including the value of when-issued and delayed delivery securities held by the Master Portfolio, exceed its net assets.

         Zero-Coupon, Pay-In-Kind and Step-Coupon Securities

         A zero-coupon security is one that makes no periodic interest payments but instead is sold at a deep discount from its face value. There are many different kinds of zero-coupon securities. The most commonly known is the zero-coupon bond, which either may be issued at a deep discount by a corporation or government entity or may be created by a brokerage firm when it strips the coupons off a bond and sells the bond of the note and the coupon separately. This technique is used frequently with U.S. Treasury bonds, and the zero-coupon issue is marketed under such names as CATS (Certificate of Accrual on Treasury Securities), TIGER (Treasury Investor Growth Receipt) or STRIPS (Separate Trading of Registered Interest and Principal of Securities). Zero-coupon bonds are also issued by municipalities. Buying a municipal zero-coupon bond frees its purchaser of the worry about paying federal income tax on imputed interest, since the interest is tax-exempt for federal income tax purposes. Zero-coupon certificates of deposit and zero-coupon mortgages also exists; they work on the same principle as zero-coupon bonds--the CD holder or mortgage holder receives face value at maturity, and no payments until then. See "Descriptions of Permissible Investments--Stripped Securities."

         Step-coupon bonds trade at a discount from their face value and pay coupon interest. The coupon rate is low for an initial period and then increases to a higher coupon rate thereafter. The discount from the face amount or par value depends on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issue. Pay-in-kind bonds normally give the issuer an option to pay cash at a coupon payment date or give the holder of the security a similar bond with the same coupon rate and a face value equal to the amount of the coupon payment that would have been made.

         In general, owners of zero-coupon, step-coupon and pay-in-kind bonds have substantially all the rights and privileges of owners of the underlying coupon obligations or principal obligations. Owners of these bonds have the right upon default on the underlying coupon obligations or principal obligations to proceed directly and individually against the issuer, and are not required to act in concert with other holders of such bonds.

         Key Considerations and Risks: Generally, the market prices of
         ----------------------------
zero-coupon, step-coupon and pay-in-kind securities are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than other types of debt securities.

         Because zero-coupon securities bear no interest, they are the most volatile of all fixed-income securities. Since zero-coupon bondholders do not receive interest payments, zeros fall more dramatically than bonds paying out interest on a current basis when interest rates rise. However, when interest rates fall, zero-coupon securities rise more rapidly in value than full-coupon bonds, because the bonds have locked in a particular rate of reinvestment that becomes more attractive the further rates fall. The greater the number of years that a zero-coupon security has until maturity, the less an investor has to pay for it, and the more leverage is at work for the investor. For example, a bond maturing in 5 years may double, but one maturing in 25 years may increase in value 10 times, depending on the interest rate of the bond.

         Other Considerations

         Temporary Defensive Purposes

         Each Master Portfolio may hold cash or money market instruments. It may invest in these securities without limit, when the Adviser: (i) believes that the market conditions are not favorable for profitable investing, (ii) is unable to locate favorable investment opportunities, or (iii) determines that a temporary defensive positions advisable or necessary in order to meet anticipated redemption requests, or for other reasons.

         When a Master Portfolio engages in such strategies, it may not achieve its investment objective.

         Portfolio Turnover

         The length of time a Master Portfolio has held a particular security is not generally a consideration in investment decisions. A change in the securities held by a Master Portfolio is known as "portfolio turnover." A Master Portfolio may engage in frequent and active trading of portfolio securities to achieve its investment objective, particularly during periods of volatile market movements. High portfolio turnover (e.g., over 100%) involves correspondingly greater expenses to the Master Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Such sales may also result in adverse tax consequences to a Master Portfolio's shareholders. The trading costs and tax effects associated with portfolio turnover may adversely affect the Master Portfolio's performance.

          For each Master Portfolio's portfolio turnover rate, see the "Financial Highlights" in the prospectus for that Master Portfolio.

                               MANAGEMENT OF NMIT
                               ------------------

         The business and affairs of the Trust are managed under the direction of its Board. The Board is generally responsible for the overall management and supervision of the business and affairs of the Trust and the Portfolios, which includes formulating policies for the Portfolios, approving major service provider contracts (including investment advisory agreements) and authorizing Trust officers to carry out the actions of the Board. A majority of the Board Members are not affiliated with the Adviser or otherwise "interested persons" as defined in the 1940 Act; these Board Members are referred to as Independent Board Members. Although all Board Members are charged with the fiduciary duty of protecting shareholders interests when supervising and overseeing the management and operations of the Trust, the Independent Board Members have particular responsibilities for assuring that the Trust is managed in the best interests of its shareholders, including being charged with certain specific legally mandated duties.

         The Board, including certain of its Committees described below, meet at least quarterly to review, among other things, the business and operations, investment performance and regulatory compliance of the Portfolios. At least annually, the Board reviews, among other things, the fees paid to: (i) the Adviser and any affiliates, for investment advisory and sub-advisory services and other administrative and shareholder services; and (ii) the Distributor for the distribution and sale of Portfolio shares.

         The Board Members and Principal Officers

         The following table provides basic information about the Board Members and Officers of the Trust. Each of the Board Members and Officers listed below acts in identical capacities for all the Companies (i.e., the Trust, NFI, NFT, NR, NMIT and NFST). Each Board Member and Officer serves an indefinite term, with the Board Members subject to retirement from service as required pursuant to the Trust's retirement policy at the end of the calendar year in which a Board Member turns 72, provided that any Board Member who was a Board Member of any of the Companies as of February 22, 2001, and who reached the age of 72 no later than the end of that calendar year may continue to serve as a Board Member of the Trust until the end of the calendar year in which such Board Member reaches age 75 and may continue to serve for successive annual periods thereafter upon the vote of a majority of the other Board Members.

         In the table below and throughout this section, information for Board Members who are not "interested" persons of the Trust, as that term is defined under the 1940 Act ("Independent Board Members"), appears separately from the information for the Interested Board Members.

                                                                           Number of
                                                                           Portfolios
                                                                           in Fund
                                                        Principal          Complex
                                        Term of Office  Occupation(s)      Overseen
                           Position     and Length of   During the Past    by Board
Name, Age and Address      Held with    Time Served     Five Years         Member       Other Directorships Held by
                           the Trust                                                    Director

                                        INDEPENDENT BOARD MEMBERS

William P. Carmichael      Board        Indefinite      Senior Managing    41 (48       Director- Cobra Electronics
Age:  58                   Member       term; Board     Director of The    others in    Corporation (electronic
c/o Nations Funds                       Member since    Succession Fund    an           equipment manufacturer),
One Bank of America Plaza               1999            (a company         advisory     Opta Food Ingredients, Inc.
Charlotte, NC  28255                                    formed to advise   capacity     (food ingredients
                                                        and buy family     only)        manufacturer) and Golden
                                                        owned companies)                Rule Insurance Company
                                                        from 1998                       since May, 1994; Board
                                                        through April                   Member, Nations Funds
                                                        2001.                           Family (2 other registered
                                                                                        investment companies)

William H. Grigg           Board        Indefinite      Retired;           93           Director, The Shaw Group,
Age:  69                   Member       term; Board     Chairman                        Inc.; and Director and Vice
c/o Nations funds                       Member since    Emeritus since                  Chairman, Aegis Insurance
One Bank of America Plaza               1997            July 1997,                      Services, Ltd. (a mutual
                                                        Chairman and                    fund insurance company in
                                                        Chief Executive                 Bermuda); Board Member,
                                                        Officer through
                                                        July

                                                                           Number of
                                                                           Portfolios
                                                                           in Fund
                                                        Principal          Complex
                                        Term of Office  Occupation(s)      Overseen
                           Position     and Length of   During the Past    by Board
Name, Age and Address      Held with    Time Served     Five Years         Member       Other Directorships Held by
                           the Trust                                                    Director
Charlotte, NC  28255                                    1997 - Duke                     Nations Funds Family (10 other
                                                        Power Co.                       registered investment companies)

Thomas F. Keller           Director     Indefinite      R.J. Reynolds      93           Director, Wendy's
Age:  70                                term; Board     Industries                      International, Inc.
c/o Nations Funds                       Member since    Professor of                    (restaurant operating and
One Bank of America Plaza               1997            Business                        franchising); Director,
Charlotte, NC  28255                                    Administration,                 Dimon, Inc. (tobacco); and
                                                        Fuqua School of                 Director, Biogen, Inc.
                                                        Business, Duke                  (pharmaceutical
                                                        University,                     biotechnology); Board
                                                        since July 1974;                Member, Nations Funds
                                                        Dean, Fuqua                     Family (10 other registered
                                                        School of                       investment companies)
                                                        Business Europe,
                                                        Duke University,
                                                        July 1999
                                                        through June 2001

Carl E. Mundy, Jr.         Board        Indefinite      President and      89           Director - Shering-Plough
Age:  66                   Member       term; Board     Chief Executive                 (pharmaceuticals and health
c/o Nations Funds                       Member since    Officer - USO                   care products); General
One Bank of America Plaza               1997            from May 1996 to                Dynamics Corporation
Charlotte, NC  28255                                    May 2000;                       (defense systems); Board
                                                        Commandant -                    Member, Nations Funds
                                                        United States                   Family (6 other registered
                                                        Marine Corps                    investment companies)
                                                        from July 1991
                                                        to July 1995;
                                                        Member, Board of
                                                        Advisors to the
                                                        Comptroller
                                                        General of the
                                                        United States;
                                                        Chairman, Board
                                                        of Trustees,
                                                        Marine Corps
                                                        University
                                                        Foundation;

Dr. Cornelius J. Pings     Board        Indefinite      Retired;           89           Director, Farmers Group,
Age:  73                   Member       term; Board     President,                      Inc. (insurance company);
c/o Nations Funds                       Member since    Association of                  Board Member, Nations Funds
One Bank of America Plaza               1999            American                        Family (6 other registered
Charlotte, NC  28255                                    Universities                    investment companies)
                                                        through June 1998;

Charles B. Walker          Board        Indefinite      Vice Chairman      89           Director - Ethyl
Age:  63                   Member       term; Board     and Chief                       Corporation (chemical
c/o Nations Funds                       Member since    Financial                       manufacturing); Board
One Bank of America Plaza               1997            Officer -                       Member, Nations Funds
Charlotte, NC  28255                                    Albemarle                       Family (6 other registered
                                                        Corporation                     investment companies)
                                                        (chemical
                                                        manufacturing)

                                       INTERESTED BOARD MEMBERS/(1)/

Edmund L. Benson, III      Board        Indefinite      Director,          89           Director, Insurance
Age:  65                   Member       term; Board     President and                   Managers Inc. (insurance);
c/o Nations Funds                       Member since    Treasurer,                      Director, Insurance
One Bank of America Plaza               1997            Saunders &                      Managers, Inc. (insurance);
Charlotte, NC  28255                                    Benson, Inc.                    Board Member, Nations Funds
                                                        (insurance)                     Family (6 other registered
                                                                                        investment companies)

James B. Sommers           Board        Indefinite      Retired            89           Chairman - Central Piedmont
Age:  63                   Member       term; Board                                     Community Director, College
                                        Member

                                                                           Number of
                                                                           Portfolios
                                                                           in Fund
                                                        Principal          Complex
                                        Term of Office  Occupation(s)      Overseen
                           Position     and Length of   During the Past    by Board
Name, Age and Address      Held with    Time Served     Five Years         Member       Other Directorships Held by
                           the Trust                                                    Director
c/o Nations Funds                       since 1997                                      Foundation; Board of
One Bank of America Plaza                                                               Commissioners,
Charlotte, NC  28255                                                                    Charlotte/Mecklenberg
                                                                                        Hospital Authority;
                                                                                        Trustee, Central Piedmont
                                                                                        Community College, Mint
                                                                                        Museum of Art; Board
                                                                                        Member, Nations Funds
                                                                                        Family (6 other registered
                                                                                        investment companies)

A. Max Walker              Director     Indefinite      Independent        93           Chairman and Board Member,
Age:  80                   and          term; Board     Financial                       Nations Funds Family (6
c/o Nations Funds          Chairman     Member since    Consultant                      other registered investment
One Bank of America Plaza  of the       1997                                            companies)
Charlotte, NC  28255       Board

Thomas S. Word, Jr.        Board        Indefinite      Partner -          89           Director - Vaughan-Bassett
Age:  63                   Member       term; Board     McGuire, Woods,                 Furniture Company, Inc.
c/o Nations Funds                       Member since    Battle & Boothe                 (furniture); Board Member,
One Bank of America Plaza               1997            LLP (law firm)                  Nations Funds Family (6
Charlotte, NC  28255                                                                    other registered investment
                                                                                        companies)

                                       OFFICERS

Richard H. Blank, Jr.      Secretary    Indefinite      Senior Vice        89           none
Age:  44                   and          term; Board     President since
Stephens Inc.              Treasurer    Member since    1998, and Vice
111 Center Street                       1997            President from
Little Rock, AR  72201                                  1994 to 1998 --
                                                        Mutual Fund
                                                        Services,
                                                        Stephens Inc.;
                                                        Secretary since
                                                        September 1993
                                                        and Treasurer
                                                        since November
                                                        1998 - Nations
                                                        Funds Family (6
                                                        other registered
                                                        investment
                                                        companies)

________________

/(1)/ Basis of Interestedness. Mr. Benson's step-son is an employee of Bank of America, the parent of BA Advisors. Mr. Sommers own securities of Bank of America Corporation, the parent holding company of BA Advisors. Mr. Word is affiliated with a law firm which provides services to Bank of America and certain of its affiliates. Mr. A. Max Walker is an Interested Board Member by virtue of the fact that he also serves as President of the Trust.

         Board Committees

         The Trust has an Audit Committee, Governance Committee and Investment Committee.

         The primary responsibilities of the Audit Committee are, as set forth in its charter, to make recommendations to the Board Members as to: the engagement or discharge of the independent auditors (including the audit fees charged by auditors); supervise investigations into matters relating to audit matters; review with the independent auditors the results of audits; and address any other matters regarding audits.

The members of the Audit Committee are: Dr. Thomas Keller (Chair), Dr. Cornelius Pings and Charles B. Walker. The Audit Committee members are not "interested" persons (as defined in the 1940 Act).

         The primary responsibilities of the Governance Committee are, as set forth in its charter, to make recommendations to the Board on issues related to the Independent Board Members and the composition and operation of the Board, and communicate with management on those issues. The Governance Committee also evaluates and nominates Board Member candidates. Shareholders of not less than 10% of the Shares of a Portfolio may call a meeting of shareholders at any time to propose an item for approval, including the election of a Board Member. The members of the Governance Committee are: William H. Grigg (Chair), William P. Carmichael (advisory capacity only for NFT, NFI and NR) and Carl E. Mundy, Jr. The Governance Committee members are not "interested" persons (as defined in the 1940 Act).

         The primary responsibilities of the Investment Committee are, as set forth in its charter, to assist the Board in carrying out its oversight responsibilities in specific areas of investment management, both by acting as liaison between the full Board and the Adviser on investment matters, and by acting on behalf of the Board, on an interim basis, on investment issues in non-recurring or extraordinary circumstances when it is impractical to convene a meeting of the full Board. In carrying out these general responsibilities the Investment Committee assists the Board in connection with issues relating to: the investment policies and procedures adopted for the Portfolios; appropriate performance benchmarks and other comparative issues; portfolio management staffing and other personnel issues of the Adviser; investment related compliance issues; possible exemptive applications or other relief necessary or appropriate with respect to investment matters; and other investment related matters referred from time to time to the Committee by the full Board. The Committee reports its activities to the full Board on a regular basis and is responsible for making such recommendations with respect to the matters described above and other matters as the Committee may deem necessary or appropriate. The members of the Investment Committee are: William P. Carmichael (Chair), Edmund L. Benson, James B. Sommers and Thomas S. Word, Jr.

         Board Compensation

         Board Members are compensated for their services to the Nations Funds Family on a complex-wide basis, and not on a per registered investment company or per fund basis. For the period February 1, 2001 through December 31, 2001, the Board approved compensation arrangements, as follows:

      Board Member                                Annual Retainer:  $65,000
                                                  Board Chairman:  Additional 25% of the combined total of
                                                  the base annual retainer and all meeting fees received as a
                                                  Board Member.
                                                  Terms:  Payable in quarterly installments.  Payable pro
                                                  rata for partial calendar year service.  Allocated across
                                                  multiple registrants.
                                                  Meeting Fees:  $5,000 per meeting for in-person meetings
                                                  (up to six meetings per calendar year) and $1,000 for
                                                  telephone meetings.  Allocated across multiple registrants convened at meetings.

      Audit Committee Member                      Chairman:  Additional 10% of the combined total of the base
         (for Audit Committee Members only)       annual retainer and all meeting fees received as a Board
                                                  Member or Audit Committee Member.
                                                  Committee Meeting Fees:  $1,000 per meeting if not held in connection with a regularly scheduled Board meeting.
                                                  Allocated across multiple registrants convened at meetings.

      Governance Committee Member                 Chairman:  Additional 10% of the combined total of the base
         (for Governance Committee Members only)  annual retainer and all meeting fees received as a Board
                                                  Member or Governance Committee Member.
                                                  Committee Meeting Fees:  $1,000 per meeting if not held in connection with a regularly scheduled Board meeting.
                                                  Allocated across multiple registrants convened at meetings.

      Investment Committee Member                 Chairman:  Additional 10% of the combined total of the base
         (for Investment Committee Members only)  annual retainer and all meeting fees received as a Board
                                                  Member or Investment Committee Member.
                                                  Committee Meeting Fees:  $1,000 per meeting if not held in connection with a regularly scheduled Board meeting.
                                                  Allocated across multiple registrants convened at meetings.

         For the period January 1, 2001 through February 1, 2001, the Board was compensated according to the following schedule:

   Board Member                            Annual Retainer: $65,000
                                           BoarD Chairman: Additional 20% of the base annual
                                           retainer.
                                           Terms: Payable in quarterly installments. Payable pro
                                           rata for partial calendar year service. Allocated across
                                           multiple registrants.
                                           Meeting Fees: $5,000 per meeting for in-person meetings
                                           (up to six meetings per calendar year) and $1,000 for
                                           telephone meetings. Allocated across multiple registrants
                                           convened at meetings.

   Audit Committee Member                  Chairman: Additional 10% of the base retainer as Board
                                           Member.
                                           Meeting Fees: $1,000 per meeting if not held within one
                                           calendar day before or after regularly scheduled Board
                                           meetings. Allocated across multiple registrants convened
                                           at meetings.

   Nominating Committee Member             Meeting Fees: $1,000 per meeting if not held within one
                                           calendar day before or after regularly scheduled Board
                                           meetings. Allocated across multiple registrants convened
                                           at meetings.



                          Compensation table for the fiscal year ended december 31, 2001
                          --------------------------------------------------------------

                                Aggregate          Pension or Retirement                     Total Compensation
                                Compensation       Benefits Accrued as     Estimated         from the Company and
                                from the           Part of Portfolio       Annual Benefits   the Fund Complex Paid
   Name of Director             Company/(1)/       Expenses/(3)/           Upon Retirement     to Directors/(2)/
   ------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------
                                               INDEPENDENT BOARD MEMBERS
   ------------------------------------------------------------------------------------------------------------------
   William P. Carmichael             $7,927                  $204              $11,000              $26,852
   ------------------------------------------------------------------------------------------------------------------
   James Ermer/(4)/                   7,762                   909               49,000               90,225
   ------------------------------------------------------------------------------------------------------------------
   William H. Grigg                   8,810                   909               49,000              111,125
   ------------------------------------------------------------------------------------------------------------------
   Thomas F. Keller                   8,535                   909               49,000              112,000
   ------------------------------------------------------------------------------------------------------------------
   Carl E. Mundy                      7,927                   834               45,000               92,000
   ------------------------------------------------------------------------------------------------------------------
   Cornelius J. Pings                 7,927                   834               45,000               92,000
   ------------------------------------------------------------------------------------------------------------------
   Charles B. Walker                  7,484                   834               45,000               87,000
   ------------------------------------------------------------------------------------------------------------------
                                                INTERESTED BOARD MEMBERS
   ------------------------------------------------------------------------------------------------------------------
   Edmund L. Benson, III             $7,927                  $834              $45,000              $92,000
   ------------------------------------------------------------------------------------------------------------------
   James B. Sommers                   8,013                   834               45,000               93,000
   ------------------------------------------------------------------------------------------------------------------
   A. Max Walker                      9,236                  1038               56,000              128,063
   ------------------------------------------------------------------------------------------------------------------
   Thomas S. Word, Jr.                8,013                   834               45,000               93,000

         _________________________

         /(1)/ All Board Members receive reasonable reimbursements for expenses related to their attendance at meetings of the Boards. Except to the extent that
A. Max Walker, as Chairman of the Board of each Company, can be deemed to be an officer of such Company, no officers of the Companies receive direct remuneration from the Companies for serving in such capacities.

         /(2)/ Messrs. Grigg, Keller and A.M. Walker receive compensation from ten investment companies that are deemed to be part of the Nations Funds "fund complex," as that term is defined under Item 13 of Form N-1A. Messrs. Benson, Ermer, C. Walker, Sommers, Mundy and Word receive compensation from six investment companies deemed to be part of the Nations Funds complex. Mr. Carmichael receives compensation from three investment companies deemed to be part of the Nations Funds complex.

         /(3)/ Total compensation amounts include deferred compensation payable to or accrued for the following Board Members: Edmund L. Benson, III $43,880; James Ermer $98,658; William H. Grigg $96,538; Thomas F. Keller $96,538; and Thomas S. Word $89,687.

         /(4)/ Mr. Ermer retired from the Board in February 2002.

         Retirement Plan

         On November 29, 2001, the Boards of the Companies approved the termination of the Nations Funds Retirement Plan effective January 1, 2002. The eligible Board Members have the option of a rollover into the Nations Funds Deferred Compensation Plan or to take a lump sum distribution, including interest, on January 1, 2003. The estimated annual benefits upon retirement stated above reflect the five year payout period, but will be paid out in a lump sum as the options state above.

         Under the terms of the Nations Funds Retirement Plan, which although now terminated was in effect for the Company's fiscal year ended December 31, 2001, each eligible director may be entitled to certain benefits upon retirement from the Board of Directors of one or more of the open-end investment companies ("Funds") in the Company's Fund Complex. Pursuant to the Retirement Plan, the normal retirement date is the date on which an eligible director has attained age 65 and has completed at least five years of continuous service with one or more of the Funds. If a director retires before reaching age 65, no benefits are payable. Each eligible director is entitled to receive an annual benefit from the Funds equal to 5% of the aggregate directors' fees payable by the Funds during the calendar year in which such director's retirement occurs multiplied by the number of years of service (not in excess of ten years of service) completed with respect to any of the Funds. Such benefit is payable to each eligible director in quarterly installments for a period of no more than five years. If an eligible director dies after attaining age 65, such director's surviving spouse (if any) will be entitled to receive 50% of the benefits that would have been paid (or would have continued to have been paid) to the director if he had not died. The Retirement Plan is unfunded. The benefits owed to each director are unsecured and subject to the general creditors of the Funds.

         Nations Funds Deferred Compensation Plan

         Under the terms of the Nations Funds Deferred Compensation Plan for Eligible Board Members (the "Deferred Compensation Plan"), each Board Member may elect, on an annual basis, to defer all or any portion of the annual board fees (including the annual retainer and all attendance fees) payable to the Board Member for that calendar year. An application was submitted to and approved by the SEC to permit deferring Board Members to elect to tie the rate of return on fees deferred pursuant to the Deferred Compensation Plan to one or more of certain investment portfolios of certain Portfolios. Distributions from the deferring Board Members' deferral accounts will be paid in cash, in generally equal quarterly installments over a period of five years beginning on the date the deferring Board Members' retirement benefits commence under the Retirement Plan. The Boards, in their sole discretion, may accelerate or extend such payments after a Board Member's termination of service. If a deferring Board Member dies prior to the commencement of the distribution of amounts in his deferral account, the balance of the deferral account will be distributed to his designated beneficiary in a lump sum as soon as practicable after the Board Member's death. If a deferring Board Member dies after the commencement of such distribution, but prior to the complete distribution of his deferral account, the balance of the amounts credited to his deferral account will be distributed to his designated beneficiary over the remaining period during which such amounts were distributable to the Board Member. Amounts payable under the Deferred Compensation Plan are not funded or secured in any way and deferring Board Members have the status of unsecured creditors of the Companies from which they are deferring compensation.

         Beneficial Equity Ownership Information

         As of the date of this SAI, Board Members and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust.

         The table below shows for each Board Member, the amount of Portfolio equity securities beneficially owned by the Board Member, and the aggregate value of all investments in equity securities of the Fund Complex, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C =
$50,001-$100,000; and D = and over $100,000.Beneficial Equity Ownership in Portfolios and Nations Funds Family

                      Calendar Year Ended December 31, 2001
                      -------------------------------------

                              Dollar Range of Equity Securities of      Aggregate Dollar Range of Equity
Board Member                  the Portfolio                             Securities of Nations Funds Family
--------------------------------------------------------------------------------------------------------------
                                          INDEPENDENT BOARD MEMBERS
---------------------------------------------------------------------------------------------------------------
William P. Carmichael         A                                                           D
---------------------------------------------------------------------------------------------------------------
William H. Grigg              A                                                           D
---------------------------------------------------------------------------------------------------------------
Thomas F. Keller              A                                                           D
---------------------------------------------------------------------------------------------------------------
Carl E. Mundy                 A                                                           D
---------------------------------------------------------------------------------------------------------------
Cornelius J. Pings            A                                                           D
---------------------------------------------------------------------------------------------------------------
Charles B. Walker             A                                                           D


---------------------------------------------------------------------------------------------------------------
INTERESTED BOARD MEMBERS
---------------------------------------------------------------------------------------------------------------
Edmund L. Benson, III         A                                                           D
---------------------------------------------------------------------------------------------------------------
James B. Sommers              A                                                           D
---------------------------------------------------------------------------------------------------------------
A. Max Walker                 A                                                           D
---------------------------------------------------------------------------------------------------------------
Thomas S. Word, Jr.           A                                                           D


         Ownership of Securities of Adviser, Distributor, or Related Entities

         None of the Independent Board Members and/or their immediate family members own securities of the adviser, the distributor, or any entity controlling, controlled by, or under common control with the adviser or the distributor.

         Disclosure of Other Transactions Involving Board Members

         Mr. Grigg has an individual retirement account and two revocable trust brokerage accounts maintained at Bank of America and for which Bank of America serves as trustee. Mr. Grigg also maintains a brokerage account at Bank of America with a value of approximately $600,000.

         Mr. Keller has opened a line of credit with Bank of America, the maximum amount under which is $100,000. Mr. Keller also maintains a brokerage account at Bank of America with at value of approximately $50,000.

         Mr. Word maintains an individual retirement account, managed on a discretionary basis, by Bank of America valued in excess of $300,000.

         Approval of Advisory and Sub-Advisory Agreements

         Under Section 15(c) of the Investment Company Act of 1940, the Board is generally required to approve annually the Advisory Agreements for the Portfolios. At each quarterly meeting the Board reviews the performance information and nature of services provided by BA Advisors, Brandes, Marsico Capital and MacKay Shields. At least annually, the Board is provided with quantitative and qualitative information to assist the Board in evaluating whether to approve the continuance of the Advisory Agreements. This information includes comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the Advisers, a description of the quality of services provided by the Advisers, as well as information about the financial condition of the Advisers.

         Before approving an Advisory Agreement with an Adviser, the Board reviewed a detailed profitability analysis of the Adviser based on the fees payable under the Advisory Agreement, including any fee waivers or fee caps, as well as any other relationships between the Portfolios and the Adviser and affiliates. The Board analyzed each Portfolio's contractual fees, including investment advisory and sub-advisory fees, administration fees, shareholder servicing fees and Rule 12b-1/distribution fees.

         The Board reviewed statistical information regarding the performance and expenses of the Portfolios and was provided with a detailed description of the methodology used to prepare this information. In addition to the performance information for each Portfolio, the Board reviewed the performance information for a group of funds that was similar to the specific Portfolio ("Peer Group"), the relevant Lipper category of funds ("Lipper Group"), and an appropriate broad-based market index. The Board also reviewed data relating to the risk of each Portfolio as compared to its total return. This data showed the statistical measurement of the volatility of each Portfolio's total return throughout a specific time-period. The Board also reviewed, for each Portfolio as compared to its Peer Group and Lipper Group, the: (i) combined contractual advisory and administration fees; (ii) net expense ratios; (iii) maximum contractual advisory fees permitted under the Advisory Agreement (excluding fee waivers and/or expense reimbursements); and (iv) projected contractual advisory fees showing the impact of breakpoints, if any, on contractual advisory fees. During its review, the Board considered the advisory fees paid by the Portfolios as well as the total fees paid to the Adviser for advisory and other services it provides to the Portfolios. The Board also reviewed information pertaining to the fee structure for each Portfolio and considered whether alternative fee structures (i.e. breakpoint fee structures, performance-based fees, fee waivers or fee caps) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in a Portfolio's asset levels.

         The Board received and reviewed copies of each Adviser's latest Form ADV. In addition, the Board analyzed each Adviser's background and services that it provides to the Portfolios. Among other things, the Board reviewed and discussed the investment philosophy and experience of each Adviser. The Board discussed the fact that the primary investment adviser has established an investment program for each Portfolio and supervised and evaluated the sub-adviser(s) who make the day-to-day investment decisions for the respective Portfolios. The Board recognized that the primary investment adviser has expertise in hiring and overseeing the activities of the sub-advisers in the various asset classes and the ability to oversee multiple sub-advisers many of whom have different investment philosophies and styles. The Board also recognized that the primary investment adviser's oversight responsibilities include the monitoring of Portfolio compliance with federal securities laws and regulations. The Board reviewed the Advisers compliance procedures including the Advisers' internal compliance policies relating to the respective Codes of Ethics and the Advisers' policies on personal trading, internal compliance procedures relating to the Portfolios' portfolio investments and operations, the process for monitoring and evaluating work performed by third parties, compliance by the distributor on behalf of the Portfolios with SEC and other regulatory requirements, maintenance of books and records of the Portfolios and recordkeeping systems of the Advisers, and other activities and clients of the Advisers. The Board also received and reviewed information on all SEC and other regulatory inquiries or audits of the Advisers, and a summary of communications from Portfolio shareholders received by the Advisers, the Portfolios or the Portfolios' transfer agent since the last approval of the Advisory Agreements. The Board also considered the background and experience of the senior management of each Adviser and the level of attention given to the Portfolios by senior investment personnel of each Adviser.

         In addition to the above considerations, the Board also analyzed certain factors relating specifically to sub-advisers. For example, the Board considered the sub-adviser's investment strategies, research capabilities, means for executing portfolio transactions and scope of investment services. The

Board analyzed the degree to which each sub-adviser who oversees several funds can manage across asset classes and whether its investment disciplines are driven by proprietary research. The Board reviewed the qualifications, backgrounds and responsibilities of the staff performing investment services for the Portfolios. The Board also reviewed the sub-adviser's procedures for selecting brokers to execute portfolio transactions for the Portfolios. More specifically, the Board reviewed the method by which each sub-adviser selects brokers and the factors that the sub-adviser considers prior to selecting a broker to execute portfolio transactions. One such factor was the sub-adviser's consideration of obtaining research services or other soft dollar arrangements through the allocation of Portfolio brokerage. The Board also considered the standards and performance in seeking best execution, whether and to what extent soft dollar credits are sought and how any such credits are utilized, the benefits from using an affiliated broker, the extent to which efforts are made to recapture transaction costs, and the existence of quality controls applicable to the Portfolios' portfolios. The Board reviewed the sub-adviser's method for allocating portfolio opportunities among the Portfolios and other advisory clients.

         Finally, in evaluating the Advisers, the Board recognized that the Advisers have the size, visibility and resources to attract and retain highly qualified investment professionals, including research, advisory, or marketing personnel. Similarly, the Board reviewed each entity's ability to provide a competitive compensation package, including incentive and retirement plans, to its employees such that each entity would be able to attract and retain high-quality employees. In addition, the Board reviewed recent and anticipated hirings and departures of personnel, the Advisers' policies relating to assignment of personnel devoted to the Portfolios, and the general nature of the compensation structure applicable to portfolio managers and key personnel.

         Based on the above analysis, the Board determined that the Advisory Agreements, including the fee levels, were fair and reasonable in light of all relevant circumstances. This determination, was based on the following factors more fully discussed above: (i) level of profits realized by the primary investment adviser from its advisory arrangement with the Portfolios; (ii) an analysis of advisory fees paid by the Portfolios compared to other similar funds; (iii) the scope of each Adviser's background and experience; (iv) and the quality of services provided by each of the Advisers.

         Codes of Ethics

         The Trust, each Adviser and Stephens have adopted a Code of Ethics which contains policies on personal securities transactions by "access persons," including portfolio managers and investment analysts. These Codes of Ethics substantially comply in all material respects with recently amended Rule 17j-1 under the 1940 Act, which among other things provides that the Board must review each Code of Ethics at least annually.

         The Codes of Ethics, among other things, prohibit each access person from purchasing or selling securities when such person knows or should have known that, at the time of the transaction, the security (i) was being considered for purchase or sale by a Portfolio, or (ii) was being purchased or sold by a Portfolio. For purposes of the Codes of Ethics, an access person means
(i) a director or officer of the Trust, (ii) any employee of the Trust (or any company in a control relationship with the Trust) who, in the course of his/her regular duties, obtains information about, or makes recommendations with respect to, the purchase or sale of securities by the Trust, and (iii) any natural person in a control relationship with the Trust who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions, including a requirement that they disgorge to the Trust any profits realized on short-term trading (i.e., the purchase/sale or sale/purchase of securities within any 60-day period). The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the Codes of Ethics generally require access persons, other than Independent Board Members, submit reports to the Trust's designated compliance person regarding transactions involving securities which are eligible for purchase by a Portfolio. The Codes of Ethics for the Trust, Advisers and Stephens are on public file with, and are available from, the SEC.

                               COMPENSATION TABLE

                                                      Pension or
                                                  Retirement Benifits
                                  Compensation     Accured as Part of Estimated Annual       Total Compensation
       Name of Person                 from         Master Portfolio    Benefits Upon      from NMIT & Nations Funds
        Position (1)                  NMIT            Expenses        Retirement Plan           Family (2)(3)
        ------------                                  --------        ----------------          -------------

Edmund L. Benson, III                7,927               834               45,00                    92,000
Board Member

William Carmichael                   7,927               204               11,00                    26,852
Board Member

James Ermer                          7,762               909              49,000                    90,225
Board Member

William H. Grigg                     8,810               909              49,000                   111,125
Board Member

Thomas F. Keller                     8,535               909              49,000                   112,000
Board Member

Carl E. Mundy, Jr.                   7,927               834              45,000                    92,000
Board Member

Dr. Cornelius Pings                  7,927               834              45,000                    92,000
Board Member

James P. Sommers                     8,013               834              45,000                    93,000
Board Member

A. Max Walker                        9,236              1038              56,000                   128,063
Chairman of the Board

Charles B. Walker                    7,484               834              45,000                    87,000
Board Member

Thomas S. Word                       8,013               834              45,000                    93,000
Board Member

         /(1)/ All Board Members receive reasonable reimbursements for expenses related to their attendance at meetings of the boards of the companies in the Nations Funds Family. Except to the extent that A. Max Walker, as Chairman of the Board of each fund company in the Nations Funds Family, can be deemed to be an officer of such company, no officers of these companies receive direct remuneration from these companies for serving in such capacities.

         /(2)/ Messrs. Grigg, Keller and A.M. Walker receive compensation from eleven investment companies that are deemed to be part of the Nations Funds "fund complex," as that term is defined under Rule 14a-101 of the 1934 Act. Messrs. Benson, Ermer, C. Walker, Sommers, Mundy and Word receive compensation from seven investment companies deemed to be part of the Nations Funds complex. Mr. Carmichael receives compensation from four investment companies deemed to be part of the Nations Funds complex.

         /(3)/ Total compensation amounts include deferred compensation payable to or accrued for the following Board Members: Edmund L. Benson, III $44,302; James Ermer $86,898; William H. Grigg $90,649; Thomas F. Keller $91,343; and Thomas S. Word $89,567.

               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
               ---------------------------------------------------

         As of July 2, 2001, the following Feeder Funds may be deemed a "control person" (as that term is defined in the 1940 Act) of those Master Portfolios, shown below, in that it is deemed to beneficially own greater than 25% of the outstanding Beneficial Interests of a Master Portfolio by virtue of its fiduciary or trust roles.

         As of July 2, 2001, the name, address and percentage of ownership of each person who may be deemed to be a principal holder (i.e., owns of record or is known by NMIT to own beneficially 5% or more of a Master Portfolio's outstanding shares) is:

Master Portfolio                      Name and Address                              Amount of            Percentage
----------------                      ----------------                              Beneficial           of Master
                                                                                    Interests Owned;     ---------
                                                                                    Type of Ownership    Portfolio
                                                                                    -----------------    ---------
Intermediate Bond Master Portfolio    Nations Intermediate Bond Fund                  133,539,129           86.14
                                      c/o Stephens Inc.
                                      101 South Tryon Street
                                      Charlotte, NC  28255
Intermediate Bond Master Portfolio    Nations Intermediate Bond Fund (Offshore)        21,486,560           13.86
                                      P.O. Box 2634 GT
                                      Anchorage Centre
                                      Georgetown
                                      Grand Cayman
                                      Cayman Islands
Blue Chip Master Portfolio            Nations Blue Chip Fund                          760,947,787           95.22
                                      c/o Stephens Inc.
                                      101 South Tryon Street
                                      Charlotte, NC  28255
International Equity Master           Nations International Equity Fund               637,658,893           99.74
Portfolio                             c/o Stephens Inc.
                                      101 South Tryon Street
                                      Charlotte, NC  28255
International Value Master Portfolio  Nations International Value Fund              2,151,812,970           90.55
                                      c/o Stephens Inc.
                                      101 South Tryon Street
                                      Charlotte, NC  28255
International Value Master Portfolio  Nations International Value Fund (Offshore)     224,562,661            9.45
                                      P.O. Box 2634 GT
                                      Anchorage Centre
                                      Georgetown
                                      Grand Cayman
                                      Cayman Islands
Marsico Growth & Income Master        Nations Marsico Growth & Income Fund            498,834,798           97.32
Portfolio                             c/o Stephens Inc.
                                      101 South Tryon Street
                                      Charlotte, NC  28255
Marsico Focused Equities Master       Nations Marsico Focused Equities Fund         1,793,413,927           98.70
Portfolio                             c/o Stephens Inc.
                                      101 South Tryon Street
                                      Charlotte, NC  28255
Marsico 21st Century Master           Nations Marsico 21/st/ Century Fund              80,374,103             100
Portfolio                             c/o Stephens Inc.
                                      101 South Tryon Street
                                      Charlotte, NC  28255
Marsico International Opportunities   Nations Marsico International Opportunities       7,734,778             100
Master Portfolio                      Fund
                                      c/o Stephens Inc.
                                      101 South Tryon Street
                                      Charlotte, NC  28255
High Yield Bond Master Portfolio      Nations High Yield Bond Fund                    156,167,076           94.41
                                      c/o Stephens Inc.
                                      101 South Tryon Street
                                      Charlotte, NC  28255
High Yield Portfolio                  Nations High Yield Bond Fund (Offshore)           7,801,159            5.59
                                      P.O. Box 2634 GT
                                      Anchorage Centre
                                      Georgetown
                                      Grand Cayman
                                      Cayman Islands
International Bond Portfolio          Nations Bond Fund                               117,957,080           86.76
                                      c/o Stephens Inc.
                                      101 South Tryon Street
                                      Charlotte, NC  28255

International Bond Portfolio          Nations LifeGoal Balanced Growth Fund         10,883,253           8.00
                                      c/o Stephens Inc.
                                      101 South Tryon Street
                                      Charlotte, NC  28255
International Bond Portfolio          Nations Intermediate Bond Fund                 7,124,253           5.24
                                      c/o Stephens Inc.
                                      101 South Tryon Street
                                      Charlotte, NC  28255
High Yield Portfolio                  Nations Strategic Income Fund                 69,646,604           100
                                      c/o Stephens Inc.
                                      101 South Tryon Street
                                      Charlotte, NC  28255

         As of July 2, 2001, the amount of Beneficial Interests of any Master Portfolio by its Board Members and officers as a group was less than 1% of any class of shares of a Master Portfolio.


                     INVESTMENT ADVISORY AND OTHER SERVICES
                     --------------------------------------

         Investment Adviser and Sub-Advisers

         BA Advisors, BACAP and Marsico Capital

         BA Advisors is the primary investment adviser to the Master Portfolios.

         BACAP is the investment sub-adviser to the Blue Chip Master Portfolio, Intermediate Bond Master Portfolio, High Yield Portfolio, International Bond Portfolio, SmallCap Value Master Portfolio and Strategic Growth Master Portfolio.

         Marsico Capital is investment sub-adviser to the Marsico Focused Equities Master Portfolio, Marsico Growth & Income Master Portfolio, Marsico 21st Century Master Portfolio and Marsico International Opportunities Master Portfolio. It also is the co-investment sub-adviser to International Equity Master Portfolio.

         BA Advisors also serves as the investment adviser to the portfolios of Nations Fund, Inc., Nations Fund Trust, Nations Reserves, Nations Funds Trust and Nations Separate Account Trust, registered investment companies that are part of the Nations Funds Family. In addition, BA Advisors serves as the investment adviser to Hatteras Income Securities, Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc. and Nations Balanced Target Maturity Fund, Inc., each a closed-end diversified management investment company traded on the NYSE. BACAP also serves as the investment sub-adviser to certain of the portfolios of Nations Fund, Inc., Nations Fund Trust, Nations Reserves, Nations Funds Trust and Nations Separate Account Trust and also sub-adviser to Hatteras Income Securities, Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc., and Nations Balanced Target Maturity Fund, Inc.

         BA Advisors and BACAP are each wholly owned subsidiaries of Bank of America, which in turn is a wholly owned banking subsidiary of Bank of America Corporation, a financial services holding company organized as a Delaware corporation. The respective principal offices of BA Advisors and BACAP are located at One Bank of America Plaza, Charlotte, N.C. 28255.

         Marsico Capital is located at 1200 17th Street, Suite 1300, Denver, CO 80202. Thomas F. Marsico is Chairman and Chief Executive Officer of Marsico Capital. Prior to forming Marsico Capital in September 1997, Mr. Marsico had 18 years of experience as a securities analyst/portfolio manager. Marsico Capital is an indirect, wholly-owned subsidiary of Bank of America.

         Since 1874, Bank of America and its predecessors have been managing money for foundations, universities, corporations, institutions and individuals. Today, Bank of America affiliates collectively manage more than $120 billion in mutual fund assets. It is a company dedicated to a goal of providing responsible investment management and superior service. Bank of America is recognized for its sound investment approaches, which place it among the nation's foremost financial institutions. Bank of America and its affiliates organization makes available a wide range of financial services to its over 6 million customers through over 1700 banking and investment centers.

         Sub-Advisers Unaffiliated with BA Advisors

         Brandes is the investment sub-adviser to the International Value Master Portfolio. Brandes Investment Partners, Inc. owns a controlling interest in Brandes and serves as its General Partner. Charles Brandes is the controlling shareholder of Brandes Investment Partners, Inc. The principal offices of Brandes are located at 11988 El Camino Real, Suite 500, San Diego, California 92130.

         MacKay Shields is the investment sub-adviser to the High Yield Master Portfolio. MacKay Shields is located at 9 West 57th Street, New York, NY 10019.

         Marsico Capital, INVESCO and Putnam are the co-investment sub-advisers to International Equity Master Portfolio.

         INVESCO, with principal offices located at 1315 Peachtree Street, N.E., Atlanta, Georgia 30309, was founded in 1997 as a division of INVESCO Global a publicly traded investment management firm located in London, England, and a wholly owned subsidiary of AMVESCAP PLC, a publicly traded UK financial holding company also located in London, England that, through its subsidiaries, engages in international investment management. The "management team" responsible for the day-to-day investment decisions for INVESCO's managed portion of the assets of the International Equity Master Portfolio are: John D. Rogers, CFA; W. Linsay Davidson; Michele T. Garren, CFA; Erik B. Granade, CFA; Kent A. Stark; and Ingrid Baker, CFA.

         Putnam, with principal offices located at One Post Office Square, Boston, Massachusetts 02109, is a wholly owned subsidiary of Putnam Investments, Inc., an investment management firm founded in 1937 which, except for shares held by employees is owned by Marsh & McLennan Companies, a publicly traded professional services firm that engages, through its subsidiaries in the business of insurance brokerage, investment management and consulting. The "management team" responsible for the day-to-day investment decisions for Putnam's managed portion of the assets of the International Equity Master Portfolio are: Omid Kamshad, CFA; Mark D. Pollard, Justin M. Scott and Paul C. Warren.

         Investment Advisory and Sub-Advisory Agreements

         Pursuant to the terms of NMIT's Investment Advisory Agreement, BA Advisors, as investment adviser to the Master Portfolios, is responsible for the overall management and supervision of the investment management of each Master Portfolio. Pursuant to the terms of NMIT's Investment Sub-Advisory Agreements, BACAP, Brandes, MacKay Shields, INVESCO, Putnam and/or Marsico Capital select and manage the respective investments of the Master Portfolios. Each Adviser performs its duties subject at all times to the control of the Board and in conformity with the stated policies of each Master Portfolio. The Investment Advisory Agreement and Investment Sub-Advisory Agreements are sometimes referred to as the "Advisory Agreements."

         The Advisory Agreements generally provide that in the absence of willful misfeasance, bad faith, negligence or reckless disregard of an Adviser's obligations or duties thereunder, or any of its respective officers, directors, employees or agents, the Adviser shall not be subject to liability to a Company or to any interestholder of NMIT for any act or omission in the course of rendering services under thereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

         Each Advisory Agreement became effective with respect to a Master Portfolio after approved by the Board, and after an initial two year period, continues from year to year, provided that such continuation of the Advisory Agreement is specifically approved at least annually by the Board, including its Independent Board Members. The respective Advisory Agreement terminates automatically in the event of its assignment, and is terminable with respect to a Master Portfolio at any time without penalty by NMIT (by vote of the Board or by vote of a majority of the outstanding voting securities of the Master Portfolio) or by BA Advisors on 60 days' written notice.

         The Master Portfolios pay BA Advisors an annual fee for its investment advisory services, as set forth in the Investment Advisory Agreements. The fee is calculated as a percentage of the average daily net assets of each Master Portfolio and is paid monthly. BA Advisors, in turn, from these fees it receives, pays investment sub-advisers for the services they provide to each Master Portfolio based on the percentage of the average daily net assets of each Master Portfolio, as set forth in the Investment Sub-Advisory Agreements.

         BA Advisors also may pay amounts from its own assets to Stephens or to selling or servicing agents for services they provide. The investment advisory agreements and the investment sub-advisory agreements for the Master Portfolios are generally similar to the Advisory Agreements.

         Advisory Fee Rates

         The maximum advisory fee rate payable by a Master Portfolio, along with the actual advisory fee rate (after taking into account any waivers) paid by a Master Portfolio last fiscal year, are shown in the Funds' prospectuses.


         Advisory Fees Paid

         BA Advisors (or its predecessor) received fees from the Master Portfolios for its services as reflected in the following chart, which shows the net advisory fees paid to BA Advisors, the advisory fees waived and expense reimbursements, where applicable, for the fiscal year ended March 31, 2001. Advisory fees paid for the fiscal years ended March 31, 2000 and March 31, 1999 are not shown because no Master Portfolio had commenced operations early enough to complete those full fiscal years.

                                                       Net               Amount             Reimbursed
                                                   Amount Paid           Waived             by Adviser
                                                   -----------           ------             ----------
Intermediate Bond Master Portfolio                    478,158                 0                     0
Blue Chip Master Portfolio                          6,290,764                 0                     0
International Equity Master Portfolio               7,605,647                 0                     0
International Value Master Portfolio               10,415,621         1,301,950                     0
Marsico Growth & Income Master Portfolio            4,704,076                 0                     0
Marsico Focused Equities Master Portfolio          17,179,527               n/a                   n/a
Marsico 21st Century Master Portfolio*                    n/a               n/a                   n/a
Marsico International Opportunities Master                n/a               n/a                   n/a
Portfolio*
SmallCap Value Master Portfolio*                          n/a               n/a                   n/a
Strategic Growth Master Portfolio*                        n/a               n/a                   n/a
High Yield Bond Master Portfolio                      207,035                 0                     0
High Yield Portfolio*                                     n/a               n/a                   n/a
International Bond Portfolio*                             n/a               n/a                   n/a


*There are no amounts shown for this Master Portfolio because it has not yet completed a full fiscal year.

         Sub-Advisory Fee Rates

         The maximum advisory fee rate payable by a Master Portfolio, along with the actual advisory fee rate (after taking into account any waivers) paid by a Master Portfolio last fiscal year, are shown in the Funds' prospectuses. BA Advisors, from the fees that it receives pays the Funds' investment sub-advisers. The rate at which the various investment sub-advisers are paid are reflected in the related Investment Sub-Advisory Agreements (or the investment sub-advisory agreement with the Master Portfolios), which have been filed with the SEC on the Form N-1A registration statement for each of NFI, NFT, NR and NFST (or NMIT, if a Master Portfolio). An investor may view these filings by going to the SEC's website (www.sec.gov).

         Sub-Advisory Fees Paid

         The Funds' Investment Sub-Advisers (or their predecessors) received sub-advisory fees from BA Advisors for their services as reflected in the following chart, which shows the net sub-advisory fees paid to the indicated sub-adviser, the advisory fees waived and expense reimbursements where applicable for the fiscal year ended March 31, 2001. Sub-advisory fees paid by BA Advisors to affiliated sub-advisers are not required to be shown; accordingly, sub-advisory fees paid to BACAP and Marsico Capital are not shown separately. Sub-advisory fees paid for the fiscal years ended March 31, 2000 and March 31, 1999 are not shown because no Master Portfolio had commenced operations early enough to complete those full fiscal years.


                                                       Net               Amount             Reimbursed
                                                   Amount Paid           Waived             by Adviser
                                                   -----------           ------             ----------
Intermediate Bond Master Portfolio                        n/a               n/a                   n/a
Blue Chip Master Portfolio                          2,212,379                 0                     0
International Equity Master Portfolio               4,923,656                 0                     0
         INVESCO                                    1,575,243                 0                     0
         Marsico Capital                                  n/a               n/a                   n/a
         Putnam                                     1,824,895                 0                     0
International Value Master Portfolio                6,522,895                 0                     0
Marsico Growth & Income Master Portfolio                  n/a               n/a                   n/a
Marsico Focused Equities Master Portfolio                 n/a               n/a                   n/a
Marsico 21st Century Master Portfolio*                    n/a               n/a                   n/a
Marsico International Opportunities Master                n/a               n/a                   n/a
Portfolio*
SmallCap Value Master Portfolio*                          n/a               n/a                   n/a

Strategic Growth Master Portfolio*                        n/a               n/a                   n/a
High Yield Bond Master Portfolio                      147,158                 0                     0
High Yield Portfolio*                                     n/a               n/a                   n/a
International Bond Portfolio*                             n/a               n/a                   n/a

*There are no amounts shown for this Master Portfolio because it has not yet completed a full fiscal year.

         CO-ADMINISTRATORS AND SUB-ADMINISTRATOR

         Co-Administrators

         Stephens and BA Advisors serve as Co-Administrators of NMIT. The Co-Administrators serve under a Co-Administration Agreement which provide that the Co-Administrators may receive, as compensation for their services, fees, computed daily and paid monthly, at the annual rate of: 0.05% of the average daily net assets of the Master Portfolios, except Marsico Focused Equities Master Portfolio, Marsico Growth & Income Master Portfolio, Marsico 21st Century Master Portfolio, Marsico International Opportunities Master Portfolio, High Yield Portfolio and International Bond Portfolio, which are at the annual rate of: 0.10%. BA Advisors also may pay amounts from its own assets to Stephens or to selling or servicing agents for services they provide.

         Pursuant to the Co-Administration Agreement, Stephens has agreed to, among other things, (i) maintain office facilities for the Master Portfolios,
(ii) furnish statistical and research data, data processing, clerical, and internal executive and administrative services to NMIT, (iii) furnish corporate secretarial services to NMIT, including coordinating the preparation and distribution of materials for Board meetings, (iv) coordinate the provision of legal advice to NMIT with respect to regulatory matters, (v) coordinate the preparation of reports to each Master Portfolio's interestholders and the SEC, including annual and semi-annual reports, (vi) coordinate the provision of services to NMIT and the Custodian, and (vii) generally assist in all aspects of NMIT's operations. Stephens bears all expenses incurred in connection with the performance of its services.

         Also, pursuant to the Co-Administration Agreement, BA Advisors has agreed to, among other things, (i) provide accounting and bookkeeping services for the Master Portfolios, (ii) compute each Master Portfolio's net asset value and net income, (iii) accumulate information required for NMIT's reports to shareholders and the SEC, (iv) prepare and file NMIT's federal and state tax returns, (v) perform monthly compliance testing for NMIT, and (vi) prepare and furnish NMIT monthly broker security transaction summaries and transaction listings and performance information. BA Advisors bears all expenses incurred in connection with the performance of its services.

         The Co-Administration Agreement may be terminated by a vote of a majority of the Board, by Stephens, or by BA Advisors, respectively, on 60 days' written notice without penalty. The Co-Administration Agreement is not assignable without the written consent of the other party. Furthermore, the Co-Administration Agreement provides that Stephens and BA Advisors shall not be liable to the Master Portfolios or to their interestholders except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of duty on the part of either Stephens or BA Advisors.

         Sub-Administrator

         BNY serves as Sub-Administrator for the Master Portfolios pursuant to a Sub-Administration Agreement. Pursuant to its terms, BNY assists Stephens and BA Advisors in supervising, coordinating and monitoring various aspects of the Master Portfolios' administrative operations. For providing such services, BNY is entitled to receive a monthly fee from Stephens and BA Advisors based on an annual rate of the Funds' average daily net assets, as shown below.

Government & Corporate Bond Master Portfolios
---------------------------------------------

              Breakpoints                       Rate

---------------------------------------- -------------------
 +   than or equal to $500 million         0.0500%
 **  $500 million to $1 billion            0.0500%
 **  $1 billion to $1.5 billion            0.0300%
 +   $1.5 billion to $2 billion            0.0150%
 In excess of $2 billion                   0.0050%

Stock Master Portfolios
-----------------------

              Breakpoints                       Rate

---------------------------------------- -------------------
 +  or equal to $500 million              0.0600%
 ** $500 million to $1 billion            0.0600%
 ** $1 billion to $1.5 billion            0.0400%
 $1.5 billion to $2 billion               0.0200%
 In excess of $2 billion                  0.0100%

International/Global Stock Master Portfolios
--------------------------------------------

              Breakpoints                       Rate

---------------------------------------- -------------------
 +  than or equal to $500 million         0.0700%
 ** $500 million to $1 billion            0.0700%
 ** $1 billion to $1.5 billion            0.0500%
 ** $1.5 billion to $2 billion            0.0300%
 In excess of $2 billion                  0.0100%

         Co-Administration and Sub-administration Fees Paid

         The table set forth below states the net co-administration fees paid to BA Advisors and Stephens and the sub-administration fees paid to BNY for the fiscal year ended March 31, 2001.


                                                       Net                Net                 Net
                                                Co-Administration  Co-Administration   Sub-Administration
                                                 Fees Paid to BA      Fees Paid to      Fees Paid to BNY
                                                Advisors by the     Stephens by the      by the Master
                                                     Master              Master            Portfolio(a)
                                                  ------------        ------------         ------------
                                                  Portfolio(a)        Portfolio(a)
                                                  ------------        ------------
Intermediate Bond Master Portfolio                     59,915             (145)                   0
Blue Chip Master Portfolio                            484,216             (292)                   0
International Equity Master Portfolio                 479,212             (858)                   0
International Value Master Portfolio                  652,290           (1,315)                   0
Marsico Growth & Income Master Portfolio              627,835             (624)                   0
Marsico Focused Equities Master Portfolio           2,292,825           (2,228)                   0
Marsico 21st Century Master Portfolio*                    n/a              n/a                  n/a
Marsico International Opportunities Master
 Portfolio*                                               n/a              n/a                  n/a
SmallCap Value Master Portfolio*                          n/a              n/a                  n/a
Strategic Growth Master Portfolio*                        n/a              n/a                  n/a
High Yield Bond Master Portfolio                       18,864             (143)                   0
High Yield Portfolio*                                     n/a              n/a                  n/a
International Bond Portfolio*                             n/a              n/a                  n/a

*There are no amounts shown for this Master Portfolio because it has not yet completed a full fiscal year.
(a)A certain amount of co-administration fees and sub-administration fees are also paid at the Master Portfolio level.

+  Less than
** Greater than

         Co-administration and sub-administration fees paid for the fiscal years ended March 31, 2000 and March 31, 1999 are not shown because no Master Portfolio had commenced operations early enough to complete those full fiscal years.

         EXPENSES

         The Distributor and Co-Administrators furnish, without additional cost to NMIT, the services of the Treasurer and Secretary and such other personnel (other than the personnel of an Adviser) as are required for the proper conduct of NMIT's affairs. NMIT pays or causes to be paid all other expenses, including, without limitation: the fees of the Adviser, the Distributor, Co-Administrators and Sub-Administrator; the charges and expenses of any registrar, any custodian or depository appointed by NMIT for the safekeeping of its cash, securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by NMIT; brokerage commissions chargeable to NMIT in connection with securities transactions to which NMIT is a party; all taxes, including securities issuance and transfer taxes; corporate fees payable by NMIT to federal, state or other governmental agencies; all costs and expenses in connection with the registration and maintenance of registration of NMIT with the SEC; all expenses of interestholders' and Board meetings and of preparing, printing and mailing proxy statements and reports to interestholders, if any; fees and travel expenses of Board Members; all expenses incident to the payment of any dividend or distribution, whether in shares or cash; charges and expenses of any outside service used for pricing of NMIT's shares; fees and expenses of legal counsel and of independent auditors in connection with any matter relating to NMIT; membership dues of industry associations; interest payable on NMIT borrowings; postage and long-distance telephone charges; insurance premiums on property or personnel (including officers and directors) of NMIT which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of NMIT's operation unless otherwise explicitly assumed by the Adviser), the Co-Administrators or Sub-Administrator.

         OTHER SERVICE PROVIDERS

         Custodian

         BNY 100 Church Street, New York, N.Y. 10286 serves as Custodian for the Master Portfolios' assets. As Custodian, BNY maintains the Master Portfolios' securities cash and other property, delivers securities against payment upon sale and pays for securities against delivery upon purchase, makes payments on behalf of such Master Portfolios for payments of dividends, distributions and redemptions, endorses and collects on behalf of such Master Portfolios all checks, and receives all dividends and other distributions made on securities owned by such Master Portfolios.

         With respect to foreign custody activities, the SEC has amended Rule 17f-5 under the 1940 Act and adopted Rule 17f-7 to permit the Board to delegate certain foreign custody matters to foreign custody managers and to modify the criteria applied in the selection process. Accordingly, BNY serves as Foreign Custody Manager, pursuant to a Foreign Custody Manager Agreement, under which the Board retains the responsibility for selecting foreign compulsory depositories, although BNY agrees to make certain findings with respect to such depositories and to monitor such depositories.

         Independent Accountants

         NMIT issues unaudited financial information semi-annually and audited financial statements annually. The annual financial statements for the Master Portfolios fiscal year ended March 31, 2001 has been audited by their independent accountants PricewaterhouseCoopers LLP. The Board has selected PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036, as the independent accountants to audit NMIT's books and review tax returns for the fiscal year ended March 31, 2002.

         The Master Portfolios' audited financial statements for the fiscal period ended March 31, 2001 are incorporated herein by reference into this SAI.

         Counsel

        Morrison & Foerster LLP serves as legal counsel to NMIT. Its address is 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006.


         BROKERAGE ALLOCATION AND OTHER PRACTICES
         ----------------------------------------

         GENERAL BROKERAGE POLICY, BROKERAGE TRANSACTIONS AND BROKER SELECTION

         Subject to policies established by the Board, the Adviser (which in this context refers to the investment sub-adviser(s) as well who make the day to day decisions for a Master Portfolio) is responsible for decisions to buy and sell securities for each Master Portfolio, for the selection of broker/dealers, for the execution of a Master Portfolio's securities transactions, and for the allocation of brokerage in connection with such transactions. The Adviser's primary consideration in effecting a security transaction is to obtain the best net price and the most favorable execution of the order. Purchases and sales of securities on a securities exchange are effected through brokers who charge negotiated commissions for their services. Orders may be directed to any broker to the extent and in the manner permitted by applicable law.

         In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without stated commissions, although the price of a security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.

         In placing orders for portfolio securities of a Master Portfolio, the Adviser gives primary consideration to obtaining the most favorable price and efficient execution. This means that the Adviser will seek to execute each transaction at a price and commission, if any, which provide the most favorable total cost or proceeds reasonably attainable in the circumstances. In seeking such execution, the Adviser will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including, without limitation, the size and type of the transaction, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the broker/dealer, the reputation, reliability, experience and financial condition of the broker/dealer, the value and quality of the services rendered by the broker/dealer in this instant and other transactions, and the reasonableness of the spread or commission, if any. Research services received from broker/dealers supplement the Adviser's own research and may include the following types of information: statistical and background information on industry groups and individual companies; forecasts and interpretations with respect to U.S. and foreign economies, securities, markets, specific industry groups and individual companies; information on political developments; Master Portfolio management strategies; performance information on securities and information concerning prices of securities; and information supplied by specialized services to the Adviser and to a Company's Board with respect to the performance, investment activities and fees and expenses of other mutual funds. Such information may be communicated electronically, orally or in written form. Research services may also include the providing of equipment used to communicate research information, the arranging of meetings with management of companies and the providing of access to consultants who supply research information.

         The outside research is useful to the Adviser since, in certain instances, the broker/dealers utilized by the Adviser may follow a different universe of securities issuers and other matters than the Adviser's staff can follow. In addition, this research provides the Adviser with a different perspective on financial markets, even if the securities research obtained relates to issues followed by the Adviser . Research services which are provided to the Adviser by broker/dealers are available for the benefit of all accounts managed or advised by the Adviser. In some cases, the research services are available only from the broker/dealer providing such services. In other cases, the research services may be obtainable from alternative sources. The Adviser is of the opinion that because the broker/dealer research supplements rather than replaces its research, the receipt of such research does not tend to decrease its expenses, but tends to improve the quality of its investment advice. However, to the extent that the Adviser would have purchased any such research services had such services not been provided by broker/dealers, the expenses of such services to the Adviser could be considered to have been reduced accordingly. Certain research services furnished by broker/dealers may be useful to the Adviser with clients other than the Master Portfolios. Similarly, any research services received by the Adviser through the placement of transactions of other clients may be of value to the Adviser in fulfilling its obligations to the Master Portfolios. The Adviser is of the opinion that this material is beneficial in supplementing its research and analysis; and, therefore, it may benefit the Companies by improving the quality of the Adviser's investment advice. The advisory fees paid by the Companies are not reduced because the Adviser receives such services.

         Under Section 28(e) of the 1934 Act, the Adviser shall not be "deemed to have acted unlawfully or to have breached its fiduciary duty" solely because under certain circumstances it has caused the account to pay a higher commission than the lowest available. To obtain the benefit of Section 28(e), the Adviser must make a good faith determination that the commissions paid are "reasonable in relation to the value of the brokerage and research services provided...viewed in terms of either that particular transaction or its overall responsibilities with respect to the accounts as to which it exercises investment discretion and that the services provided by a broker/dealer provide an adviser with lawful and appropriate assistance in the performance of its investment decision making responsibilities." Accordingly, the price to a Master Portfolio in any transaction may be less favorable than that available from another broker/dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Some broker/dealers may indicate that the provision of research services is dependent upon the generation of certain specified levels of commissions and underwriting concessions by the Adviser's clients, including the Master Portfolios.

         Commission rates are established pursuant to negotiations with the broker/dealers based on the quality and quantity of execution services provided by the broker/dealer in the light of generally prevailing rates. On exchanges on which commissions are negotiated, the cost of transactions may vary among different broker/dealers. Transactions on foreign stock exchanges involve payment of brokerage commissions which are generally fixed. Transactions in both foreign and domestic over-the-counter markets are generally principal transactions with dealers, and the costs of such transactions involve dealer spreads rather than brokerage commissions. With respect to over-the-counter transactions, the Adviser, where possible, will deal directly with dealers who make a market in the securities involved except in those circumstances in which better prices and execution are available elsewhere.

         In certain instances there may be securities which are suitable for more than one Master Portfolio as well as for one or more of the other clients of the Adviser. Investment decisions for each Master Portfolio and for the Adviser's other clients are made with the goal of achieving their respective investment objectives. A particular security may be bought or sold for only one client even though it may be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when a number of accounts receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. In some cases, this policy could have a detrimental effect on the price or volume of the security in a particular transaction as far as a Master Portfolio is concerned.

         The Master Portfolios may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. A Master Portfolio will engage in this practice, however, only when the Adviser, in its sole discretion, believes such practice to be otherwise in the Master Portfolio's interests.

         The Companies will not execute portfolio transactions through, or purchase or sell portfolio securities from or to the Distributor, the Adviser, the Administrator, the Co-Administrator or their affiliates, acting as principal (including repurchase and reverse repurchase agreements), except to the extent permitted by applicable law, regulation or order. In addition, the Companies will not give preference to Bank of America or any of its affiliates, with respect to such transactions or securities. (However, the Adviser is authorized to allocate purchase and sale orders for portfolio securities to certain broker/dealers and financial institutions, including, in the case of agency transactions, broker/dealers and financial institutions which are affiliated with Bank of America. To the extent that a Master Portfolio executes any securities trades with an affiliate of Bank of America, a Master Portfolio does so in conformity with Rule 17e-1 under the 1940 Act and the procedures that each Master Portfolio has adopted pursuant to the rule. In this regard, for each transaction, the appropriate Board will determine that: (a) the transaction resulted in prices for and execution of securities transactions at least as favorable to the particular Master Portfolio as those likely to be derived from a non-affiliated qualified broker/dealer; (b) the affiliated broker/dealer charged the Master Portfolio commission rates consistent with those charged by the affiliated broker/dealer in similar transactions to clients comparable to the Master Portfolio and that are not affiliated with the broker/dealer in question; and (c) the fees, commissions or other remuneration paid by the Master Portfolio did not exceed 2% of the sales price of the securities if the sale was effected in connection with a secondary distribution, or 1% of the purchase or sale price of such securities if effected in other than a secondary distribution.

         Certain affiliates of Bank of America Corporation, such as its subsidiary banks may have deposit, loan or commercial banking relationships with the corporate users of facilities financed by industrial development revenue bonds or private activity bonds purchased by certain of the Master Portfolios. Bank of America or certain of its affiliates may serve as trustee, custodian, tender agent, guarantor, placement agent, underwriter, or in some other capacity, with respect to certain issues of municipal securities. Under certain circumstances, the Master Portfolios may purchase municipal securities from a member of an underwriting syndicate in which an affiliate of Bank of America is a member. The Companies have adopted procedures pursuant to Rule 10f-3 under the 1940 Act, and intend to comply with the requirements of Rule 10f-3, in connection with any purchases of municipal securities that may be subject to the Rule.

         Particularly given the breadth of the Adviser's investment management activities, investment decisions for each Master Portfolio are not always made independently from those for each Company's other investment portfolios, other investment companies, and accounts advised or managed by the Adviser. When a purchase or sale of the same security is made at substantially the same time on behalf of one or more of the Master Portfolios and another investment portfolio, investment company, or account, the transaction will be averaged as to price and available investments allocated as to amount, in a manner which the Adviser believes to be equitable to each Master Portfolio and such other investment portfolio, investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Master Portfolio or the size of the position obtained or sold by the Master Portfolio. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for the Master Portfolios with those to be sold or purchased for other investment portfolios, investment companies, or accounts in executing transactions.

         Aggregate Brokerage Commissions


                                                   Fiscal Year       Fiscal Year Ended   Fiscal Year Ended
                                              Ended March 31, 2001    March 31, 2000      March 31, 1999
Intermediate Bond Master Portfolio                          0                 n/a                 n/a
Blue Chip Master Portfolio                                n/a                 n/a                 n/a
International Equity Master Portfolio                     n/a                 n/a                 n/a
International Value Master Portfolio                      n/a                 n/a                 n/a
Marsico Growth & Income Master Portfolio                  n/a                 n/a                 n/a
Marsico Focused Equities Master Portfolio                 n/a                 n/a                 n/a
Marsico 21st Century Master Portfolio                     n/a                 n/a                 n/a
Marsico International Opportunities Master                n/a                 n/a                 n/a
 Portfolio
SmallCap Value Master Portfolio*                          n/a                 n/a                 n/a
Strategic Growth Master Portfolio*                        n/a                 n/a                 n/a
High Yield Bond Master Portfolio                          n/a                 n/a                 n/a
High Yield Portfolio                                      n/a                 n/a                 n/a
International Bond Portfolio                              n/a                 n/a                 n/a

Where amounts are shown as n/a, a Master Portfolio has not completed that full fiscal year.

         BROKERAGE COMMISSIONS PAID TO AFFILIATES

         In certain instances the Master Portfolios pay brokerage commissions to broker/dealers that are affiliates of Bank of America. As indicated above, all such transactions involving the payment of brokerage commissions are done in compliance with Rule 17e-1 under the 1940 Act.

         The following Master Portfolios have paid brokerage commissions to the indicated affiliated broker/dealers for the fiscal year ended March 31, 2001 as follows:

----------------------------------------------------------------------------------------------------------------------
                                                                                             Percentage of Fund's
                                                                                              Aggregate Brokerage
                                                                                               Commission Paid to
                              Affiliated Broker/Dealer       Aggregate Brokerage             Affiliated Broker/Dealer
          Fund                 (relationship to Fund)             Commission                 ------------------------
          ----                ------------------------       -------------------
----------------------------------------------------------------------------------------------------------------------
Marsico Focused Equities        Banc of America                       318,814                      7.92%
Master Portfolio                Securities, Inc (a
                                broker/dealer subsidiary
                                of Bank of America).
----------------------------------------------------------------------------------------------------------------------
Marsico Growth & Income         Banc of America                        68,542                      7.09%
Master Portfolio                Securities, Inc (a
                                broker/dealer subsidiary
                                of Bank of America).
-----------------------------------------------------------------------------------------------------------------------
Marsico 21st Century Master     Banc of America                        16,157                      3.34%
Portfolio                       Securities, Inc (a
                                broker/dealer subsidiary
                                of Bank of America).
----------------------------------------------------------------------------------------------------------------------
International Value Master      Banc of America                        43,952                      1.07%
Portfolio                       Securities, Inc (a
                                broker/dealer subsidiary
                                of Bank of America).
----------------------------------------------------------------------------------------------------------------------

         No other Funds paid brokerage fees during the fiscal years ended March 31, 2001, 2000 and 1999.

         DIRECTED BROKERAGE

         A Master Portfolio or the Adviser, through an agreement or understanding with a broker/dealer, or otherwise through an internal allocation procedure, may direct, subject to applicable legal requirements, the Master Portfolio's brokerage transactions to a broker/dealer because of the research services it provides the Master Portfolio or the Adviser. During the fiscal year ended March 31, 2001, the Master Portfolio directed brokerage transactions in this manner as follows. Directed brokerage amounts for the fiscal years ended March 31, 2000 and March 31, 1999 are not shown because no Master Portfolio had commenced operations early enough to complete those full fiscal years.


                                                    Amount of           Related
                                                 Transaction(s)      Commission(s)
Intermediate Bond Master Portfolio                          0                   0
Blue Chip Master Portfolio                      1,328,934,652             132,426
International Equity Master Portfolio              10,790,000              16,454
International Value Master Portfolio                        0                   0
Marsico Growth & Income Master Portfolio           82,995,181              70,973
Marsico Focused Equities Master Portfolio         330,086,461             297,548
Marsico 21st Century Master Portfolio                       0                   0
Marsico International Opportunities Master                  0                   0
 Portfolio
SmallCap Value Master Portfolio*                          n/a                 n/a
Strategic Growth Master Portfolio*                        n/a                 n/a
High Yield Bond Master Portfolio                            0                   0
High Yield Portfolio                                        0                   0
International Bond Portfolio                                0                   0


*There are no amounts shown for this Master Portfolio because it has not yet completed a full fiscal year.

         SECURITIES OF REGULAR BROKER/DEALERS

         In certain cases, the Funds as part of their principal investment strategy, or otherwise as a permissible investment, will invest in the common stock or debt obligations of the regular broker/dealers that the Adviser uses to transact brokerage for the Nations Funds Family. As of March 31, 2001, the Funds owned securities of its "regular brokers or dealers" or their parents, as defined in Rule 10b-1 of the 1940 Act, as follows:

                                                                                    Dollar Amount of
Master Portfolio                      Broker/Dealer                                 Securities Held
----------------                      -------------                                 ---------------
Blue Chip Master Portfolio            J.P. Morgan Chase & Company                        7,879,950
                                      Lehman Brothers Holdings Inc.                      4,420,350
                                      Merrill Lynch & Company, Inc.                      5,534,460
                                      Morgan Stanley Dean Witter & Company               2,889,000

Marsico 21st Century Master           Lehman Brothers Holdings Inc.                      2,508,000
Portfolio                             Merrill Lynch & Company, Inc.                      3,394,690

Marsico Focused Equities Master       Goldman Sachs Group, Inc.                         57,789,367
Portfolio                             Lehman Brothers Holdings Inc.                     45,994,212
                                      Merrill Lynch & Company, Inc.                     75,726,038

Marsico Growth & Income Master        Goldman Sachs Group, Inc.                         16,069,603
Portfolio                             Lehman Brothers Holdings Inc.                      8,637,552
                                      Merrill Lynch & Company, Inc.                     21,368,500


                                  CAPITAL STOCK
                                  -------------

         DESCRIPTION OF BENEFICIAL INTERESTS

         The Agreement and Declaration of Trust authorizes the issuance of an unlimited number of units of the Master Portfolios. Investors in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued. The Agreement and Declaration of Trust provides that the Trustees of the Trust may create additional series of interests. All consideration received by the Trust for Beneficial Interest in any additional series and all assets in which such consideration is invested would belong to that Master Portfolio and would be subject to the liabilities related thereto.

         Each Master Portfolio will vote separately on matters pertaining solely to such Master Portfolio. Such matters include matters relating to a Master Portfolio's investment advisory agreement. All Master Portfolios will vote as a whole on matters affecting all Master Portfolios such as the election of Trustees and the appointment of the Trust's independent accountant.

         Net investment income for the Master Portfolios for dividend purposes consists of (i) interest accrued and original issue discount earned on a Master Portfolio's assets, (ii) plus the amortization of market discount and minus the amortization of market premium on such assets, (iii) less accrued expenses directly attributable to the Master Portfolio and the general expenses of the Trust prorated to a Master Portfolio on the basis of its relative net assets, plus dividend or distribution income on a Master Portfolio's assets.

         Interestholders receiving a distribution in the form of additional units will be treated as receiving an amount equal to the fair market value of the units received, determined as of the reinvestment date.

         The Master Portfolios may use the so-called "equalization accounting method" to allocate a portion of earnings and profits to redemption proceeds. This method permits a Master Portfolio to achieve more balanced distributions for both continuing and departing interestholders. Continuing interestholders should realize tax savings or deferrals through this method, and departing interestholders will not have their tax obligations change. Although using this method will not affect a Master Portfolio's total returns, it may reduce the amount that otherwise would be distributable to continuing interestholders by reducing the effect of redemptions on dividend and distribution amounts.

            PURCHASE, REDEMPTION AND PRICING OF BENEFICIAL INTERESTS
            --------------------------------------------------------

         Beneficial Interests in the Master Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). Investments in the Master Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Master Portfolios are prohibited by the Trust's Declaration of Trust from accepting investments from individuals, S corporations, partnerships and grantor trusts.

         In addition to cash purchases of Beneficial Interests, if accepted by the Trust, investments in Beneficial Interests of a Master Portfolio may be made in exchange for securities which are eligible for purchase by the Master Portfolio and consistent with the Master Portfolio's investment objective and policies as described in Part A.

         In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio;
(ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

         The Trust is required to redeem for cash all full and fractional units of Beneficial Interests in the Trust. The redemption price is the net asset value per unit of each Master Portfolio next determined after receipt by the Distributor of the redemption order.

         The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or interestholder(s) to accept such purchase order. The Trust reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period during which trading on the Exchange is restricted, or during the existence of an emergency (as determined by the SEC by rule or regulation) as a result of which disposal or valuation of the portfolio securities is not reasonably practicable, or for such other periods as the SEC has by order permitted. The Trust also reserves the right to suspend sales of Beneficial Interests in a Master Portfolio for any period during which the Exchange, Bank of America, the Distributor, the Administrator, the Co-Administrator, and/or the Custodian are not open for business.

         DETERMINATION OF NET ASSET VALUE

         A security listed or traded on an exchange is valued at its last sales price on the exchange where the security is principally traded or, lacking any sales on a particular day, the security is valued at the mean between the closing bid and asked prices on that day. Each security traded in the over-the-counter market (but not including securities reported on the NASDAQ National Market System) is valued at the mean between the last bid and asked prices based upon quotes furnished by market makers for such securities. Each security reported on the NASDAQ National Market System is valued at the last sales price on the valuation date. With respect to Nations Intermediate Bond Master Portfolio, securities may be valued on the basis of prices provided by an independent pricing service. Prices provided by the pricing service may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as yield, type of issue, coupon rate maturity and seasoning differential. Securities for which prices are not provided by the pricing service are valued at the mean between the last bid and asked prices based upon quotes furnished by market makers for such securities.

         Securities for which market quotations are not readily available are valued at fair value as determined in good faith by or under the supervision of the Trust's officers in a manner specifically authorized by the Board of Trustees of the Trust. Short-term obligations having 60 days or less to maturity are valued at amortized cost, which approximates market value.

         Generally, trading in foreign securities, as well as U.S. Government securities, money market instruments and repurchase agreements, is substantially completed each day at various times prior to the close of the New York Stock Exchange. The values of such securities used in computing the net asset value of the Master Portfolio are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the New York Stock Exchange. Occasionally, events affecting the value of such securities and such exchange rates may occur between the times at which they are determined and the close of the New York Stock Exchange, which will not be reflected in the computation of net asset value. If during such periods events occur which materially affect the value of such securities, the securities will be valued at their fair market value as determined in good faith by the Trustees.

         For purposes of determining the net asset value of the Master Portfolios that invest in foreign securities or engage in Foreign Currency Transactions, all assets and liabilities of the Master Portfolios initially expressed in foreign currencies will be converted into U.S. dollars at the mean between the bid and offer prices of such currencies against U.S. dollars quoted by a major bank that is a regular participant in the foreign exchange market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks.

         The Trust may redeem Beneficial Interests involuntarily to reimburse the Master Portfolios for any loss sustained by reason of the failure of a an interestholder to make full payment for interests/units purchased by the interestholder or to collect any charge relating to a transaction effected for the benefit of an interestholder which is applicable to such interest as provided in Part A from time to time. The Trust also may make payment for redemptions in readily marketable securities or other property if it is appropriate to do so in light of the Trust's responsibilities under the 1940 Act.

                          INFORMATION CONCERNING TAXES
                          ----------------------------

         The following information supplements and should be read in conjunction with the Master Portfolios' prospectuses, which generally describe the federal income tax treatment of the Master Portfolios and their interestholders.

         GENERAL

         The Master Portfolios each will be treated as a partnership for federal income tax. The Master Portfolios will not be treated as regulated investment companies or otherwise taxable as a corporation under the Code. Under the rules applicable to partnerships (and disregarded entities), a proportionate share of any interest, dividends, gains and losses of a Master Portfolio will "pass-through" to its investors, regardless of whether the Master Portfolio distributes any amounts to its investors. Each investor in a Master Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the particular Master Portfolio) of the Master Portfolio's income and gains in determining its federal income tax liability. The Master Portfolios will be managed in such a manner such that an investor (e.g., a Feeder Fund) in a Master Portfolio can continue to qualify as a regulated investment company by investing substantially all of its assets through the Master Portfolio.

         Taxation of Master Portfolio Investments

         Except as otherwise noted, if a Master Portfolio realizes gains or losses on the sale of portfolio securities, such gains or losses generally will be capital gains or losses. Such gains or losses generally will be long-term capital gains or losses if the Master Portfolio held the disposed securities for more than one year at the time of disposition of the securities.

         In general, if a Master Portfolio purchases a debt obligation with original issue discount (generally at a price less than its principal amount), the Master Portfolio may be required to annually include in its taxable income a portion of the original issue discount as ordinary income, even though the Master Portfolio will not receive cash payments for such discount until maturity or disposition of the obligations. Gains recognized on the disposition of a debt obligation (including a tax-exempt obligation) purchased by a Master Portfolio at a market discount (generally at a price less than its principal amount) generally will be treated as ordinary income to the extent of the portion of market discount which accrued, but was not previously recognized pursuant to an available election, during the term that the Master Portfolio held the debt obligation.

         If an option granted by a Master Portfolio lapses or is terminated through a closing transaction, such as a repurchase by the Master Portfolio of the option from its holder, the Master Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Master Portfolio in the closing transaction. Some realized capital losses may be deferred if they result from a position that is part of a "straddle," discussed below. If securities are sold by a Master Portfolio pursuant to the exercise of a call option granted by it, the Master Portfolio will add the premium received to the sale price of the securities delivered in determining the amount of gain or loss on the sale. If securities are purchased by a Master Portfolio pursuant to the exercise of a put option written by it, the Master Portfolio will subtract the premium received from its cost basis in the securities purchased.

         Under Section 1256 of the Code, a Master Portfolio will be required to "mark to market" its positions in "Section 1256 contracts," which generally include regulated futures contracts, certain foreign currency contracts, and non-equity, listed options but generally exclude securities futures (as defined in Section 3(a)(55)(A) of the Securities Act of 1934). In this regard, Section 1256 contracts will be deemed to have been sold at market value at the end of each taxable year. Under Section 1256 of the Code, 60% of any net gain or loss realized on all dispositions of Section 1256 contracts, including deemed dispositions under the mark-to-market rule, generally will be treated as long-term capital gain or loss, and the remaining 40% will be treated as short-term capital gain or loss. Transactions that qualify as designated hedges are excepted from the "mark-to-market" rule and the 60%/40% rule.

         Under Section 988 of the Code, a Master Portfolio generally will recognize ordinary income or loss to the extent gain or loss realized on the disposition of portfolio securities is attributable to changes in foreign currency exchange rates. In addition, gain or loss realized on the disposition of a foreign currency forward contract, futures contract, option or similar financial instrument, or of foreign currency itself, will generally be treated as ordinary income or loss. Each Master Portfolio will attempt to monitor
Section 988 transactions, where applicable, to avoid adverse federal income tax impact.

         Offsetting positions held by a Master Portfolio involving certain financial forward, futures or options contracts may be considered, for tax purposes, to constitute "straddles." "Straddles" are defined to include "offsetting positions" in actively traded personal property. The tax treatment of "straddles" is governed by Section 1092 of the Code which, in certain circumstances, overrides or modifies the provisions of Section 1256. If a Master Portfolio were treated as entering into "straddles" by engaging in certain financial forward, futures or option contracts, such straddles could be characterized as "mixed straddles" if the futures, forwards, or options comprising a part of such straddles were governed by Section 1256 of the Code, described above. A Master Portfolio may make one or more elections with respect to "mixed straddles." Depending upon which election is made, if any, the results with respect to the Master Portfolio may differ. Generally, to the extent the straddle rules apply to positions established by the Master Portfolio, losses realized by the Master Portfolio may be deferred to the extent of unrealized gain in any offsetting positions. Moreover, as a result of the straddle and the conversion transaction rules, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gain may be characterized as short-term capital gain or ordinary income.

         If a Master Portfolio enters into a "constructive sale" of any appreciated position in stock, a partnership interest, or certain debt instruments, the Master Portfolio must recognize gain (but not loss) with respect to that position. For this purpose, a constructive sale occurs when the Master Portfolio enters into one of the following transactions with respect to the same or substantially identical property: (i) a short sale; (ii) an offsetting notional principal contract; or (iii) a futures or forward contract, or (iv) other transactions identified in future Treasury Regulations.

         Under Section 1260 of the Code, the amount of long-term capital gain a taxpayer may recognize from derivative transactions is limited with respect to certain pass-through entities. The amount of long-term capital gain is limited to the amount of such gain the taxpayer would have had if the taxpayer owned a direct interest in the pass-through entity during the term of the derivative contract. Any gain in excess of this amount is treated as ordinary income. An interest charge is imposed on the amount of gain that is treated as ordinary income. A Master Portfolio does not anticipate engaging in any derivative transactions that would be subject to these rules.

         If a Master Portfolio purchases shares in a "passive foreign investment company" ("PFIC"), the Master Portfolio may be subject to federal income tax and an interest charge imposed by the IRS upon certain distributions from the PFIC or the Master Portfolio's disposition of its PFIC shares. If the Master Portfolio invests in a PFIC, the Master Portfolio intends to make an available election to mark-to-market its interest in PFIC shares. Under the election, the Master Portfolio will be treated as recognizing at the end of each taxable year the difference, if any, between the fair market value of its interest in the PFIC shares and its basis in such shares. In some circumstances, the recognition of loss may be suspended. The Master Portfolio will adjust its basis in the PFIC shares by the amount of income (or loss) recognized. Although such income (or loss) will be taxable to the Master Portfolio as ordinary income (or loss) notwithstanding any distributions by the PFIC, the Master Portfolio will not be subject to federal income tax or the interest charge with respect to its indirect interest in the PFIC, if the Master Portfolio makes the available election.

         Foreign Taxes

         Income and dividends received by a Master Portfolio from foreign securities and gains realized by a Master Portfolio on the disposition of foreign securities may be subject to withholding and other taxes imposed by such foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the value of a Master Portfolio's total assets at the close of its taxable year consists of securities of non-U.S. corporations, the Master Portfolio will be eligible to file an election with the IRS pursuant to which the regulated investment company may pass-through to its shareholders foreign taxes paid by the regulated investment company, which may be claimed either as a credit or deduction by the shareholders. Only the International Stock Funds expect to qualify for the election. However, even if a Master Portfolio qualifies for the election, foreign taxes will only pass-through to a Master Portfolio interestholder if (i) the interestholder holds the Master Portfolio shares for at least 16 days during the 30 day period beginning 15 days prior to the date upon which the interestholder becomes entitled to receive Master Portfolio distributions corresponding with the pass-through of the foreign taxes paid by the Master Portfolio, and (ii) with respect to foreign source dividends received by the Master Portfolio on shares giving rise to foreign tax, the Master Portfolio holds the shares for at least 16 days during the 30 day period beginning 15 days prior to the date upon which the Master Portfolio becomes entitled to the dividend.

         An individual with $300 or less of creditable foreign taxes generally is exempt from foreign source income and certain other limitations imposed by the Code on claiming a credit for such taxes. The $300 amount is increased to $600 for joint filers.

         The foregoing discussion and the discussions in the prospectus applicable to each interestholder address only some of the federal income tax considerations generally affecting investments in a Master Portfolio. Prospective investors urged to consult their own tax advisors regarding federal state, local and foreign taxes applicable to them.

                      UNDERWRITER COMPENSATION AND PAYMENTS
                      -------------------------------------

         Stephens Inc. (the "Distributor") serves as the principal underwriter and distributor of the Beneficial Interests in the Master Portfolios.

         Pursuant to a distribution agreement (the "Distribution Agreement"), the Distributor, as agent, sells Beneficial Interests in the Master Portfolios on a continuous basis and transmits purchase and redemption orders that it receives to the Trust or the Transfer Agent. Additionally, the Distributor has agreed to use appropriate efforts to solicit orders for the sale of Beneficial Interests and to undertake such advertising and promotion as it believes appropriate in connection with such solicitation. Pursuant to the Distribution Agreement, the Distributor, at its own expense, finances those activities which are primarily intended to result in the sale of shares of the Master Portfolios, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing of Part A to other than existing interestholders, and the printing and mailing of sales literature. The Distributor, however, may be reimbursed for all or a portion of such expenses to the extent permitted by a distribution plan adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act.

         The Distribution Agreement will continue year to year as long as such continuance is approved at least annually by (i) the Board of Trustees or a vote of the majority (as defined in the 1940 Act) of the outstanding voting Beneficial Interests of the Master Portfolio and (ii) a majority of the Trustees who are not parties to the Distribution Agreement or "interested persons" of any such party by a vote cast in person at a meeting called for such purpose. The Distribution Agreement is not assignable and is terminable with respect to a Master Portfolio, without penalty, on 60 days' notice by the Board of Trustees, the vote of a majority (as defined in the 1940 Act) of the outstanding voting Beneficial Interest in the Master Portfolio, or by the Distributor.

         During the fiscal years ended March 31, 2001, March 31, 2000 and March 31, 1999, the Distributor received the following amount of underwriting commissions, respectively: $0, $0 and $0. Of this amount, the Distributor retained $0, $0 and $0, respectively.

                          MASTER PORTFOLIO PERFORMANCE
                          ----------------------------

         Not applicable, because the Master Portfolios do not advertise their performance.

                                   APPENDIX A

                             DESCRIPTION OF RATINGS

         The following summarizes the highest six ratings used by S&P for corporate and municipal bonds. The first four ratings denote investment-grade securities.

             AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

             AA - Debt rated AA is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in a small degree.

             A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

             BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for those in higher-rated categories.

             BB, B - Bonds rated BB and B are regarded, on balance as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

         To provide more detailed indications of credit quality, the AA, A and BBB, BB and B ratings may be modified by the addition of a plus or minus sign to show relative standing within these major rating categories.

         The following summarizes the highest six ratings used by Moody's for corporate and municipal bonds. The first four denote investment-grade securities.

             Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

             Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

             A - Bonds that are rated A possess many favorable investment attributes and are to be considered upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

             Baa - Bonds that are rated Baa are considered medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

             Ba - Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not as well safeguarded during both good times and bad times over the future. Uncertainty of position characterizes bonds in this class.

             B - Bond that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Moody's applies numerical modifiers (1, 2 and 3) with respect to corporate bonds rated Aa through B. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category. With regard to municipal bonds, those bonds in the Aa, A and Baa groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aal, A1 or Baal, respectively.

         The following summarizes the highest four ratings used by Duff & Phelps Credit Rating Co. ("D&P") for bonds, each of which denotes that the securities are investment-grade.

             AAA - Bonds that are rated AAA are of the highest credit quality. The risk factors are considered to be negligible, being only slightly more than for risk-free U.S. Treasury debt.

             AA - Bonds that are rated AA are of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

             A - Bonds that are rated A have protection factors which are average but adequate. However risk factors are more variable and greater in periods of economic stress.

             BBB - Bonds that are rated BBB have below average protection factors but still are considered sufficient for prudent investment. Considerable variability in risk exists during economic cycles.

         To provide more detailed indications of credit quality, the AA, A and BBB ratings may modified by the addition of a plus or minus sign to show relative standing within these major categories.

         The following summarizes the highest four ratings used by Fitch Investors Service, Inc. ("Fitch") for bonds, each of which denotes that the securities are investment-grade:

             AAA - Bonds considered to be investment-grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

             AA - Bonds considered to be investment-grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

             A - Bonds considered to be investment-grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

             BBB - Bonds considered to be investment-grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment-grade is higher than for bonds with higher ratings.

         To provide more detailed indications of credit quality, the AA, A and BBB ratings may be modified by the addition of a plus or minus sign to show relative standing within these major rating categories.

         The following summarizes the two highest ratings used by Moody's for short-term municipal notes and variable-rate demand obligations:

         MIG-1/VMIG-1 -- Obligations bearing these designations are of the best quality, enjoying strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

         MIG-2/VMIG-2 -- Obligations bearing these designations are of high quality, with ample margins of protection although not so large as in the preceding group.

         The following summarizes the two highest ratings used by S&P for short-term municipal notes:

         SP-1 - Indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

         SP-2 - Indicates satisfactory capacity to pay principal and interest.

         The three highest rating categories of D&P for short-term debt, each of which denotes that the securities are investment-grade, are D-1, D-2, and D-3. D&P employs three designations, D-1+, D-1 and D-1-, within the highest rating category. D-1+ indicates highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is judged to be "outstanding, and safety is just below risk-free U.S. Treasury short-term obligations." D-1 indicates very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are considered to be minor. D-1 indicates high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small. D-2 indicates good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small. D-3 indicates satisfactory liquidity and other protection factors which qualify the issue as investment-grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

         The following summarizes the two highest rating categories used by Fitch for short-term obligations each of which denotes that the securities are investment-grade:

         F-1+ securities possess exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

         F-1 securities possess very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

         F-2 securities possess good credit quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned the F-1+ and F-1 ratings.

         Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted A-1+. Capacity for timely payment on commercial paper rated A-2 is satisfactory, but the relative degree of safety is not as high as for issues designated A-1.

         The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of senior short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) are considered to have a strong capacity for repayment of senior short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         For commercial paper, D&P uses the short-term debt ratings described above.

         For commercial paper, Fitch uses the short-term debt ratings described above.

         Thomson BankWatch, Inc. ("BankWatch") ratings are based upon a qualitative and quantitative analysis of all segments of the organization including, where applicable, holding company and operating subsidiaries. BankWatch ratings do not constitute a recommendation to buy or sell securities of any of these companies. Further, BankWatch does not suggest specific investment criteria for individual clients.

         BankWatch long-term ratings apply to specific issues of long-term debt and preferred stock. The long-term ratings specifically assess the likelihood of untimely payment of principal or interest over the term to maturity of the rated instrument. The following are the four investment-grade ratings used by BankWatch for long-term debt:

             AAA - The highest category; indicates ability to repay principal and interest on a timely basis is extremely high.

             AA - The second highest category; indicates a very strong ability to repay principal and interest on a timely basis with limited incremental risk versus issues rated in the highest category.

             A - The third highest category; indicates the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

             BBB - The lowest investment-grade category; indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

             Long-term debt ratings may include a plus (+) or minus (-) sign to indicate where within a category the issue is placed.

         The BankWatch short-term ratings apply to commercial paper, other senior short-term obligations and deposit obligations of the entities to which the rating has been assigned. The BankWatch short-term ratings specifically assess the likelihood of an untimely payment of principal or interest.

             TBW-1 The highest category; indicates a very high likelihood that principal and interest will be paid on a timely basis.

             TBW-2 The second highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1".

             TBW-3 The lowest investment-grade category; indicates that while more susceptible to adverse developments (both internal and external) than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

             TBW-4 The lowest rating category; this rating is regarded as non-investment-grade and therefore speculative.

         The following summarizes the four highest long-term debt ratings used by IBCA Limited and its affiliate, IBCA Inc. (collectively "IBCA"):

             AAA - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly.

             AA - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

             A - Obligations for which there is a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

             BBB - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in other categories.

         A plus or minus sign may be appended to a rating below AAA to denote relative status within major rating categories.

      The following summarizes the two highest short-term debt ratings used by
IBCA:

             A1 + When issues possess a particularly strong credit feature, a rating of A1+ is assigned.

             A1 - Obligations supported by the highest capacity for timely repayment.

             A2 - Obligations supported by a good capacity for timely repayment.

                                   APPENDIX B

                                    GLOSSARY

Term Used in SAI                                    Definition
----------------                                    ----------
1933 Act .........................................  Securities Act of 1933, as amended
1934 Act .........................................  Securities Exchange Act of 1934, as amended
1940 Act .........................................  Investment Company Act of 1940, as amended
Adviser ..........................................  BA Advisors and/or BACAP, as the context may require
Advisory Agreements ..............................  The respective Investment Advisory Agreement and Investment
                                                    Sub-Advisory Agreement for the Master Portfolios
AMEX .............................................  American Stock Exchange
BA Advisors ......................................  Banc of America Advisors, LLC
BACAP ............................................  Banc of America Capital Management, LLC
Bank of America ..................................  Bank of America, N.A.
BNY ..............................................  The Bank of New York
Board ............................................  Any one Board of Directors/Trustees of a Company
Board Member .....................................  A Director or Trustee of a Company
Board Members ....................................  Two or more of the Directors/Trustees of a Company
Boards ...........................................  Two or more Boards of Directors/Trustees of the Companies
CFTC .............................................  Commodities Futures Trading Commission
Co-Administrator(s) ..............................  BA Advisors and Stephens
Code .............................................  Internal Revenue Code of 1986, as amended
Code(s) of Ethics ................................  The code(s) of ethics adopted by the Boards pursuant to Rule
                                                    17j-1 under the 1940 Act
CMOs .............................................  Collateralized mortgage obligations
Companies ........................................  Two or more of the registered investment companies in the
                                                    Nations Funds Family (i.e., NFT, NFI, NR, NFST, NSAT or NMIT)
Company ..........................................  Any one of the registered investment companies in the Nations
                                                    Funds Family (i.e., NFT, NFI, NR, NFST, NSAT or NMIT)
Custodian ........................................  The Bank of New York
Distributor ......................................  Stephens Inc.
Fund .............................................  One of the open-end management investment companies (listed on the front cover of this SAI) that is a series of NFT, NFI, NR or NFST or NSAT
Funds ............................................  Two or more of the open-end management investment companies that is a series of NFT, NFI, NR, NSAT, NFST or NMIT
INVESCO ..........................................  INVESCO Global Asset Management (N.A.), Inc.
Investment Advisory Agreement ....................  The investment advisory agreements with between NMIT, on behalf of each of its respective Master Portfolios, and BA Advisors
Investment Sub-Advisory Agreements ...............  The investment sub-advisory agreements with between NMIT, on behalf of each of its respective Master Portfolios, and BACAP,
                                                    Brandes, INVESCO, MacKay Shields, Marsico Capital or Putnam, as
                                                    the case may be
MacKay Shields ...................................  MacKay Shields LLC
Marsico Capital ..................................  Marsico Capital Management, LLC
Master Portfolio(s) ..............................  One or more of the master portfolios listed on the cover of this
                                                    SAI

Money Market Fund ................................  A money market fund in the Nations Funds Family
Moody's ..........................................  Moody's Investors Service, Inc.
NSAT .............................................  Nations Separate Account Trust
Nations Funds or Nations Funds Family ............  The fund complex that is comprised of the Companies
NFI ..............................................  Nations Fund, Inc.
NFST .............................................  Nations Funds Trust
NFT ..............................................  Nations Fund Trust
NMIT .............................................  Nations Master Investment Trust
NR ...............................................  Nations Reserves (formerly known as The Capitol Mutual Funds)
NYSE .............................................  New York Stock Exchange
NRSRO ............................................  Nationally recognized statistical ratings organization (such as
                                                    Moody's or S&P)
PFPC .............................................  PFPC Inc.
Putnam ...........................................  Putnam Investment Management LLC
REIT .............................................  Real estate investment trust
S&P ..............................................  Standard & Poor's Corporation
SAI ..............................................  This Statement of Additional Information
SEC ..............................................  United States Securities and Exchange Commission
SmallCap Value Master Portfolio ..................  Nations SmallCap Value Master Portfolio
SMBS .............................................  Stripped mortgage-backed securities
Stephens .........................................  Stephens Inc.
Strategic Growth Master Portfolio ................  Nations Strategic Growth Master Portfolio
Sub-Administrator ................................  BNY
Sub-Transfer Agent ...............................  Bank of America (for the Funds Primary Shares)
Transfer Agent ...................................  PFPC

                         NATIONS MASTER INVESTMENT TRUST

                            ONE BANK OF AMERICA PLAZA
                                   33rd Floor
                               Charlotte, NC 28255
                                 1-800-626-2275

                                    FORM N-1A

                                     PART C

                                OTHER INFORMATION

ITEM 23. Exhibits

          All references to the "Registration Statement" in the following list of Exhibits refer to the Registrant's Registration Statement on Form N-1A (File No. 811-09347).

--------------------------------------------------------------------------------
Exhibit Letter         Description
--------------------------------------------------------------------------------
(a)                    Articles of Incorporation:

(a)(1) Certificate of Trust dated January 13, 1999, incorporated by reference to Amendment No. 3, filed March 7, 2000.

(a)(2) Declaration of Trust dated January 14, 1999, incorporated by reference to Amendment No. 3, filed March 7, 2000.
--------------------------------------------------------------------------------
(b)                    Bylaws:

(b)(1) Amended and Restated Bylaws dated January 14, 1999, last amended February 22, 2001, incorporated by reference to Amendment No. 9, filed April 16, 2001.
--------------------------------------------------------------------------------
(c)                    Instruments Defining Rights of Securities Holders:

                       Not Applicable
--------------------------------------------------------------------------------
(d)                    Investment Advisory Contracts:

(d)(1) Investment Advisory Agreement between Banc of America Advisors, LLC (formerly Banc of America Advisors, Inc. and NationsBanc Advisors, Inc.) ("BA Advisors") and Nations Master Investment Trust ("Registrant") dated May 21, 1999, Schedule I dated October 15, 1999, incorporated by reference to Amendment No. 3, filed March 7, 2000.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Exhibit Letter         Description
--------------------------------------------------------------------------------
(d)(2)                 Investment Advisory Agreement between BA Advisors and the
                       Registrant dated February 14, 2000, Schedule I dated
                       April 30, 2002, filed herewith.

(d)(3) Investment Advisory Agreement between BA Advisors and the Registrant, on behalf of High Yield Portfolio and International Bond Portfolio dated April 16, 2001, incorporated by reference to Amendment No. 9, filed April 16, 2001.

(d)(4) Sub-Advisory Agreement among BA Advisors, Banc of America Capital Management, LLC (formerly Banc of America Capital Management, Inc. and TradeStreet Investment Associates, Inc.) ("BACAP") and the Registrant dated May 21, 1999, incorporated by reference to Amendment No. 3, filed March 7, 2000.

(d)(5) Sub-Advisory Agreement among BA Advisors, BACAP and the Registrant, on behalf of High Yield Portfolio and International Bond Portfolio dated April 16, 2001, incorporated by reference to Amendment No. 9, filed April 16, 2001.

(d)(6) Sub-Advisory Agreement among BA Advisors, BACAP and the Registrant dated April 30, 2002, filed herewith.

(d)(7) Interim Sub-Advisory Agreement among BA Advisors, BACAP and the Registrant dated January 1, 2002, incorporated by reference to Amendment No. 11, filed December 31, 2001.

(d)(8) Sub-Advisory Agreement among BA Advisors, INVESCO Global Asset Management (N.A.), Inc. ("INVESCO") and the Registrant dated August 19, 1999, incorporated by reference to Amendment No. 3, filed March 7, 2000.

(d)(9) Sub-Advisory Agreement among BA Advisors, Putnam Investment Management LLC (formerly Putnam Investment Management, Inc.) ("Putnam") and the Registrant dated August 19, 1999, incorporated by reference to Amendment No. 3, filed March 7, 2000.

(d)(10) Sub-Advisory Agreement among BA Advisors, Marsico Capital Management, LLC ("Marsico Capital") and the Registrant dated January 2, 2001, Schedule I dated March 27, 2002, filed herewith.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Exhibit Letter         Description
--------------------------------------------------------------------------------
(d)(11)                Sub-Advisory Agreement among BA Advisors, Brandes
                       Investment Partners, L.P. ("Brandes") and the Registrant dated October 15, 1999, incorporated by reference to Amendment No. 3, filed March 7, 2000.

(d)(12) Sub-Advisory Agreement among BA Advisors, MacKay Shields LLC ("MacKay Shields") and the Registrant dated February 14, 2000, incorporated by reference to Amendment No. 3, filed March 7, 2000.
--------------------------------------------------------------------------------
(e)                    Not Applicable pursuant to General Instruction (B)(2)(b).
--------------------------------------------------------------------------------
(f)                    Bonus or Profit Sharing Contracts:

(f)(1) Deferred Compensation Plan dated February 24, 1999 last amended February 28, 2002, filed herewith.
--------------------------------------------------------------------------------
(g)                    Custodian Agreement:

(g)(1) Amended and Restated Custody Agreement between the Registrant and The Bank of New York ("BNY") dated July 2, 2001, Schedule I dated April 30, 2002, filed herewith.

(g)(2) Amended and Restated Custody Agreement between the Registrant and BNY, on behalf of High Yield Portfolio and International Bond Portfolio dated July 2, 2001, incorporated by reference to Amendment No. 10, filed August 1, 2001.
--------------------------------------------------------------------------------
(h)                    Other Material Contracts:

(h)(1) Co-Administration Agreement among the Registrant, Stephens Inc. ("Stephens") and BA Advisors dated May 21, 1999, Schedule I dated April 30, 2002, Schedule A dated August 1, 2000, filed herewith.

(h)(2) Co-Administration Agreement among the Registrant, Stephens and BA Advisors, on behalf of High Yield Portfolio and International Bond Portfolio dated April 16, 2001, incorporated by reference to Amendment No. 9, filed April 16, 2001.

(h)(3) Sub-Administration Agreement among the Registrant, BNY and BA Advisors dated May 21, 1999, Schedule I dated April 30, 2002, filed herewith.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Exhibit Letter         Description
--------------------------------------------------------------------------------
(h)(4)                 Sub-Administration Agreement among the Registrant, BNY
                       and BA Advisors, on behalf of High Yield Portfolio and International Bond Portfolio dated April 16, 2001, incorporated by reference to Amendment No. 9, filed April
                       16, 2001.

(h)(5) Placement Agency Agreement between the Registrant and Stephens dated May 21, 1999, Schedule I dated April 30, 2002, filed herewith.

(h)(6) Placement Agency Agreement between the Registrant and Stephens, on behalf of High Yield Portfolio and International Bond Portfolio dated April 16, 2001, incorporated by reference to Amendment No. 9, filed April 16, 2001.

(h)(7) Amended and Restated Foreign Custody Manager Agreement between BNY and the Nations Funds Family dated July 2, 2001, Appendix amended April 30, 2002, filed herewith.

(h)(8) Cross Indemnification Agreement among Nations Fund Trust, Nations Fund, Inc., Nations Reserves, Nations Funds Trust and the Registrant dated February 14, 2000, incorporated by reference to Amendment No. 3, filed March 7, 2000.
--------------------------------------------------------------------------------
(i)                    Not Applicable pursuant to General Instruction (B)(2)(b).
--------------------------------------------------------------------------------
(j)                    Not Applicable pursuant to General Instruction (B)(2)(b).
--------------------------------------------------------------------------------
(k)                    Not Applicable pursuant to General Instruction (B)(2)(b).
--------------------------------------------------------------------------------
(l)                    Initial Capital Agreements:

                       Not Applicable
--------------------------------------------------------------------------------
(m)                    Rule 12b-1 Plan:

                       Not Applicable
--------------------------------------------------------------------------------
(n)                    Financial Data Schedule:

                       Not Applicable
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Exhibit Letter         Description
--------------------------------------------------------------------------------
(o)                    Rule 18f-3 Plan:

                       Not Applicable
--------------------------------------------------------------------------------
(p)                    Codes of Ethics

(p)(1) Nations Funds Family Code of Ethics, incorporated by reference to Amendment No. 8, filed January 11, 2001.

(p)(2)                 BA Advisors and BACAP Code of Ethics, filed herewith.

(p)(3) INVESCO Code of Ethics, incorporated by reference to Amendment No. 8, filed January 11, 2001.

(p)(4) Putnam Code of Ethics, incorporated by reference to Amendment No. 8, filed January 11, 2001.

(p)(5)                 Marsico Capital Code of Ethics, filed herewith.

(p)(6) Brandes Code of Ethics, incorporated by reference to Amendment No. 12, filed January 15, 2002.

(p)(7) MacKay Shields Code of Ethics, incorporated by reference to Amendment No. 8, filed January 11, 2001.

(p)(8) Stephens Code of Ethics, incorporated by reference to Amendment No. 8, filed January 11, 2001.
--------------------------------------------------------------------------------
(q)                    Powers of Attorney for Edmund L. Benson, Charles B.
                       Walker, A. Max Walker, Thomas S. Word, Jr., William H. Grigg, James Ermer, Thomas F. Keller, Carl E. Mundy, Jr., James B. Sommers, Cornelius J. Pings and William P. Carmichael, incorporated by reference to Amendment No. 3, filed March 7, 2000.
--------------------------------------------------------------------------------

ITEM 24. Persons Controlled by of Under Common Control with the Fund

          No person is controlled by or under common control with the Registrant.

ITEM 25. Indemnification

          Article V, Section 5.3 of the Registrant's Declaration of Trust provides for the indemnification of the Registrant's trustees, officers, employees and other agents.

Indemnification of the Registrant's administrators, placement agent and custodian is provided for, respectively, in the Registrant's:

          1.   Co-Administration Agreements with Stephens and BA Advisors;

          2.   Sub-Administration Agreements with BNY and BA Advisors;

          3.   Placement Agency Agreements with Stephens; and

          4.   Custody Agreements with BNY.

          The Registrant has entered into a Cross Indemnification Agreement with Nations Fund, Inc., (the "Company"), Nations Fund Trust (the "Trust"), Nations Reserves ("Reserves") and Nations Funds Trust ("Funds Trust") dated February 14, 2000. The Company, Trust, Reserves and/or Funds Trust will indemnify and hold harmless the Registrant against any losses, claims, damages or liabilities, to which the Registrant may become subject, under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act") or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any prospectuses, any preliminary prospectuses, the registration statements, any other prospectuses relating to the securities, or any amendments or supplements to the foregoing (hereinafter referred to collectively as the "Offering Documents"), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Registrant by the Company, Trust, Reserves and/or Funds Trust expressly for use therein; and will reimburse the Registrant for any legal or other expenses reasonably incurred by the Registrant in connection with investigating or defending any such action or claim; provided, however, that the Company, Trust, Reserves and/or Funds Trust shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company, Trust, Reserves and/or Funds Trust by the Registrant expressly for use in the Offering Documents.

          Promptly after receipt by an indemnified party above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in such case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

          The Registrant has obtained from a major insurance carrier a trustees' and officers' liability policy covering certain types of errors and omissions. In no event will the Registrant indemnify any of its trustees, officers, employees, or agents against any liability to which such person would otherwise be subject by reason of his/her willful misfeasance, bad faith, gross negligence in the performance of his/her duties, or by reason of his/her reckless disregard of the duties involved in the conduct of his/her office or arising under his agreement with the Registrant. The Registrant will comply with Rule 484 under the 1933 Act and Release No. 11330 under the 1940 Act, in connection with any indemnification.

          Insofar as indemnification for liability arising under the 1933 Act may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission ("SEC") such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 26. Business and Other Connections of the Investment Adviser

     To the knowledge of the Registrant, none of the directors or officers of BA Advisors, the adviser to the Registrant's portfolios, or BACAP, INVESCO, Putnam, Marsico Capital, Brandes or MacKay Shields, the investment sub-advisers, except those set forth below, are or have been, at any time during the past two calendar years, engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with, and engage in business for, the company that owns all the outstanding stock (other than directors' qualifying shares) of BA Advisors, BACAP or Marsico Capital, respectively, or other subsidiaries of Bank of America Corporation.

     (a) BA Advisors performs investment advisory services for the Registrant and certain other customers. BA Advisors is a wholly-owned subsidiary of Bank of America, N.A. ("Bank of America"), which in turn is a wholly-owned banking subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment adviser is incorporated by reference to Form ADV filed by BA Advisors with the SEC pursuant to the Investment Advisers Act of 1940, as amended (the "Advisers Act") (file no. 801-49874).

     (b) BACAP performs investment sub-advisory services for the Registrant and certain other customers. BACAP is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by BACAP (formerly TradeStreet Investment Associates, Inc.) with the SEC pursuant to the Advisers Act (file no. 801-50372).

     (c) INVESCO performs investment sub-advisory services for the Registrant and certain other customers. INVESCO is a division of INVESCO Global, a publicly traded investment management firm and a wholly-owned subsidiary of AMVESCAP PLC, a publicly traded UK financial holding company that engages through its subsidiaries in the business of international investment management. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by INVESCO with the SEC pursuant to the Advisers Act (file no. 801-54192).

     (d) Putnam performs investment sub-advisory services for the Registrant and certain other customers. Putnam is a wholly-owned subsidiary of Putnam Investments, Inc., an investment management firm which, except for shares held by employees is owned by Marsh & McLennan Companies, a publicly traded professional services firm that engages through its subsidiaries in the business of investment management. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Putnam with the SEC pursuant to the Advisers Act (file no. 801-7974).

     (e) Marsico Capital performs investment sub-advisory services for the Registrant and certain other customers. Marsico Capital is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Marsico Capital with the SEC pursuant to the Advisers Act (file no. 801-54914).

     (f) Brandes performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Brandes with the SEC pursuant to the Advisers Act (file no. 801-24896).

     (g) MacKay Shields performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by MacKay Shields with the SEC pursuant to the Advisers Act (file no. 801-5594).

ITEM 27. Principal Underwriters

     (a) Stephens, placement agent for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as distributor for Nations Fund Trust, Nations Fund, Inc., Nations Reserves, Nations Separate Account Trust, Nations Funds Trust, Wells Fargo Funds Trust, Wells Fargo Variable Trust, Barclays Global Investors Funds, Inc. and is the exclusive placement agent for Wells Fargo Core Trust and Master Investment Portfolio, all of which are registered open-end management investment companies, and has acted as principal underwriter for the Liberty Term Trust, Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc., Nations Balanced Target Maturity Fund, Inc. and Hatteras Income Securities, Inc., closed-end management investment companies.

     (b) Information with respect to each director and officer of the placement agent is incorporated by reference to Form ADV filed by Stephens with the SEC pursuant to the 1940 Act (file No. 501-15510).

     (c) Not applicable.

ITEM 28. Location of Accounts and Records

     (1) BA Advisors, One Bank of America Plaza, Charlotte, NC 28255 (records relating to its function as investment adviser and co-administrator).

     (2) BACAP, One Bank of America Plaza, Charlotte, NC 28255 (records relating to its function as investment sub-adviser).

     (3) INVESCO, 1315 Peachtree Street, N.E., Atlanta, GA 30309 (records relating to its function as investment sub-adviser).

     (4) Putnam, One Post Office Square, Boston, MA 02109 (records relating to its function as investment sub-adviser).

     (5) Marsico Capital, 1200 17th Street, Suite 1300, Denver, CO 80202 (records relating to its function as investment sub-adviser).

     (6) Brandes, 11988 El Camino Real, Suite 500, San Diego, CA 92130 (records relating to its function as investment sub-adviser).

     (7) MacKay Shields, 9 West 57th Street, New York, New York, 10019 (records relating to its function as investment sub-adviser).

     (8) Stephens, 111 Center Street, Little Rock, AR 72201 (records relating to its function as placement agent and co-administrator).

     (9) BNY, 15 Broad Street, New York, NY 10286 (records relating to its function as custodian, sub-administrator and foreign custody manager).

ITEM 29. Management Services

          Not Applicable

ITEM 30. Undertakings

          Not Applicable

                                   Signatures
                                   ----------

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas on the 29th day of April, 2002.

                                             NATIONS MASTER INVESTMENT TRUST


                                             By:              *
                                                 -------------------------------
                                                    A. Max Walker
                                                    President and Chairman
                                                    of the Board of Trustees


                                             By: /s/Richard H. Blank, Jr.
                                                 -------------------------------
                                                    Richard H. Blank, Jr.
                                                    *Attorney-in-Fact

                                  EXHIBIT INDEX

                         Nations Master Investment Trust
                               File No. 811-09347

Exhibit No.    Description
-----------    -----------

99.23(d)(2)    Investment Advisory Agreement between BA Advisors and Nations
               Master Investment Trust

99.23(d)(6)    Sub-Advisory Agreement among BA Advisors, BACAP and Nations
               Master Investment Trust

99.23(d)(10)   Sub-Advisory Agreement among BA Advisors, Marsico Capital
               Management, LLC ("Marsico Capital") and Nations Master Investment
               Trust

99.23(f)(1)    Deferred Compensation Plan

99.23(g)(1)    Amended and Restated Custody Agreement between Nations Master
               Investment Trust and The Bank of New York ("BNY")

99.23(h)(1)    Co-Administration Agreement among Nations Master Investment
               Trust, Stephens Inc. ("Stephens") and BA Advisors

99.23(h)(3)    Sub-Administration Agreement among Nations Master Investment
               Trust, BNY and BA Advisors

99.23(h)(5)    Placement Agency Agreement between Nations Master Investment
               Trust and Stephens

99.23(h)(7)    Amended and Restated Foreign Custody Manager Agreement between
               BNY and the Nations Funds Family

99.23(p)(2)    BA Advisors and BACAP Code of Ethics

99.23(p)(5)    Marsico Capital Code of Ethics